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Exhibit 22.1

# Management Proxy Circular

**ANNUAL MEETING – MAY 6, 2021**

Magna International Inc.

# Forward. For all.

DEAR FELLOW SHAREHOLDERS,

Around ten years ago, the term "black swan" became known to many of us for the first time; in 2020, a true black swan event became a devastating part of our reality. Although all of us have been affected, the devastation of COVID-19 has hit some much harder than others in terms of physical, emotional and economic well-being, as well as in terms of loss of family or friends. As with every company, the Magna family has experienced loss during the pandemic and our hearts go out to all those who have suffered due to COVID.

Challenging situations often bring out the best in people; the challenges posed by COVID certainly demonstrated the "best" in Magna's employees, as well as its culture. From the earliest days of the pandemic, the company was aligned on the need to preserve employee economic well-being during the mandatory stay at home periods. Once in a position to plan for resumption of production, Magna's medical staff and managers worked tirelessly to develop and implement health and safety protocols which enabled the safe restart that took place in the second half of the year. These protocols, consolidated in Magna's Smart Start Playbook, were shared publicly, including with customers and suppliers, to promote health and safety throughout the automotive value chain. Throughout the pandemic, both Magna and its employees selflessly supported local communities – including by providing personal protective equipment to local frontline health care heroes. When automotive production resumed in the second half of the year, Magna's employees demonstrated their strength and resilience – returning to newly reconfigured workspaces and new routines, their incredible efforts were critical to the company's seamless, profitable restart which resulted in strong third quarter and record fourth quarter results.

While COVID-19 unquestionably defined 2020, it does not tell the entire story of the year. For example, in spite of the pandemic, Magna continued to make progress on its long-term strategy centred on the 'car of the future'. Notable strategic achievements in 2020 included the:

■
joint venture with LG Electronics for e-motors and inverters, as well as for complete e-drive systems for certain automakers; and

■
unique business model with Fisker Inc. covering electric vehicle platform, electrical/electronic architecture, vehicle engineering and manufacturing, as well as the complete advanced driver assistance system, for the Fisker Ocean electric SUV.

These achievements bear Swamy Kotagiri's imprint and are examples of the type of impact he has been having on Magna since he became the company's Chief Technology Officer in 2014. Swamy's innovative approach, strategic thinking, strong command of the business and sound judgment were factors that led the Board to select him to succeed Don Walker as Chief Executive Officer. As you are already aware, Don retired at the end of 2020, after a successful 33-year Magna career in which Magna grew to be one of the largest global automotive suppliers, one of Fortune's World's Most Admired Companies, and a perennial winner of customer, industry and technology awards. On behalf of the Board and shareholders, I extend sincere appreciation and thanks to Don for all he has done for the company over his career.

Despite the disruption caused by COVID, the leadership transition was seamless and the Board is excited to see Swamy well on his way in guiding Magna to its next phase of success in a dynamic, rapidly evolving industry.

As you read this Circular and the accompanying Annual Report, I hope you will take note of many other significant developments at Magna during 2020, including:

■
strong second-half operating performance and solid total shareholder return performance for the year as a whole;

■
the Board's voluntary, 20% reduction in annual Board retainer for the first-half of 2020;

■
initiation of the next phase of Board renewal, including through the recruitment of Mary Lou Maher to serve as an Independent Director upon her election at the Meeting;

■
continued enhancement of the company's corporate governance practices, such as through adoption of a Board Diversity Policy targeting gender parity (ranging between 40 and 60%);

■
progress in Magna's workplace diversity initiatives, including through the creation of a Diversity & Inclusion Council and formalized of employee resource groups;

■
resilient leadership development and succession practices, which facilitated smooth and seamless transitions of multiple senior leaders during the year;

■
continued progress with the company's sustainability strategy;

■
corporate governance enhancements to terms of employment for Magna's executives, including introduction of a 2x cap on short-term incentive compensation, enhanced Board authority in setting profit sharing percentages, expanded compensation clawbacks and discontinuation of personal use of corporate aircraft; and

■
fulfilment of our promise to migrate compensation for successor executives to median pay levels as compared to the company's compensation peer group.

You will also read that one of the directors on the Board, Scott Bonham, has opted not to stand for re-election at the Meeting. Scott has provided vital insights and perspectives as a director since 2013, particularly in matters related to technology and disruption. While Scott's retirement from the Board leaves a skills gap that will need to be filled, he will continue supporting Magna in a consulting capacity. On behalf of the Board and shareholders, I want to thank Scott for his valued and valuable contributions.

The Board appreciates the enormous trust shareholders have placed in us. The challenges faced, lessons learned, insights gained and changes implemented throughout 2020 have made Magna even stronger. We are confident and excited about Magna's future and we look forward to playing our role on your behalf in driving continued success. We trust you share our optimism and look forward to your continued support at our virtual-only annual Meeting on May 6, 2021.

Sincerely,

William L. Young
 Chairman

Proxy Summary

In this summary, we highlight certain information you will find in various parts of the management information circular/proxy statement (the "Circular") which follows. This summary does not contain all of the information that you should consider. Please review the entire Circular carefully before casting your vote.

Business of the Meeting

	Business of the Meeting	Board Vote Recommendation	For More Information
1	Receive the audited consolidated financial statements and the report of the auditors for the year ended December 31, 2020	N/A	Page 13

2	Vote on electing the directors for the ensuing year	FOR	Page 14

3	Vote on reappointing the auditors and authorizing the Audit Committee to set their remuneration	FOR	Page 29

4	Vote on the advisory, non-binding resolution on Magna's approach to executive compensation ("Say on Pay")	FOR	Page 31

Selected 2020 Financial Results

Proxy Summary       1

Election of Directors – 2021 Nominees

Additional information about the Nominees, including their biographies, skills and compensation can be found starting on page 14 of the Circular.

2       Proxy Summary

Reappointment of Deloitte

Deloitte, an Independent Registered Public Accounting Firm, was first appointed Magna's independent auditors on May 8, 2014 and has audited Magna's consolidated financial statements for the fiscal years ended December 31, 2014 and after. Deloitte reports directly to the Audit Committee, which oversees the firm's work, evaluates its performance and sets its compensation.

The Audit Committee believes that Deloitte provides value to Magna's shareholders through its methodical, independent challenge to Magna's external financial reporting. Deloitte's audit approach is based on an audit risk assessment, which is continuously updated throughout the year. Audit risks identified in the risk assessment are addressed through pin-pointing audit procedures which reflect Deloitte's understanding of Magna-specific factors as well as the general business environment in which Magna operates. The firm's communications to the Audit Committee demonstrate strong audit quality, professional skepticism and innovation in the audit, including through the effective use of data analytics. The Audit Committee is satisfied that Deloitte's integrated audit team consists of audit professionals and specialists who are qualified and experienced to provide audit services in the regions in which Magna operates. The firm has demonstrated a commitment to promoting a learning culture within its own team and sharing the firm's insights, perspectives and best practices with the Audit Committee, the Board, internal audit, as well as management and Magna's finance teams.

Additional information about Deloitte, including its independence, services and fees can be found starting at page 29 of the Circular.

Compensation Structure

Magna's executive compensation framework has been structured to promote effective short- and long-term decision-making through balanced incentives aimed at profitable growth in a lean manufacturing business, as well as long-term value creation in a rapidly evolving industry. Some of the ways we seek to achieve these objectives include:

Compensation Framework Feature	Purpose

Minimal fixed compensation	■ Low base salaries and highly variable compensation help create an owner's mindset
 ■      Motivates managers to achieve consistent profitability in order to maintain consistent compensation
■ Incents profit growth to grow compensation

Performance-conditioned profit sharing bonus / STI	■ Promotes entrepreneurialism
 ■      Drives strong managerial focus on lean/efficient operations through effective management of costs
■ Connects compensation to the operational impact of everyday decisions

Performance-conditioned multi-metric LTI	■ ROIC PSUs incent efficient capital allocation and value creation
 ■      rTSR PSUs create sensitivity to stock market performance and return of capital to shareholders, in the form of dividends, as well as alignment with shareholders
■      Capped PSU payouts help mitigate risk by promoting responsible decision-making and discouraging excessive risk-taking
■ Stock options incent absolute TSR growth

No pensions / retirement benefits	■ Reinforces an owner's mindset and incents long-term growth in equity value as a pension-alternative

Significant share maintenance requirement	■ Reinforces an owner's mindset ■ Alignment with shareholders ■ Helps mitigate risk

Benefits	■ Substantially consistent with those of other employees in the same office/jurisdiction

Proxy Summary       3

2020 CEO Compensation

Target total direct CEO compensation for 2020 had previously been set by the CGCNC at $19.830 million, unchanged from the 2019 target. Consistent with the framework described above, compensation for Magna's CEO during 2020, Donald Walker, comprised a significantly below-market base salary, a profit-driven STI, as well as LTIs tied to value-creation on both an absolute basis and relative to industry peers. Mr. Walker's base salary and target STI represented 40% of his target total direct compensation (TDC) $19.830 million, with target LTI values representing 60% of such target amount. Mr. Walker's TDC was set by the Board in 2017 and was held at that level through the end of 2020, when he retired. Mr. Walker did not receive any severance or retirement compensation, nor any non-contractual amount in relation to his retirement.

	TARGET TDC ($)	2020 TDC ($)	2020 TDC VS TARGET TDC

Base Salary	325,000	325,000

STI	7,600,000	4,126,000

LTIs (at target)
ROIC PSUs	4,760,000	4,760,000	-17.5%
rTSR PSUs	2,380,000	2,380,000
Stock Options	4,760,000	4,760,000

Total	19,830,000	16,351,000

Early in 2021, the CGCNC reviewed the impact of COVID-19 on Magna's compensation programs. While this review included an assessment of the company's operating, financial and stock market performance for 2020, a critical element of it was the manner in which Executive Management (including Mr. Walker) addressed compensation for Magna's employees and non-executive managers during the pandemic. A full discussion of the CGCNC's review and all of the factors considered is contained in the Compensation and Performance Report beginning on page 32 of the Circular. Based on its review, the CGCNC applied discretion to add-back to the bonus base for STIs certain amounts related to restructuring and impairment charges recorded in 2020 substantially as a result of COVID-19, while also deducting from the bonus base certain amounts to ensure there was no compensation benefit related to the net amount of COVID-related government grants. Included in Mr. Walker's STI is $1.414 million resulting from these adjustments, although Mr. Walker's STI was 46% below target even after the adjustment is taken into account. No changes were made to Mr. Walker's base salary or LTIs due to the impact of COVID-19.

Pay for Performance

The pay for performance graph below depicts the strong alignment between CEO compensation and TSR performance against the companies in Magna's executive compensation peer group, over a three-year period.

4       Proxy Summary

The CGCNC recommends that you consider CEO compensation in the context of company performance over different time periods. The Compensation and Performance Report which starts at page 32 of the Circular presents the CGCNC's perspective. A full discussion of our approach to executive compensation can be found starting on page 41 of the Circular.

2021 CEO Compensation Setting

As noted above, Donald Walker retired as our Chief Executive Officer on December 31, 2020, after a 33-year career with the company and was succeeded by Seetarama S. Kotagiri, whose selection was announced late in October 2020. In connection with this planned leadership transition, the CGCNC set 2021 compensation terms for Mr. Kotagiri based on the principle that target compensation should be roughly at the median of Magna's executive compensation peer group. Mr. Kotagiri's 2021 target was set at $12.0 million, as against a peer group median of around $15.5 million, with the intent to increase that target to the median based on demonstrated achievements in the role.

In addition, the CGCNC implemented the following corporate governance enhancements to compensation terms for Mr. Kotagiri and other members of Executive Management:

  ■
  a 2x cap on the profit sharing STI;
  ■
  elimination of the 12-month notice period to reset the STI/profit sharing percentage;
  ■
  an expanded compensation clawback; and
  ■
  discontinuation of personal use of corporate aircraft.

A complete discussion of 2021 compensation setting can also be found in the Compensation and Performance Report beginning on page 32 of the Circular.

Corporate Governance

The highlights of our approach to corporate governance are as follows:

CORPORATE GOVERNANCE OVERVIEW

Active Board engagement in, and approval of strategy	✓	Annual director election; no slate ballots	✓

Broad oversight of risk	✓	Majority voting policy and prompt disclosure of vote results	✓

Strong oversight of management succession planning	✓	Advance Notice By-Law	✓

Active shareholder engagement	✓	Independent Board Chair	✓

Commitment to culture of ethics and compliance	✓	100% of Board Committee members are independent	✓

Diverse range of Nominee skills, expertise and backgrounds	✓	Committees with full authority to retain independent advisors	✓

Board Diversity Policy with Gender Parity Target	✓	Director orientation and continuing education	✓

Director tenure guideline	✓	Rigorous annual Board/Director effectiveness evaluation	✓

Limitation on director interlocks	✓	Equity maintenance requirement and mandatory deferral of director fees creates alignment with shareholders	✓

Annual Say on Pay vote	✓	Anti-hedging restrictions for directors, officers and employees	✓

A full discussion of our approach to corporate governance can be found starting on page 67 of the Circular.

Proxy Summary       5

Sustainability

At Magna, we recognize the reality of climate change and its impact on the planet. As a result, we are focused on doing the right things today so that our corporate interests do not come at the expense of the viability of life for the generations that follow.

Our Sustainability Report, which is appended to our Annual Information Form / Annual Report on Form 40-F, aims to provide our stakeholders with a better understanding of how we approach the creation of sustainable, long-term value and our management of sustainability-related risks. The report has been structured to align with the Task Force on Climate-Related Financial Disclosures (TCFD) framework, as well as the Sustainability Accounting Standards Board's (SASB) Auto Parts accounting standard, where possible. Applicable SASB and other metrics are as follows:

TOPIC	SASB CODE	METRIC	UNIT OF MEASURE	MAGNA 2020 DATA(1)

GHG Emissions	—	Scope 1 & 2 emissions	Metric Tons (t) CO2e	1,620,090 t

Energy Management	TR-AP-130a.1	Aggregate amount of energy consumed	Gigajoules (GJ) MegaWatt hours (MWh)	18,169,048 GJ 5,046,958 MWh

		% of energy consumed supplied from electrical grid	Percentage (%)	59.0%

		% of energy consumed that is renewable energy	Percentage (%)	11.9%

		Energy intensity	MegaWatt hours (MWh) / Sales (USDm)	155 MWh / USDm

	—	Energy intensity reduction target	MegaWatt hours (MWh) / Sales (USDm)	≥2% p.a.

Waste Management	TR-AP-150a.1	Aggregate amount of waste generated from manufacturing operations	Metric Tons (t)	965,677 t

		% of waste generated that is hazardous	Percentage (%)	4.9%

		% of waste generated that was recycled	Percentage (%)	91.5%

		% hazardous waste diverted from landfill	Percentage (%)	84.0%

	—	Waste diversion from landfill target	Percentage (%)	≥95% p.a.

Water Management	—	Annual water withdrawals	Megalitres (ML)	6,351 ML

		Water reduction target	Percentage (%)	1.5% p.a. 15% by 2030 (vs. 2019)

Environmental Management	—	Annual remediation expenses	Reporting Currency (USD)	<$1.0m

		Aggregate remediation balance for known events	Reporting Currency (USD)	$10.8m

Competitive Behaviour	TR-AP-520a.1	Total amount of monetary losses incurred as a result of legal proceedings associated with anti-competitive behaviour regulations	Reporting Currency (USD)	NIL

Health and Safety	—	Accident frequency rate	1.0 = 1 injury / illness per 5,000 employees working 1 million hours	0.42

		Accident severity rate	10.0 = 50 lost work days over the course of 1 million hours	5.11

Gender Diversity	—	% of employees who are women(2)	Percentage (%)	26%

		% women in Critical Positions	Percentage (%)	15%

		% Women on the Board of Magna	Percentage (%)	36% (2020) 42% (2021)

Notes:

1.
2020 data with respect to Water Withdrawals, Emissions, Energy Management, and Waste Management is preliminary.

2.
Wholly-owned operations only.

6       Proxy Summary

Contents

Management Information Circular/Proxy Statement

9 Voting Information
10 How To Vote Your Shares

Business of the Meeting

13 **Financial Statements**
14 **Election of Directors**
16 Nominee Skills and Expertise
19 Biographies of 2021 Nominees
25 Director Compensation
29 **Reappointment of Deloitte as Magna's Independent Auditors**
31 **Say on Pay**
32 Compensation and Performance Report
41 Compensation Discussion & Analysis
60 Summary Compensation Table
63 Incentive Plans and Awards

Corporate Governance

67 **Corporate Governance at Magna**
68 **Governance Environment**
69 **About the Board**
70 **Board Independence**
75 **Board Effectiveness**
80 **Shareholder Democracy and Engagement**
81 **Ethical Conduct**
82 **Sustainability at Magna**
83 **Board Committees and Committee Reports**
83 Report of the Audit Committee
86 Report of the Corporate Governance, Compensation and Nominating Committee
88 Report of the Technology Committee

Additional Information

90 Additional Information
92 Definitions and Interpretation

Notice of Annual Meeting of Shareholders

Date:	Thursday, May 6, 2021
Time:	10:00 a.m. (Toronto time)
Place:	Virtual-only meeting via live audio webcast online at www.virtualshareholdermeeting.com/mga2021
We have opted to hold a virtual-only meeting, conducted via live audio webcast, in which shareholders will have an equal opportunity to participate online regardless of geographic location.
Shareholders can submit questions or comments ahead of the Meeting via ProxyVote.com. Simply visit www.ProxyVote.com, enter your Control Number, Vote your Shares and ask your Pre-Meeting Questions.

You are receiving this notice of Magna's Annual Meeting of Shareholders (the "Meeting") since you held Magna Common Shares at the close of business on March 19, 2021. You are entitled to vote your shares at the Meeting, which is being held to:

1.	receive Magna's consolidated financial statements and the report of independent registered public accounting firm thereon for the fiscal year ended December 31, 2020;
2.	elect twelve directors;
3.	reappoint Deloitte LLP as our independent auditors and authorize the Audit Committee to fix the independent auditors' remuneration;
4.
vote, in an advisory, non-binding manner, on Magna's approach to executive compensation ("Say on Pay") described in the accompanying Management Information Circular/Proxy Statement (the "Circular"); and
5.	transact any other business that may properly come before the Meeting.

The Circular relating to the Meeting contains more information on the matters to be addressed at the Meeting. The section of the Circular titled "How to Vote Your Shares" contains detailed information to help you understand how to vote your shares within the applicable time limits. The time limit for deposit of proxies may be waived or extended by the Chair of the Meeting at his or her discretion.

Magna has elected to use the Notice and Access rules permitted by Canadian securities regulators to deliver the Circular to both our registered and non-registered shareholders. This means that instead of receiving the Circular by mail, shareholders will receive a written notification with instructions on how to access the Circular online, together with a form of proxy or voting instruction form, as applicable. The Circular is available on our website at magna.com, on SEDAR at sedar.com and on EDGAR at sec.gov.

By order of the Board of Directors.

March 25, 2021	BASSEM A. SHAKEEL
Aurora, Ontario	Vice-President and Corporate Secretary

Management Information Circular/Proxy Statement

This Circular is being provided to you in connection with the Annual Meeting of Magna's shareholders (the "Meeting"), which will be held on Thursday, May 6, 2021 commencing at 10:00 a.m. (Toronto time) via live audio webcast online at www.virtualshareholdermeeting.com/mga2021.

Voting Information

Record Date	March 19, 2021 is the record date for the Meeting (the "Record Date"). Only holders of our Common Shares as of the close of business on the Record Date are entitled to receive notice of and vote at the Meeting.
Outstanding Shares, Votes and Quorum
As of the Record Date, 301,361,002 Magna Common Shares were issued and outstanding. Each Magna Common Share is entitled to one vote. A quorum of shareholders is needed to hold the Meeting and transact business. Under our by-laws, quorum means at least two persons holding, or representing by proxy, at least 25% of our outstanding Common Shares.
Principal Shareholders	To our knowledge, no shareholder beneficially owns or exercises control or direction, directly or indirectly, over 10% or more of Magna's Common Shares outstanding as at the Record Date.

SHAREHOLDER GROUP	NUMBER OF SHARES	PERCENTAGE OF SHARES

Public Shareholders	280,412,825	93.0

Magna Directors and Executive Officers (N = 22)	1,261,564	0.4

Magna Employee Deferred Profit Sharing Plans (Canada, U.S., Europe)	19,686,613	6.5

To the best of our knowledge, all of these shares will be voted FOR the election of directors, the re-appointment of the auditors and the "Say on Pay" advisory resolution.

Individual Voting	At the Meeting, shareholders will vote for each nominee for election to the Board, individually. We do not use slate voting.
Majority Voting	We maintain a majority voting policy which is described under "Corporate Governance" and each nominee for election to the Board has agreed to abide by such policy.
Voting Results	Detailed voting results will be promptly disclosed in a press release issued and filed on the Meeting date.

You may request a paper copy of the Circular, at no cost, up to one year from the date the Circular was filed on SEDAR. You may make such a request at any time prior to or following the Meeting by contacting Broadridge at 1-877-907-7643 (Toll Free for Registered Shareholders and Non-Registered/Beneficial Shareholders – North America) or Direct 1-303-562-9305 (English) / 1-303-562-9306 (French) (Other countries) and follow the instructions. Shareholders who have already signed up for electronic delivery of proxy materials will continue to receive them by e-mail.

Voting Information       9

How To Vote Your Shares

Your Vote Is Important	Your vote is important. This Circular tells you who can vote, what you will be voting on and how to vote. Please read the information below to ensure your shares are properly voted. Since the meeting is being held as a virtual-only meeting, there are differences in how the Meeting will be conducted compared to an in-person meeting. However, shareholders will have an equal opportunity to participate at the meeting online, regardless of geographic location.
Registered vs. Non-Registered Shareholder
How you vote your shares depends on whether you are a registered shareholder or a non-registered shareholder. In either case, there are different ways to vote, but shareholders will not be able to attend the Meeting and vote in person since it will be a virtual-only meeting.

Registered Shareholder: You are a registered shareholder if you hold one or more share certificates which indicate your name and the number of Magna Common Shares which you own. As a registered shareholder, you will receive a form of proxy from Broadridge Investor Communications Corporation representing the shares you hold. If you are a registered shareholder, refer to "How to Vote – Registered Shareholders".

Non-Registered Shareholder: You are a non-registered shareholder if a securities dealer, broker, bank, trust company or other nominee holds your shares for you, or for someone else on your behalf. As a non-registered shareholder, you will most likely receive a Voting Instruction Form from Broadridge Investor Communications Corporation, although in some cases you may receive a form of proxy from the securities dealer, broker, bank, trust company or other nominee holding your shares. If you are a non-registered shareholder, refer to "How to Vote – Non-Registered Shareholders".
Proxies Are Being Solicited by Management
Management is soliciting your proxy in connection with the matters to be addressed at the Meeting (or any adjournment(s) or postponement(s) thereof) to be held at the time set out in the accompanying Notice of Annual Meeting. We will bear all costs incurred in connection with Management's solicitation of proxies, including the cost of preparing and delivering this Circular and accompanying materials. In addition to the use of mail and e-mail, some our officers and employees may (for no additional compensation) also directly solicit proxies by phone, fax or other electronic methods. Banks, brokerage houses and other custodians, nominees or fiduciaries will be requested to forward proxy solicitation material to the persons on whose behalf they hold Magna shares and to obtain authorizations for the execution of proxies. These institutions will be reimbursed for their reasonable expenses in doing so.

10       Voting Information

These securityholder materials are being sent to both registered and non-registered owners of Magna Common Shares.

HOW TO VOTE – REGISTERED SHAREHOLDERS	HOW TO VOTE – NON-REGISTERED SHAREHOLDERS

If you are a registered shareholder, you may vote either by proxy or by completing an online ballot during the Meeting.

 Submitting Votes by Proxy

There are four ways to submit your vote by proxy:

       smartphone       internet       mail       telephone

The form of proxy contains instructions for each of these methods.

If you are voting by smartphone, internet or telephone, you will need the pre-printed Control Number on your form of proxy.

A proxy submitted by mail must be in writing, dated the date on which you signed it and be signed by you (or your authorized attorney). If such a proxy is being submitted on behalf of a corporate shareholder, the proxy must be signed by an authorized officer or attorney of that corporation. If a proxy submitted by mail is not dated, it will be deemed to bear the date on which it was sent to you.

If you are voting your shares by proxy, you must ensure that your completed, signed and dated proxy form or your smartphone, internet or telephone vote is received by Broadridge Investor Communications not later than 5:00 p.m. (Toronto time) on May 4, 2021. If the Meeting is adjourned or postponed, you must ensure that your completed and signed proxy form or your smartphone, internet or telephone vote is received by Broadridge not later than 48 hours (excluding Saturdays, Sundays and holidays) prior to the time of the Meeting.

 Appointment of Proxyholder

 Unless you specify otherwise or appoint a proxyholder, the Magna officers whose names are pre-printed on the form of proxy will vote your shares:

 ■      FOR the election to the Magna Board of Directors of all of the nominees named in this Circular;

 ■      FOR the reappointment of Deloitte as Magna's independent auditors and the authorization of the Audit Committee to fix the independent auditors' remuneration; and

 ■      FOR the advisory resolution to accept the approach to executive compensation disclosed in this Circular.

 You have the right to appoint someone else (who need not be a shareholder) as your proxyholder; however, if you do, that person must vote your shares on your behalf during the virtual Meeting. To appoint someone else as your proxyholder, insert the person's name in the space provided on the form of proxy and provide an appointee identification number as indicated.
If you are a non-registered shareholder, the intermediary holding on your behalf (and not Magna) has assumed responsibility for (i) delivering these materials to you and (ii) executing your proper voting instructions.

 Submitting Voting Instructions

There are four ways to submit your vote by Voting Instruction Form:

       smartphone       internet       mail       telephone

The Voting Instruction Form contains instructions for each of these methods.

If you are a non-registered shareholder and have received a Voting Instruction Form from Broadridge Investor Communications, you must complete and submit your vote by smartphone, internet, mail or telephone, in accordance with the instructions on the form.

Your completed, signed and dated Voting Instruction Form or your smartphone, internet or telephone vote must be received by Broadridge not later than 5:00 p.m. (Toronto time) on May 4, 2021. If the Meeting is adjourned or postponed, you must ensure that your completed, signed and dated Voting Instruction Form or your smartphone, internet or telephone vote is received by Broadridge not later than 48 hours (excluding Saturdays, Sundays and holidays) prior to the time of the Meeting. If a Voting Instruction Form submitted by mail or fax is not dated, it will be deemed to bear the date on which it was sent to you.

Additionally, Magna may use Broadridge's QuickVote™ service to assist beneficial shareholders with voting their shares. Broadridge will tabulate the results of all the instructions received and then provide the appropriate instructions respecting the shares to be represented at the Meeting.

In some cases, you may have received a form of proxy instead of a Voting Instruction Form, even though you are a non-registered shareholder. Such a form of proxy will likely be stamped by the securities dealer, broker, bank, trust company or other nominee or intermediary holding your shares and be restricted as to the number of shares to which it relates. In this case, you must complete the form of proxy and submit it to Broadridge as described to the left under "How to Vote – Registered Shareholders – Submitting Votes By Proxy".

If you choose to vote by proxy, you are giving the person (referred to as a "proxyholder") or people named on your form of proxy the authority to vote your shares on your behalf at the Meeting (including any adjournment or postponement of the Meeting).

Voting Information       11

HOW TO VOTE – REGISTERED SHAREHOLDERS (cont'd)	HOW TO VOTE – NON-REGISTERED SHAREHOLDERS (cont'd)

Appointment of Proxyholder (cont'd)

You may indicate on the form of proxy how you want your proxyholder to vote your shares, or you can let your proxyholder decide for you. If you do not specify on the form of proxy how you want your shares to be voted, your proxyholder will have the discretion to vote your shares as they see fit.

The form of proxy accompanying this Circular gives the proxyholder discretion with respect to any amendments or changes to matters described in the Notice of Annual Meeting and with respect to any other matters which may properly come before the Meeting (including any adjournment or postponement of the Meeting). As of the date of this Circular, we are not aware of any amendments, changes or other matters to be addressed at the Meeting.

 Voting Online During the Meeting

The Meeting will be held virtually via internet webcast. As a registered shareholder, you or your duly appointed proxyholder, will be able to cast votes and ask questions during the Meeting. To do so, you or your duly appointed proxyholder can access the Meeting on May 6, 2021 at 10:00 am (Toronto time) by visiting www.virtualshareholdermeeting.com/mga2021. To participate in the Meeting, registered shareholders will need the control number pre-printed on the form of proxy. Duly appointed proxyholders will need the appointee identification number provided in the form of proxy by the registered holder of the shares being represented.

If you vote online during the Meeting and had previously completed and returned your form of proxy, your proxy will be automatically revoked and any votes you cast on a poll at the Meeting will count.

 Revoking a Vote Made by Proxy

You have the right to revoke a proxy by ANY of the following methods:

 ■      Vote again by phone, internet or smartphone not later than 5:00 p.m. (Toronto time) on May 4, 2021 (or not later than 48 hours (excluding Saturdays, Sundays and holidays) prior to the time of the adjourned or postponed Meeting);

 ■      Deliver by mail another completed and signed form of proxy, dated later than the first form of proxy, such that it is received by Broadridge not later than 5:00 p.m. (Toronto time) on May 4, 2021 (or not later than 48 hours (excluding Saturdays, Sundays and holidays) prior to the time of the adjourned or postponed Meeting);

 ■      Deliver to us at the following address a signed written notice revoking the proxy, provided it is received not later than 5:00 p.m. (Toronto time) on May 5, 2021 (or not later than 5:00 p.m. on the last business day prior to the date of the adjourned or postponed Meeting):

                Magna International Inc.
                337 Magna Drive
                Aurora, Ontario, Canada L4G 7K1
Attention: Corporate Secretary
Voting Online During the Meeting

If you have received a Voting Instruction Form and wish to vote online during the Meeting, you must first appoint yourself as a proxyholder by completing, signing and returning the Voting Instruction Form or completing the equivalent electronic form online, in each case and returning it to Broadridge not later than 5:00 pm (Toronto time) on May 4, 2021.

If you have received a form of proxy and wish to vote online during the Meeting, you must insert your name in the blank space provided on the form of proxy. If you are voting your shares by proxy, you must ensure that your completed and signed proxy form or your phone or internet or smartphone vote is received by Broadridge not later than 5:00 p.m. (Toronto time) on May 4, 2021.

If the Meeting is adjourned or postponed, you must ensure that your completed and signed Voting Instruction Form (or equivalent electronic form online) is received by Broadridge not later than 48 hours (excluding Saturdays, Sundays and holidays) prior to the time of the adjourned or postponed Meeting.

The Meeting will be held virtually via internet webcast. As a non-registered shareholder who has duly appointed yourself or someone else as proxyholder, you or your such duly appointed proxyholder will be able to cast votes and ask question during the Meeting. To do so, you or your duly appointed proxyholder can access the Meeting on May 6, 2021 at 10:00 am (Toronto time) by visiting www.virtualshareholdermeeting.com/mga2021. To participate in the Meeting, you will need the appointee identification number provided in the voting instruction form for the shares being represented.

If you have not appointed yourself as a proxyholder in accordance with the instructions on your Voting Instruction Form, you can participate in the Meeting as a guest. Guests will be able to listen to the Meeting proceedings, but will not be able to vote or ask questions.

 Revoking a Voting Instruction Form or Proxy

If you wish to revoke a Voting Instruction Form or form of proxy for any matter on which a vote has not already been cast, you must contact your securities dealer, broker, bank, trust company or other nominee or intermediary (for a form of proxy sent to you by such intermediary) and comply with any applicable requirements relating to the revocation of votes made by Voting Instruction Form or proxy.

12       Voting Information

Magna's consolidated financial statements for the fiscal year ended December 31, 2020, together with the report of independent registered public accounting firm on those statements, will be presented at the Meeting. No shareholder vote is required in connection with the foregoing. The report of independent registered public accounting firm on our financial statements for the fiscal year ended December 31, 2020 was unqualified and without reservation. Both of these items are contained in our 2020 Annual Report, which is available on our website at www.magna.com.
Selected financial results for 2020 are found below. However, we encourage shareholders to review our complete financial statements and the independent auditors' report thereon.

Business of the Meeting        13

The Board recommends that you vote FOR each of the 12 nominees.

NOMINEE OVERVIEW
NOMINEE		AGE	DIRECTOR SINCE	PRINCIPAL OCCUPATION	INDEPENDENCE(1)	FINANCIAL LITERACY	FINANCIAL EXPERTISE	COMMITTEE MEMBERSHIPS

	Peter G. Bowie	74	May 10, 2012	Corporate Director	I	✓	✓	Audit

	Mary S. Chan	58	August 10, 2017	Managing Partner of VectoIQ LLP and Corporate Director	I	✓		Technology

	Hon. V. Peter Harder, P.C.	68	January 10, 2020	Senator and Corporate Director	I	✓		CGCNC

	Seetarama S. Kotagiri(2)	52	January 1, 2021	Chief Executive Officer of Magna	M	✓		–

	Dr. Kurt J. Lauk	74	May 4, 2011	Co-Founder & President, Globe CP GmbH	I	✓	✓	Technology (Cmte Chair)

	Robert F. MacLellan	66	May 10, 2018	Chairman, Northleaf Capital Partners and Corporate Director	I	✓	✓	Audit (Cmte Chair)

	Mary Lou Maher	60	New Nominee	Corporate Director	I	✓	✓	–

	Cynthia A. Niekamp	61	May 8, 2014	Corporate Director	I	✓	✓	Audit

	William A. Ruh	59	May 11, 2017	Chief Executive Officer, Digital Lendlease Group	I	✓		Technology

	Dr. Indira V. Samarasekera	68	May 8, 2014	Senior Advisor, Bennett Jones LLP and Corporate Director	I	✓		CGCNC (Cmte Chair)

	Lisa S. Westlake	59	May 9, 2019	Corporate Director	I	✓	✓	CGCNC

	William L. Young	66	May 4, 2011	Board Chair and Corporate Director	I	✓	✓	–

Notes:

1.
I = Independent; M = Management

2.
Mr. Kotagiri was appointed as the Chief Executive Officer and a director of Magna effective January 1, 2021.

14       Business of the Meeting

Board Overview

Board's Role

Directors are elected by shareholders to act as stewards of the company. The Board is Magna's highest decision-making body, except to the extent certain rights have been reserved for shareholders under applicable law or Magna's articles of incorporation or by-laws. Among other things, the Board is responsible for appointing our Chief Executive Officer, overseeing Management, shaping and overseeing implementation of our long-term strategy, satisfying itself that material risks are being managed appropriately, reviewing and approving financial statements, establishing our systems of corporate governance and executive compensation, as well as overseeing our corporate culture. In fulfilling their duties, directors are required under applicable law to act in the best interests of the company.

2021 Nomination Process

Nominees for election at the Meeting include ten directors who were elected at our 2020 annual meeting of shareholders: Peter G. Bowie; Mary S. Chan; Hon. V. Peter Harder; Dr. Kurt J. Lauk; Robert F. MacLellan; Cynthia A. Niekamp; William A. Ruh; Dr. Indira V. Samarasekera; Lisa S. Westlake; and William L. Young. Additionally, two candidates are being nominated for the first time: Seetarama S. Kotagiri, who was appointed to the Board effective January 1, 2021, in conjunction with his appointment as Chief Executive Officer; and Mary Lou Maher, who was recruited as a new nominee as discussed below.

One current director who has served on the Board since 2012, Scott B. Bonham, is not standing for re-election at the Meeting and will retire from the Board at the end of his current term. Mr. Bonham has served as a consultant to Magna since January 1, 2018 and will continue supporting Magna in such capacity.

In recommending to the Board the nominees who currently serve as directors on our Board, the CGCNC considered a number of factors, including:

  ■
  the nominees' respective skills, expertise and experience, as well as the extent to which the nominees meet the minimum qualifications described above;
  ■
  results of the Board's annual self-assessment process, which incorporates both a self-evaluation and a peer review process;
  ■
  individual voting results from the 2020 annual meeting; and
  ■
  feedback from the Board's independent advisors and others.

Mary Lou Maher was put forward as a nominee after completion by the CGCNC of a candidate search which was assisted by the CGCNC's independent advisor. Following review of an updated Board skills matrix, consideration of Magna's strategic priorities and analysis of potential skills gaps in relation to those strategic priorities, the CGCNC sought candidates possessing strategic finance and audit expertise. The CGCNC believes that Ms. Maher's deep expertise as an auditor, as well as her financial expertise, make her a compelling candidate for service on Magna's Board. Subject to Ms. Maher's election at the Meeting, the Board intends to appoint her to the Audit Committee of the Board.

The CGCNC and the Board are confident that each of the twelve nominees:

  ■
  exceeds the minimum requirements set out in our Board Charter and the Business Corporations Act (Ontario) ("OBCA");
  ■
  has skills, experience and expertise that provide the Board with the necessary insight to effectively carry out its mandate; and
  ■
  will, if elected, provide responsible oversight as a steward of the corporation, including prudent oversight of Management.

Refer to "Nominees for Election to the Board" for detailed information regarding the skills, expertise and other relevant information which you should consider in casting your vote for each nominee.

Unless otherwise instructed, the Magna officers whose names have been pre-printed on the form of proxy or Voting Instruction Form intend to vote FOR each such nominee.

Business of the Meeting        15

Nominees for Election to the Board

Nominee Skills and Expertise

The CGCNC seeks to recruit candidates who reflect a diversity of skills, experience, perspectives and backgrounds which are relevant to Magna's business. While the specific mix may vary from time to time and alternative categories may be considered in addition to or instead of those below, the following skills matrix lists the types of experience generally sought by the CGCNC and includes each nominee's self-assessed ranking of his or her experience level for each item.

Accounting/Audit: technical expertise with financial statements and financial reporting matters; understanding of critical accounting policies, technical issues relevant to the internal and external audit, as well as internal controls.	➀	➂	➁	➂	➀	➀	➀	➁	➁	➂	➁	➂

Automotive: practical experience with automobile manufacturers or suppliers; solid understanding of industry dynamics on a global or regional basis; knowledge of World Class Manufacturing; or experience in comparable capital-intensive manufacturing industries.	➂	➀	➂	➀	➀	➂	➂	➀	➂	➂	➂	➁

Finance/Financial Advisory: senior financial management roles and/or financial advisory roles; expertise related to capital allocation, capital structure or capital markets.	➀	➂	➁	➁	➁	➀	➀	➀	➁	➂	➀	➁

Governance/Board: sophisticated understanding of corporate governance practices and norms; prior board experience; expertise with stakeholder management or engagement.	➀	➁	➀	➁	➁	➀	➁	➀	➁	➀	➀	➀

High-Growth Markets: a track record of operational success or other experience in markets other than North America and Western Europe, such as China.	➀	➀	➀	➀	➀	➂	➂	➀	➁	➁	➀	➂

Large Cap Company: board, management and/or other applicable experience with companies that have a market capitalization in excess of $10 billion.	➀	➀	➀	➀	➀	➀	➁	➀	➀	➀	➀	➀

Legal/Regulatory/Public Policy: experience with legal and regulatory compliance oversight; experience in relevant areas of government or public policy.	➁	➂	➀	➂	➁	➁	➁	➂	➀	➀	➁	➁

Mergers & Acquisitions ("M&A"): management or board-level experience with complex M&A in different industries and/or different geographic regions.	➀	➁	➂	➀	➀	➀	➁	➀	➁	➁	➀	➀

R&D/Innovation/Technology: domain expertise and skill in technology/innovation; practical experience with technological transformation and disruption.	➂	➀	➁	➀	➀	➂	➂	➁	➀	➀	➁	➂

Risk Oversight: practical expertise in risk governance, including enterprise risk management frameworks; knowledge/understanding of risk monitoring and mitigation.	➀	➁	➀	➁	➁	➀	➀	➁	➀	➁	➀	➁

Senior/Executive Leadership: demonstrated track record of leadership, mature judgment, operating success and value creation in complex organizations and/or in progressively challenging roles.	➀	➀	➀	➀	➀	➀	➀	➀	➀	➀	➀	➀

Strategy Development: board, senior management and/or other experience in strategy development, analysis or oversight.	➀	➀	➀	➀	➀	➀	➀	➀	➀	➀	➀	➀

Talent Management/Compensation: hands-on experience developing, managing, compensating and motivating employees.	➀	➀	➀	➀	➂	➀	➀	➀	➀	➁	➀	➁

Ranking Legend

➀
Significant expertise/experience

➁
Strong familiarity

➂
General understanding

16       Business of the Meeting

Nominee Independence

Eleven out of twelve, or 92%, of the nominees for election at the Meeting are independent. A summary of the independence determination for each nominee is set forth below:

NOMINEE	INDEPENDENT	NON- INDEPENDENT	BASIS FOR DETERMINATION

Peter G. Bowie	✓		No material relationship

Mary S. Chan	✓		No material relationship

Hon. V. Peter Harder	✓		No material relationship

Seetarama S. Kotagiri		✓	Management

Dr. Kurt J. Lauk	✓		No material relationship

Robert F. MacLellan	✓		No material relationship

Mary Lou Maher	✓		No material relationship

Cynthia A. Niekamp	✓		No material relationship

William A. Ruh	✓		No material relationship

Dr. Indira V. Samarasekera	✓		No material relationship

Lisa S. Westlake	✓		No material relationship

William L. Young	✓		No material relationship

Nominees' Meeting Attendance

Directors are expected to attend all Board meetings, as well as all meetings of standing Committees on which they serve, and are welcome to attend any other Committee meetings. However, we recognize that scheduling conflicts are unavoidable from time to time, particularly in the first year of a director's tenure, and also where meetings are called on short notice. Our Board Charter requires Directors to attend a minimum of 75% of regularly scheduled Board and applicable standing Committee meetings, except where an absence is due to medical or other valid reason. The nominees who served on the Board during 2020 achieved 99.5% attendance at all Board and applicable Committee meetings (in aggregate), as set forth below.

	BOARD		AUDIT(1)		CGCNC(1)		TECHNOLOGY(1)		TOTAL

NOMINEE	#	%	#	%	#	%	#	%	#	%

Peter G. Bowie	11/11	100	7/7	100	–	–	–	–	18	100

Mary S. Chan	11/11	100	–	–	–	–	4/4	100	15	100

Hon. V. Peter Harder	11/11	100	–	–	15/15	100	–	–	26	100

Dr. Kurt J. Lauk	11/11	100	–	–	–	–	4/4	100	15	100

Robert F. MacLellan	10/11(2)	91	7/7	100	–	–	–	–	17	94

Cynthia A. Niekamp	11/11	100	7/7	100	–	–	–	–	18	100

William A. Ruh	11/11	100	–	–	–	–	4/4	100	15	100

Dr. Indira V. Samarasekera	11/11	100	–	–	15/15	100	–	–	26	100

Lisa S. Westlake	11/11	100	–	–	15/15	100	–	–	26	100

William L. Young	11/11	100	–	–	7/7	100	–	–	18	100

Notes:

1.
Attendance figures for Audit, CGCNC and Technology include only those directors who served as members of such committees during 2020.

2.
Mr. MacLellan attended all regularly-scheduled meetings, but was unable to attend one ad hoc Board meeting due to a conflicting prior commitment.

Business of the Meeting        17

2020 Annual Meeting Vote Results

Each of the nominees standing for re-election received a substantial majority of votes "for" his or her election at our 2020 annual meeting of shareholders, as set forth in the table below.

	2020

NOMINEE	VOTES FOR (%)	VOTES WITHHELD (%)

Peter G. Bowie	99.9	0.1

Mary S. Chan	99.8	0.2

Hon. V. Peter Harder	99.3	0.7

Dr. Kurt J. Lauk	99.9	0.1

Robert F. MacLellan	99.9	0.1

Cynthia A. Niekamp	99.8	0.2

William A. Ruh	99.9	0.1

Dr. Indira V. Samarasekera	98.5	1.5

Lisa S. Westlake	99.2	0.8

William L. Young	97.6	2.4

Nominees' Equity Ownership

We believe it is important that each Independent Director be economically aligned with shareholders. We try to achieve such alignment in two principal ways:

  ■
  Equity Maintenance Requirement: Each Independent Director other than the Board Chair is required to hold a minimum of $750,000 of Magna Common Shares and/or Deferred Share Units ("DSUs") within five years of joining the Board. The Board Chair is required to hold a minimum of $1,500,000 of Magna Common Shares and/or DSUs within three years of becoming Chair.

  ■
  Mandatory Deferral of Compensation: Until the equity maintenance requirement has been achieved, a minimum of 60% of the Independent Director annual retainer is paid in the form of DSUs. Once an Independent Director has achieved the minimum equity maintenance requirement, a minimum of 40% is automatically deferred in the form of DSUs, subject to the director's election to defer a greater amount. DSUs are notional units, the value of which is tied to the market value of our Common Shares. The value represented by an Independent Director's DSUs can only be realized following his or her departure from the Board and remains "at risk" until that time.

Each of Magna's nominees is in compliance with the minimum equity maintenance requirement and many exceed it. New directors are entitled to a five year period in which to accumulate the minimum required value of Common Shares and/or DSUs.

The twelve nominees held Magna Common Shares and/or DSUs with the following total value, as of the Record Date:

NOMINEE	COMMON SHARES (#)	DSUS (#)		TOTAL EQUITY "AT RISK"(1) ($)	EQUITY MAINTENANCE REQUIREMENT(2)

Peter G. Bowie	7,000	56,139		5,797,000	Exceeds

Mary S. Chan	—	17,847		1,639,000	Exceeds

Hon. V. Peter Harder	—	5,582		512,000	Complies

Seetarama S. Kotagiri	92,787	64,609	(3)	14,451,000	Exceeds

Dr. Kurt J. Lauk	110	34,763		3,202,000	Exceeds

Robert F. MacLellan	—	13,965		1,282,000	Exceeds

Mary Lou Maher	950	—		87,000	New Nominee

Cynthia A. Niekamp	6,600	12,647		1,767,000	Exceeds

William A. Ruh	—	19,736		1,812,000	Exceeds

Dr. Indira V. Samarasekera	—	39,015		3,582,000	Exceeds

Lisa S. Westlake	2,000	8,665		979,000	Exceeds

William L. Young	1,860	117,644		10,972,000	Exceeds

Notes:

1.
In calculating the value of total equity at risk, we have used the closing price of Magna Common Shares on the NYSE on the Record Date.

2.
"Complies" signifies a director who: (a) is within his or her first five years of tenure and accumulating equity value to achieve the minimum equity requirement; or (b) achieved the minimum equity requirement, but whose equity value subsequently fell below such minimum solely due to fluctuation in Magna's stock price.

3.
Represents restricted share units.

18       Business of the Meeting

Biographies of 2021 Nominees

Peter G. Bowie FCPA, MBA	Independent	Audit Committee

Ontario, Canada Age: 74 Tenure: ~9

 Other Current Public Company Boards:
        ▪        Xebec Adsorption, Inc. (Audit)

 Total 2020 Compensation:
$196,000
Equity-at-risk (Record Date):
$5,797,000

Mr. Bowie brings to the Board financial expertise, a dedication to Audit Committee excellence, a strong understanding of strategy and risk, as well as detailed insight of political and economic dynamics within China.

Mr. Bowie is a corporate director who previously served as the Chief Executive of Deloitte China from 2003 to 2008, as well as senior partner and a member of the board and the management committee of Deloitte China until his retirement from the firm in 2010. Mr. Bowie was also previously Chairman of Deloitte Canada (1998-2000), a member of the firm's management committee and a member of the board and governance committees of Deloitte International. He is a past member of the board of the Asian Corporate Governance Association and has served on a variety of boards in the private and non-governmental organization sectors. Mr. Bowie has a B.Comm (St. Mary's), as well as an MBA (Ottawa) and has received an honorary doctorate (Ottawa). Mr. Bowie completed the Advanced Management Program (Harvard) and is a Fellow of the Institute of Chartered Accountants of Ontario, as well as the Australian Institute of Corporate Directors. In 2019, Mr Bowie completed the MIT Sloan School of Business Certificate Program in Digital Business Strategy; as well as participation in the CPA Canada Conference for Audit Committees and the Australian Institute Program Building Cyber Resilience. In 2020, Mr. Bowie completed the Global Business and Politics certificate (Yale University), the Organizational Design for Digital Transformation certificate (MIT Sloan School of Business) and participated in the CPA Canada Conference for Audit Committees. He previously served on the board of COSCO Holding Company Ltd.

100%	>99%
2020 MEETING ATTENDANCE	2020 ANNUAL MEETING VOTING RESULT

Significant expertise/experience: ▪ Accounting/Audit ▪ Finance/Financial Advisory ▪ Governance/Board ▪ High-Growth Markets ▪ Large Cap Company	▪ M&A ▪ Risk Oversight ▪ Senior/Executive Leadership ▪ Strategy Development ▪ Talent Management/Compensation

Mary S. Chan MSc	Independent	Technology Committee

New Jersey, U.S.A. Age: 58 Tenure: 3+

 Other Current Public Company Boards:
        ▪        CommScope Inc. (Compensation)
        ▪        Dialog Semiconductor PLC (Nominating; Compensation (Chair))
        ▪        SBA Communications Corporation (Compensation, Governance & Nomination)

 Total 2020 Compensation:
$195,000
Equity-at-risk (Record Date):
$1,639,000

Ms. Chan brings to the Board extensive experience in connected cars, autonomous and semi-autonomous vehicles, as well as demonstrated executive leadership success in the mobility communications infrastructure, products and services industry.

Ms. Chan has been a managing partner of VectoIQ LLP (since 2015), an advisory firm that partners with organizations participating in the transition towards mobility as a service and an autonomous vehicle society. Prior to joining VectoIQ, she served as President, Global Connected Consumer & OnStar Service of General
Motors Company (2012-2015), where she was responsible for building the next generation of connected vehicle product and services. At GM, Ms. Chan led the industry-first launch of 4G LTE connectivity across GM's global brands in the U.S., China, Europe and Mexico. Ms. Chan was also previously Senior VP & General Manager, Enterprise Mobility Solutions & Services, Dell Inc. (2009-2012), and had progressive executive roles, including Executive VP Wireless Network Business Unit, at Alcatel-Lucent Inc. (1996-2009). Ms. Chan holds B.Sc. and M.Sc. degrees in Electrical Engineering (Columbia).

100%	>99%
2020 MEETING ATTENDANCE	2020 ANNUAL MEETING VOTING RESULT

Significant expertise/experience: ▪ Automotive ▪ High-Growth Markets ▪ Large Cap Company ▪ R&D/Innovation/Technology	▪ Senior/Executive Leadership ▪ Strategy Development ▪ Talent Management/Compensation

Business of the Meeting        19

Hon. V. Peter Harder, P.C., LLD	Independent	CGCNC

Ontario, Canada Age: 68 Tenure: 1+

 Other Current Public Company Boards*:
        ▪        None

 Total 2020 Compensation:
$208,000
Equity-at-risk (Record Date):
$512,000

*  Mr. Harder was a director of Arise Technologies Corporation ("Arise") until June 24, 2011. Arise was deemed to have made an assignment into bankruptcy on April 11, 2012.

Mr. Harder, who previously served on our Board from May 2012 to March 2016, brings to the Board a Canadian-centred, glob- ally-aware perspective which draws upon his extensive experience in foreign affairs and international trade. In particular, he possesses a valuable understanding of the workings of China's political establishment, as well as its economic drivers, in addition to Canada-China trade and investment issues. Mr. Harder also brings demonstrated expertise regarding compensation issues and compensation governance.

Mr. Harder currently serves as a member of the Senate of Canada and was the first independent Government Representative in the Senate (2016-2020). Prior to his appointment to the Senate, Mr. Harder was a long-serving Deputy Minister in the Government of
Canada (1991-2007). While Deputy Minister of Foreign Affairs, he served the Prime Minister's Personal Representative to the G-8 and as the first co-chair of the Canada-China Strategic Working Group. After leaving the public service in 2007, Mr. Harder served as the President of the Canada-China Business Council (2008-2015) and as a director to a number of major Canadian corporations as well as charitable and not-for-profit organizations.

Mr. Harder holds degrees from the University of Waterloo (BA) and Queen's University (MA) and has received an honorary doctorate (LLD) from the University of Waterloo. He is the recipient of the Queen Elizabeth II Golden (2002) and Diamond (2012) Jubilee Medals as well as the Prime Minister's Outstanding Achievement Award (2000) for public service.

100%	>99%
2020 MEETING ATTENDANCE	2020 ANNUAL MEETING VOTING RESULT

Significant expertise/experience: ▪ Governance/Board ▪ High-Growth Markets ▪ Large Cap Company ▪ Legal/Regulatory/Public Policy	▪ Risk Oversight ▪ Senior/Executive Leadership ▪ Strategy Development ▪ Talent Management/Compensation

Seetarama S. Kotagiri MSc	Management	Chief Executive Officer

Michigan, U.S.A. Age: 52 Tenure: <1

 Other Current Public Company Board:
        ▪        None

 Total 2020 Compensation:
$7,452,000
Equity-at-risk (Record Date):
$14,451,000

Mr. Kotagiri was appointed as the Chief Executive Officer of Magna effective January 1, 2021 and he is Management's sole representative on the Board. With over 30 years of industry experience, including 21 years with Magna, he brings extensive knowledge and understanding of the automotive industry, as well as the company's culture, operations, key personnel, customers, suppliers and the complex drivers of its success. In addition, Mr. Kotagiri has been instrumental in the company's recent growth and evolution through his operational leadership, and has aligned the organization's strategy around the megatrends shaping future mobility. Mr. Kotagiri is focused on keeping Magna at the forefront of a changing mobility landscape and accelerating the company's growth for the benefit of employees, shareholders and customers. Mr. Kotagiri previously served as Magna International Inc.'s
President (2020) and Chief Technology Officer (2014- 2019). Other Magna roles have included: President of Magna Electronics (2016- 2018); President of Magna Power and Vision (2018- 2020); President of Magna Powertrain Inc. (2017-2019); and various engineering leadership positions at Cosma International (2000-2013). Prior to joining Cosma International, Mr. Kotagiri was a Structural Engineer at General Motors. Mr. Kotagiri was recently featured in Business Insider's 100 People Transforming Business. He is currently a member of the Society of Automotive Engineers and the Engineering Society of Detroit. Mr. Kotagiri is also a member of the MIT Presidential CEO Advisory Board. Mr. Kotagiri has a master's degree in mechanical engineering from Oklahoma State University with a specialization in materials and structural engineering as well as a Bachelor of Engineering degree from B.V.B. College of Engineering at Karnataka University in India.

NEW NOMINEE

Significant expertise/experience ▪ Automotive ▪ High-Growth Markets ▪ Large Cap Company ▪ M&A	▪ R&D/Innovation/Technology ▪ Senior/Executive Leadership ▪ Strategy Development ▪ Talent Management/Compensation

20       Business of the Meeting

Dr. Kurt J. Lauk MBA, PhD	Independent	Technology Committee Chair

Baden-Württemberg, Germany Age: 74 Tenure: ~10

 Other Current Public Company Boards:
        ▪        Hennessy Capital Investment Corp. V

 Total 2020 Compensation:
$222,000
Equity-at-risk (Record Date):
$3,202,000

Dr. Lauk brings to the Board valuable insights regarding the European automotive industry and the global activities of European OEMs and suppliers, together with a focus on long-term strategy and a strong understanding of technology/innovation both within and outside the automotive industry.

Dr. Lauk is the co-founder and President of Globe CP GmbH, a private investment firm established in 2000. His varied experience includes service as a Member of European Parliament (2004-2009), including as a Member of Economic and Monetary Affairs Committee and Deputy Member of the Foreign and Security Affairs Committee. Dr. Lauk possesses extensive European automotive industry experience, primarily through his positions as Member of the Board of Management and Head of World Wide Commercial Vehicles Division of Daimler Chrysler (1996-1999), as well as Deputy Chief Executive Officer and Chief Financial Officer (with responsibility for finance, controlling and marketing) of Audi AG (1989-1992). He currently serves as a Trustee of the International Institute for Strategic Studies in London and was an honorary professor and a chair for international studies at the European Business School in Reichartshausen, Germany. Dr. Lauk possesses both a PhD in international politics (Kiel), as well as an MBA (Stanford).

100%	>99%
2020 MEETING ATTENDANCE	2020 ANNUAL MEETING VOTING RESULT

Significant expertise/experience: ▪ Accounting/Audit ▪ Automotive ▪ High-Growth Markets ▪ Large Cap Company	▪ M&A ▪ R&D/Innovation/Technology ▪ Senior/Executive Leadership ▪ Strategy Development

Robert F. MacLellan CPA, MBA	Independent	Audit Committee Chair

Ontario, Canada Age: 66 Tenure: ~3

 Other Current Public Company Boards:
        ▪        T. Rowe Price Group, Inc. (Compensation (Chair); Audit)

 Total 2020 Compensation:
$217,000
Equity-at-risk (Record Date):
$1,282,000

Mr. MacLellan brings to the Board significant financial and accounting acumen, a track record of executive leadership success, blue-chip board experience and the perspective of the institutional investment community.

Mr. MacLellan serves as the non-executive Chairman of Northleaf Capital Partners, an independent global equity and infrastructure fund manager and advisor (since 2009), prior to which he was the Chief Investment Officer of TD Bank Financial Group (TDBFG) (2003-2008) where he was responsible for overseeing the management of investments for its Employee Pension Fund, The Toronto-Dominion Bank, TD Mutual Funds and
TD Capital Group. He served in various other capacities with TDBFG (1995-2003). Prior boards include WIND Mobile Group, ACE Aviation Holdings Inc., Yellow Pages Group and Maple Leaf Sports and Entertainment Ltd. Mr. MacLellan is currently Chairman of the Board of Right to Play International, an organization that uses sport and play to empower and educate youth. He is a Chartered Accountant and has a B.Comm. (Carleton) and an MBA (Harvard).

Mr. MacLellan serves as an independent director of T. Rowe Price Group, Inc., which is one of Magna's largest shareholders. As an independent director of T. Rowe Price, Mr. MacLellan has no involvement in portfolio investment decisions.

* Mr. MacLellan attended all regularly scheduled meetings, but was unable to attend one ad hoc Board meeting due to a conflicting prior commitment.

94%*	>99%
2020 MEETING ATTENDANCE	2020 ANNUAL MEETING VOTING RESULT

Significant expertise/experience: ▪ Accounting/Audit ▪ Finance/Financial Advisory ▪ Governance/Board ▪ Large Cap Company ▪ M&A	▪ Risk Oversight ▪ Senior/Executive Leadership ▪ Strategy Development ▪ Talent Management/Compensation

Business of the Meeting        21

Mary Lou Maher FCPA, FCA	Independent

Ontario, Canada Age: 60 Tenure: n/a

 Other Current Public Company Boards:
        ▪        Canadian Imperial Bank of Commerce (standing for election at the annual meeting on April 8, 2021)

 Total 2020 Compensation:
N/A – New Nominee
Equity-at-risk (Record Date):
$87,000

Ms. Maher brings to the Board extensive audit and financial experience. She is a highly regarded and widely respected business adviser having advised client CEOs, CFOs and Boards of Directors on a variety of complex issues.

Ms. Maher was concurrently the Canadian Managing Partner, Quality and Risk, KPMG Canada and Global Head of Inclusion and Diversity KPMG International from October 2017 to February 2021. Ms. Maher was with KPMG since 1983 and had served in various executive and governance roles, including CFO and CHRO. Ms. Maher also has experience serving on not-for-profit boards, including being Chair of Women's College Hospital and a member of the CPA Ontario council. In addition, Ms. Maher founded KPMG Canada's first ever National Diversity Council and was the executive sponsor of pride@kpmg.
Ms. Maher has been recognized for her work on inclusion and diversity, receiving the Wayne C. Fox Distinguished Alumni Award from McMaster University and was inducted into the Hall of Fame for the WXN 100 Top Most Powerful Women in Canada. She also received the Lifetime Achievement Award from Out on Bay Street (Proud Strong), as well as the Senior Leadership Award for Diversity from the Canadian Centre for Diversity and Inclusion. Ms. Maher holds a Bachelor of Commerce degree from McMaster University and recently completed the Harvard Audit Committee Progam in 2019. Ms. Maher is standing for election as a director of the Canadian Imperial Bank of Commerce (CIBC), which provides routine banking services to Magna. Magna's fees to CIBC in 2020 represented less than 0.01% of the bank's 2020 revenues and are not material to Magna or the bank.

NEW NOMINEE

Significant expertise/experience: ▪ Accounting/Audit ▪ Finance/Financial Advisory ▪ Risk Oversight	▪ Senior/Executive Leadership ▪ Strategy Development ▪ Talent Management/Compensation

Cynthia A. Niekamp MBA	Independent	Audit Committee

Michigan, U.S.A. Age: 61 Tenure: ~7

 Other Current Public Company Boards:
        ▪        Ball Corporation (Human Resources; Finance)

 Total 2020 Compensation:
$200,000
Equity-at-risk (Record Date):
$1,767,000

Ms. Niekamp brings to the Board extensive senior management and board experience within the global automotive parts industry, including through executive-level general management, P&L, operational, strategy and finance roles.

Ms. Niekamp is a corporate director who most recently served as the Senior Vice-President, Automotive Coatings, of PPG Industries, Inc. She possesses over 30 years of automotive and other industrial manufacturing experience through her prior roles at PPG (2009-2016); BorgWarner, where she served as President & General Manager, BorgWarner
Torq Transfer Systems (2004-2008); MeadWestvaco Corporation (1995-2004); TRW (1990-1995); and General Motors (1983-1990). Ms. Niekamp, a National Association of Corporate Directors fellow, serves on the advisory board of Purdue University School of Industrial Engineering and previously served on the boards of Rockwood Holdings, Delphi Corp. and Cooper Tire and Rubber, as well as Berkshire Applied Technology Council. Ms. Niekamp has a B.Sc. in industrial engineering (Purdue), as well as an MBA (Harvard).

100%	>99%
2020 MEETING ATTENDANCE	2020 ANNUAL MEETING VOTING RESULT

Significant expertise/experience: ▪ Automotive ▪ Finance/Financial Advisory ▪ Governance/Board ▪ High-Growth Markets ▪ Large Cap Company	▪ M&A ▪ Senior/Executive Leadership ▪ Strategy Development ▪ Talent Management/Compensation

22       Business of the Meeting

William A. Ruh MSc	Independent	Technology Committee

New South Wales, Australia Age: 59 Tenure: ~4

 Other Current Public Company Boards:
        ▪        None

 Total 2020 Compensation:
$195,000
Equity-at-risk (Record Date):
$1,812,000

Mr. Ruh brings to the Board a track record of success in managing the digital transformation of large industrial companies. He possesses a wealth of expertise in advanced software and automation solutions, including cloud-based platforms, analytics machine learning and cybersecurity, developed over the course of a thirty year career in the software industry.

Mr. Ruh is the Chief Executive Officer, Digital of Lendlease Group, an international property and infrastructure group. Prior to joining Lendlease, he served as the chief executive officer for GE Digital as well as the senior vice president and Chief Digital Officer (CDO) for GE (2011-2018). Other previous roles included executive roles at: Cisco Systems, Inc. (2004-2011) where he held global responsibility for developing advanced services and solutions; Software AG, Inc. (2001-2004); and The Advisory Board Company (2000-2001), among others. Mr. Ruh has served on the boards of Pivotal Software, Cadmakers, Akrometrix, Taleris, the American Chamber of Commerce Australia and the Bay Area Council. Mr. Ruh is an

accomplished author of books and papers. He has a B.Sc. and M.Sc. in computer science from California State University, Fullerton where he is a member of the Advisory Board for the School of Engineering.

100%	>99%
2020 MEETING ATTENDANCE	2020 ANNUAL MEETING VOTING RESULT

Significant expertise/experience: ▪ Large Cap Company ▪ Legal/Regulatory/Public Policy ▪ R&D/Innovation/Technology	▪ Risk Oversight ▪ Senior/Executive Leadership ▪ Strategy Development ▪ Talent Management/Compensation

Dr. Indira V. Samarasekera PhD, PEng	Independent	CGCNC Chair

British Columbia, Canada Age: 68 Tenure: ~7

 Other Current Public Company Boards:
        ▪        Bank of Nova Scotia (Human Resources; Corporate Governance) (not standing for re-election at the annual meeting on April 13, 2021)
        ▪        TC Energy (Human Resources and Compensation; Governance)
        ▪        Stelco Holdings Inc. (Environment, Health and Safety)

 Total 2020 Compensation:
$238,000
Equity-at-risk (Record Date):
$3,582,000

Dr. Samarasekera brings to the Board a proven record of technical expertise, demonstrated leadership, tangible success in building international relationships and a long-standing commitment to R&D/innovation.

Dr. Samarasekera is a corporate director and Senior Advisor at Bennett Jones, LLP. Dr. Samarasekera served as the President and Vice-Chancellor of the University of Alberta from (2005-2015). She is internationally recognized as a leading metallurgical engineer, including for her work on steel process engineering for which she was appointed an Officer of the Order of Canada. Among other things, Dr. Samarasekera was previously a member of Canada's Science, Technology and Innovation Council as well as Canada's Global Commerce Strategy. She possesses an M.Sc in mechanical engineering (California), as well as a PhD in metallurgical engineering (British Columbia). Dr. Samarasekera has also been elected as a Foreign Associate of the National Academy of Engineering in the U.S. She currently serves on the board of the Canadian Institute for Advanced Research, together with Mr. Young and Mr. Bonham. Dr. Samarasekera is also a committee member of the TMX Group/Institute of Corporate Directors Committee to Chart the Future of Corporate Governance in Canada. During 2020, Dr. Samarasekera, together with Scott Bonham served as a director of the Bank of Nova Scotia, which provides routine banking services to Magna. Magna's fees to the Bank of Nova Scotia in 2020 represented less than 0.01% of the bank's 2020 revenues and are not material to Magna or the bank.

100%	>98%
2020 MEETING ATTENDANCE	2020 ANNUAL MEETING VOTING RESULT

Significant expertise/experience: ▪ Governance/Board ▪ Large Cap Company ▪ Legal/Regulatory/Public Policy	▪ R&D/Innovation/Technology ▪ Senior/Executive Leadership ▪ Strategy Development

Business of the Meeting        23

Lisa S. Westlake MBA	Independent	CGCNC

Florida, U.S.A. Age: 59 Tenure: ~2

 Other Current Public Company Boards:
        ▪        None

 Total 2020 Compensation:
$215,000
Equity-at-risk (Record Date):
$979,000

Ms. Westlake brings to the Board extensive global experience in both human resources and finance, as well as an established reputation for her leadership abilities in organizational transformations, leveraging technology to drive innovation, stakeholder and crisis management, as well as enterprise risk management. Ms. Westlake most recently served as the Chief Human Resources Officer of global information and analytics services firm, IHS Markit Ltd. (2017-2018), prior to which she served in a range of senior human resources and finance roles with Moody's Corporation, including Chief Human Resources Officer (2008-2017), Vice-President, Investor Rela- tions (2006-2008) and Managing Director, Finance (2004-2006). In a career which spans nearly 35 years, Ms. Westlake also had a range of Financial Officer and other senior roles at: American Express Company (1996-2003); The Dun & Bradstreet Corporation (1989-1995); and Lehman Brothers (1984-1987). Ms. Westlake has a B.A. in biochemistry (Dartmouth), as well as an MBA (Columbia).

100%	>99%
2020 MEETING ATTENDANCE	2020 ANNUAL MEETING VOTING RESULT

Significant expertise/experience: ▪ Finance/Financial Advisory ▪ Governance/Board ▪ High-Growth Markets ▪ Large Cap Company ▪ M&A	▪ Risk Oversight ▪ Senior/Executive Leadership ▪ Strategy Development ▪ Talent Management/Compensation

William L. Young MBA, PEng	Independent	Chairman of the Board

Massachusetts, U.S.A. Age: 66 Tenure: ~10

 Other Current Public Company Boards*:
        ▪        Intact Financial Corporation (Compliance Review & Corporate Governance (Chairman); Audit)

        ▪        SNC Lavalin (Chairman of the Board)

 Total 2020 Compensation:
$450,000
Equity-at-risk (Record Date):
$10,972,000

*  Mr. Young was a director of Pharmetics (2011) Inc., a private company, until he resigned in connection with the sale of Pharmetics in September 2017. Approximately five months after the sale, in February 2018, Pharmetics filed a Notice of Intention to Make a Proposal under the Bankruptcy and Insolvency Act (Canada) and was subsequently declared bankrupt as of March 16, 2018.

Mr. Young, the Chairman of the Board (since 2012), brings to the Board an inclusive, consensus-building leadership style, anchored by strong business acumen developed across a broad range of businesses and industries. He has been highly effective in cultivating a constructive but independent relationship with Management, as well as open, candid dialogue with shareholders and shareholder representative organizations. In his former capacity as Chairman of the CGCNC, Mr. Young was instrumental in the evolution of Magna's unique compensation structure in a manner which reasonably preserved its core elements while responsively addressing constructive feedback received from shareholders and others.

Mr. Young is a corporate director with extensive experience in private equity. He co-
founded and was a partner of Monitor Clipper Partners, a private equity firm established in 1998. He is also a founding partner of Westbourne Management Group (since 1988). Mr. Young possesses significant operational experience, as well as extensive mergers and acquisitions experience. He currently serves on the board of the Canadian Institute for Advanced Research, together with Dr. Samarasekera and Mr. Bonham, and also acts as Chairman of the CIFAR board. Mr. Young is Chair Emeritus of the Board of Trustees of Queen's University (Kingston, Ontario) (which he chaired from 2006 to 2012) and has significant private company board and board leadership experience over the last 20 years, including a number of European and U.S.-based companies. Mr. Young is a professional engineer (P.Eng. – Ontario) with a B.Sc in chemical engineering (Queen's) and an MBA (Harvard).

100%	>97%
2020 MEETING ATTENDANCE	2020 ANNUAL MEETING VOTING RESULT

Significant expertise/experience: ▪ Governance/Board ▪ Large Cap Company ▪ M&A	▪ Senior Leadership ▪ Strategy Development

24       Business of the Meeting

Director Compensation

Objectives of Director Compensation

We have structured the compensation for our Independent Directors with the aim of attracting and retaining skilled independent directors and aligning their interests with the interests of our long-term shareholders. To accomplish these objectives, we believe that such compensation must be competitive with that paid by our S&P/TSX60 peer companies, as well as the global automotive and industrial peers in our executive compensation peer group. Additionally, we believe that a significant portion of such compensation must be deferred until departure from the Board, thus tying the redemption value to the market value of our Common Shares and placing it "at risk" to align the interests of Independent Directors with those of shareholders. Management directors do not receive any compensation for serving as directors.

Compensation Structure

We compensate Independent Directors through a combination of:

  ■
  Annual Retainer: Independent Directors are paid an annual retainer of $150,000, of which $90,000 (60%) is automatically deferred in the form of DSUs and $60,000 (40%) is paid in cash. In addition to the portion automatically deferred in the form of DSUs, Independent Directors may defer up to 100% of their cash compensation in the form of DSUs. Once an Independent Director has achieved the minimum equity maintenance requirement ($750,000 over five years), a minimum of $60,000 (40%) is automatically deferred in the form of DSUs, subject to the director's election to defer a greater amount.

  ■
  Board Chair Retainer: The Chair is paid a flat annual retainer of $500,000 for all work performed in any capacity other than as a special committee chair. Of such amount, $300,000 (60%) is automatically deferred in the form of DSUs and $200,000 (40%) is paid in cash, subject to the Chair's election to defer up to 100% of his or her cash compensation in the form of DSUs. Once the Board Chair has achieved the minimum equity maintenance requirement ($1,500,000 over three years), a minimum of $200,000 (40%) is automatically deferred in the form of DSUs, subject to the Board Chair's election to defer a greater amount.

  ■
  Committee Chair and Committee Member Retainers: In recognition of the additional workload of our Committee Chairs and Committee members, additional retainers are paid to each Independent Director acting in any such capacity. These retainers are set at $25,000 for each standing Board Committee. In the case of special committees which may be formed from time to time, the retainer is set at $25,000, unless otherwise determined by the Board. Committee Chair retainers are payable in cash, subject to an Independent Director's election to defer up to 100% of his or her cash compensation in the form of DSUs.

  ■
  Meeting and Work Fees: Meeting and work fees are intended to compensate Independent Directors based on their respective contributions of time and effort to Magna matters. The amounts of these fees are listed in the fee schedule below and are payable in cash, subject to an Independent Director's election to defer up to 100% of his or her cash compensation in the form of DSUs.

The CGCNC has responsibility for reviewing Independent Director compensation and typically reviews it approximately every two to three years.

Business of the Meeting        25

The current schedule of retainers and fees payable to our Independent Directors is set forth below. No changes were made to the fee schedule in 2020.

RETAINER/FEE TYPE	AMOUNT ($)

Comprehensive Board Chair annual retainer	500,000

Independent Director annual retainer	150,000

Committee member annual retainer	25,000

Additional Committee Chair annual retainer

Audit	25,000

CGCNC	25,000

Technology Committee	25,000

Special Committees (unless otherwise determined by the Board)	25,000

Per meeting fee	2,000

Written resolution	400

Additional services (per day)	4,000

Travel days (per day)	4,000

2020 Independent Directors' Compensation

The following table sets forth a summary of the compensation earned by all individuals who served as Independent Directors during the year ended December 31, 2020. In light of COVID-19, each director voluntarily took a 20% reduction in their base retainers for the first half of 2020. Retainers were reinstated to regular levels for the second half of 2020.

	FEES EARNED(1)		SHARE- BASED AWARDS(2)

NAME	($)	% OF FEES	($)	% OF FEES	OPTION- BASED AWARDS ($)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)	PENSION VALUE ($)	ALL OTHER(3) ($)	TOTAL ($)

Peter G. Bowie	NIL	–	196,000	100	NIL	NIL	NIL	NIL	196,000

Mary S. Chan	NIL	–	195,000	100	NIL	NIL	NIL	NIL	195,000

Hon. V. Peter Harder	NIL	–	208,000	100	NIL	NIL	NIL	NIL	208,000

Dr. Kurt J. Lauk	168,000	76	54,000	24	NIL	NIL	NIL	NIL	222,000

Robert F. MacLellan	NIL	–	217,000	100	NIL	NIL	NIL	NIL	217,000

Cynthia A. Niekamp	146,000	73	54,000	27	NIL	NIL	NIL	NIL	200,000

William A. Ruh	NIL	–	195,000	100	NIL	NIL	NIL	NIL	195,000

Dr. Indira V. Samarasekera	55,000	23	183,000	77	NIL	NIL	NIL	NIL	238,000

Lisa S. Westlake	NIL	–	215,000	100	NIL	NIL	NIL	NIL	215,000

William L. Young	270,000	60	180,000	40	NIL	NIL	NIL	NIL	450,000

Scott B. Bonham	NIL	–	135,000	100	NIL	NIL	NIL	336,000(3)	471,000

Notes:

1.
Consists of all retainers and fees paid to the director in cash. NIL indicates that 100% of the retainers and fees earned were deferred in the form of DSUs.

2.
Consists of retainers and fees deferred in the form of DSUs pursuant to the DSU Plan (as defined under "Deferred Share Units").

3.
Mr. Bonham provides consulting services to Magna for a fee of $28,000 per month, as described under "Interests of Management and Other Insiders in Certain Transactions".

26       Business of the Meeting

Deferred Share Units

Mandatory Deferral Creates Alignment With Shareholders

We maintain a Non-Employee Director Share-Based Compensation Plan (the "DSU Plan") which governs the retainers and fees that are deferred in the form of DSUs. In addition to the 60% of the annual retainer that is automatically deferred, each Independent Director may annually elect to defer up to 100% (in increments of 10%) of his or her total annual cash compensation from Magna (including Board and Committee retainers, meeting attendance fees, work and travel day payments and written resolution fees). Once the minimum equity maintenance requirement has been met, 40% of the annual retainer is automatically deferred in the form of DSUs, subject to an Independent Director's election to defer a greater proportion. All DSUs are fully vested on the date allocated to an Independent Director under the DSU Plan. Amounts deferred under the DSU Plan cannot be redeemed until an Independent Director's departure from the Board. The mandatory deferral aims to align the interests of Independent Directors with those of shareholders.

DSU Value is "At Risk"

DSUs are notional stock units. The value of a DSU increases or decreases in relation to the NYSE market price of one Magna Common Share and dividend equivalents are credited in the form of additional DSUs at the same times and in the same amounts as dividends that are declared and paid on our Common Shares. Upon an Independent Director's departure from the Board, we will deliver Magna Common Shares equal to the number of whole DSUs credited to the Independent Director in satisfaction of the redemption value of the DSUs.

Outstanding Share-Based Awards

The following table sets forth outstanding share-based awards (DSUs) for all individuals who served as Independent Directors during the year ended December 31, 2020:

	OPTION-BASED AWARDS				SHARE-BASED AWARDS

NAME	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#)	OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE (MM/DD/YY)	VALUE OF UNEXERCISED IN-THE- MONEY OPTIONS ($)	NUMBER OF SHARES OR UNITS THAT HAVE NOT VESTED (#)	MARKET OR PAYOUT VALUE OF SHARE- BASED AWARDS THAT HAVE NOT VESTED ($)	MARKET OR PAYOUT VALUE OF VESTED SHARE-BASED AWARDS NOT PAID OUT OR DISTRIBUTED(1) ($)

Peter G. Bowie	NIL	NIL	NIL	NIL	NIL	NIL	3,912,000

Mary S. Chan	NIL	NIL	NIL	NIL	NIL	NIL	1,214,000

Hon. V. Peter Harder	NIL	NIL	NIL	NIL	NIL	NIL	350,000

Dr. Kurt J. Lauk	NIL	NIL	NIL	NIL	NIL	NIL	2,435,000

Robert F. MacLellan	NIL	NIL	NIL	NIL	NIL	NIL	934,000

Cynthia A. Niekamp	NIL	NIL	NIL	NIL	NIL	NIL	876,000

William A. Ruh	NIL	NIL	NIL	NIL	NIL	NIL	1,347,000

Dr. Indira V. Samarasekera	NIL	NIL	NIL	NIL	NIL	NIL	2,710,000

Lisa S. Westlake	NIL	NIL	NIL	NIL	NIL	NIL	575,000

William L. Young	NIL	NIL	NIL	NIL	NIL	NIL	8,240,000

Scott B. Bonham(2)	NIL	NIL	NIL	NIL	NIL	NIL	4,556,000

Notes:

1.
Represents the value of Independent Directors' aggregate DSU balance, which includes dividends credited in the form of additional DSUs, based on the closing price of Magna Common Shares on the NYSE on December 31, 2020.

2.
Mr. Bonham is not standing for re-election and will retire from the Board on May 6, 2021.

Business of the Meeting        27

Incentive Plan-Awards – Value Vested During the Year

The values of share-based awards (DSUs) which vested in the year ended December 31, 2020 are set forth below in respect of each of our Independent Directors who served during 2020:

NAME	OPTION-BASED AWARDS – VALUE VESTED DURING THE YEAR ($)	SHARE-BASED AWARDS – VALUE VESTED DURING THE YEAR(1) ($)	NON-EQUITY INCENTIVE PLAN COMPENSATION – VALUE EARNED DURING THE YEAR ($)

Peter G. Bowie	NIL	280,000	NIL

Mary S. Chan	NIL	219,000	NIL

Hon. V. Peter Harder	NIL	213,000	NIL

Dr. Kurt J. Lauk	NIL	107,000	NIL

Robert F. MacLellan	NIL	235,000	NIL

Cynthia A. Niekamp	NIL	73,000	NIL

William A. Ruh	NIL	222,000	NIL

Dr. Indira V. Samarasekera	NIL	240,000	NIL

Lisa S. Westlake	NIL	225,000	NIL

William L. Young	NIL	360,000	NIL

Scott B. Bonham(2)	NIL	234,000	NIL

Notes:

1.
Represents the aggregate grant date value of retainers and fees deferred in the form of DSUs in 2020 as disclosed in the table under the heading "2020 Independent Directors' Compensation", together with dividends credited in the form of additional DSUs on Independent Directors' aggregate DSU balance (which includes DSUs granted in prior years) as follows:

	DIVIDENDS ON AGGREGATE DSUS ($)		DIVIDENDS ON AGGREGATE DSUS ($)

Peter G. Bowie	84,000	William A. Ruh	27,000

Mary S. Chan	24,000	Dr. Indira V. Samarasekera	57,000

Hon. V. Peter Harder	5,000	Lisa S. Westlake	10,000

Dr. Kurt J. Lauk	53,000	William L. Young	180,000

Robert F. MacLellan	18,000	Scott B. Bonham	99,000

Cynthia A. Niekamp	19,000

2.
Mr. Bonham is not standing for re-election and will retire from the Board on May 6, 2021.

Trading Blackouts and Restriction on Hedging Magna Securities

Trading Blackouts

Directors are subject to the terms of our Insider Trading and Reporting Policy and Code of Conduct & Ethics, both of which restrict directors from trading in Magna securities while they have knowledge of material, non-public information. One way in which we enforce trading restrictions is by imposing trading "blackouts" on directors for specified periods prior to the release of our financial statements and as required in connection with material acquisitions, divestitures or other transactions. The regular quarterly trading blackouts commence at 11:59 p.m. on the last day of each fiscal quarter and end 48 hours after the public release of our quarterly financial statements. Special trading blackouts related to material transactions extend to 48 hours after the public disclosure of the material transaction or other conclusion of the transaction.

Anti-Hedging Restrictions

Directors are not permitted to engage in activities which would enable them to improperly profit from changes in our stock price or reduce their economic exposure to a decrease in our stock price. Prohibited activities include "puts", "collars", equity swaps, hedges, derivative transactions and any transaction aimed at limiting a director's exposure to a loss or risk of loss in the value of the Magna securities which he or she holds.

28       Business of the Meeting

Deloitte, an Independent Registered Public Accounting Firm, was first appointed Magna's independent auditors on May 8, 2014 and has audited Magna's consolidated financial statements for the fiscal years ended December 31, 2014 and after. Deloitte reports directly to the Audit Committee, which oversees the firm's work, evaluates its performance and sets its compensation.

The Audit Committee believes that Deloitte provides value to Magna's shareholders through its methodical, independent challenge to Magna's external financial reporting. Deloitte's audit approach is based on an audit risk assessment, which is continuously updated throughout the year. Audit risks identified in the risk assessment are addressed through pin-pointing audit procedures which reflect Deloitte's understanding of Magna-specific factors as well as the general business environment in which Magna operates. The firm's communications to the Audit Committee demonstrate strong audit quality, professional skepticism and innovation in the audit, including through the effective use of data analytics. The Audit Committee is satisfied that Deloitte's integrated audit team consists of audit professionals and specialists who are qualified and experienced to provide audit services in the regions in which Magna operates. The firm has demonstrated a commitment to promoting a learning culture within its own team and sharing the firm's insights, perspectives and best practices with the Audit Committee, the Board, internal audit, as well as management and Magna's finance teams.

Accordingly, the Audit Committee recommends that you vote
FOR reappointment of Deloitte.

Deloitte's Independence

Deloitte is independent with respect to the Company within the applicable rules and regulations adopted by the Securities Exchange Commission (SEC) and the Public Company Accounting Oversight Board (United States) (PCAOB) and within the meaning of the rules of professional conduct of the Chartered Professional Accountants of Ontario. In order to protect Deloitte's independence, the Audit Committee has a process for pre-approving all services provided by, and related fees to be paid to, Deloitte. This process includes quarterly review of any incremental services proposed to be provided by Deloitte, together with associated costs. Audit Committee approval is required for any services that have not previously been pre-approved. In assessing the impact of any proposed services on auditor independence, the Audit Committee considers whether:

■
the services are consistent with applicable auditor independence rules;

Business of the Meeting        29

■
the independent auditors are best positioned to provide the most effective and efficient service, for reasons such as familiarity with Magna's business, people, culture, accounting systems and risk profile; and

■
the services enhance Magna's ability to manage or control risks and improve audit quality.

The Audit Committee has also established a process to pre-approve the future hiring (if any) of current and former partners and employees of Deloitte engaged on Magna's account in the prior three fiscal years. There was one such hiring in 2020, which was pre-approved in accordance with the Audit Committee's pre-approval process.

Services and Fees

Services provided by independent auditors may fall into one of the following categories: audit services, audit-related services, tax services and other permitted services. The nature of the services in each of these categories is detailed below.

None of the services provided by Deloitte in 2020 were treated as exempt from pre-approval pursuant to the de minimis provision of paragraph (c)(7)(i)(C) of Rule 2-01 of Regulation S-X.

Pursuant to this approval process, the Audit Committee approved and Magna was billed the following fees for services provided by Deloitte in respect of 2020 and 2019:

	2020		2019

TYPE OF SERVICES	FEES ($)	% OF TOTAL	FEES ($)	% OF TOTAL

Audit(1)	9,032,000	56	8,809,000	59

Audit-related(2)	5,332,000	33	5,386,000	36

Tax(3)	911,000	6	744,000	5

Other Permitted(4)	738,000	5	60,000	<1

Total	16,013,000	100	14,999,000	100

Notes:

1.
Services performed in order to comply with the standards of the Public Company Accounting Oversight Board (United States) ("PCAOB"), including integrated audit of the consolidated financial statements and quarterly reviews. In some cases, these may include an appropriate allocation of fees for tax services or accounting consultations, to the extent such services were necessary to comply with the standards of the PCAOB. This category includes the audit of our internal control over financial reporting for purposes of Section 404 of the Sarbanes-Oxley Act of 2002.

2.
Assurance and related services, including such things as due diligence relating to mergers and acquisitions, accounting consultations and audits in connection with acquisitions, services related to statutory audits of certain foreign subsidiaries, attest services that are not required by statute or regulation and consultation concerning financial accounting and reporting standards. Audit-related services actually provided by Deloitte in respect of 2020 consisted of: services related to statutory audits of certain foreign subsidiaries, assurance service and procedures related to attest engagements not required by statute or regulation, as well as other assurance services.

3.
Tax compliance, planning and advisory services, excluding any such services required in order to comply with the standards of the PCAOB which are included under "Audit Services". The tax services actually provided by Deloitte in respect of 2020 consisted of: domestic and international tax advisory, compliance and research services, as well as transfer pricing advisory services.

4.
All permitted services not falling under any of the previous categories.

Unless otherwise instructed, the persons designated in the form of proxy or Voting Instruction Form intend to vote FOR the resolution reappointing Deloitte.

Representatives of Deloitte are expected to participate at the Meeting, will have the opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions from shareholders.

30       Business of the Meeting

At the Meeting, shareholders will again have the opportunity to cast an advisory, non-binding vote on Magna's approach to executive compensation – this is often referred to as "Say on Pay". We most recently held a Say on Pay vote at our May 7, 2020 annual meeting of shareholders, which was supported by a strong majority (86%) of the votes cast on the resolution. Although Say on Pay votes are non-binding, the CGCNC will consider the results when assessing future compensation decisions.

The text of the resolution reads as follows:

  "Resolved, on an advisory basis and not to diminish the roles and responsibilities of the board of directors, that the shareholders accept the approach to executive compensation disclosed in the accompanying Management Information Circular/Proxy Statement."

Our approach to executive compensation is set out in detail in the Compensation and Performance Report and the CD&A in this Circular. Included in these sections is a detailed discussion and benchmarking results demonstrating the relationship between executive compensation and corporate performance over a three-year period. We encourage you to carefully read these sections of this Circular.

The Board recommends that you vote FOR our Say on Pay resolution

Unless otherwise instructed, the Magna officers whose names have been pre-printed on the form of proxy or Voting Instruction Form intend to vote FOR the Say on Pay resolution.

Business of the Meeting        31

Compensation and Performance Report

March 25, 2021

Dear Fellow Shareholders,

We are pleased to share with you our approach to executive compensation at Magna, including the basis for our compensation decisions applicable to Magna's Chief Executive Officer, other Named Executive Officers and the remaining members of the company's Executive Management. Our report is longer than usual this year, to enable us to explain our approach to addressing the impact of COVID-19 on executive compensation, as well as compensation-setting for Seetarama S. Kotagiri, who became Magna's new Chief Executive Officer on January 1, 2021.

We believe that executive compensation is one of the most important tools to drive desired management behaviours within the context of any company's culture, business and industry. Magna operates a lean manufacturing business in a highly competitive and rapidly evolving industry. Accordingly, the company's executive compensation system has been structured to promote operational efficiency and effectiveness over the short-term, through a highly variable annual incentive focused on profitable growth. At the same time, Magna's system of executive compensation includes a package of balanced incentives incorporating multiple metrics aimed at creating long-term value and aligning the interests of executives and shareholders. Overall, Magna's system aims to support Magna's objectives in attracting, motivating and retaining world-class leaders, through the opportunity of earning superior compensation for achieving superior performance.

The CGCNC supports the Board by assessing compensation and benchmarking data within the context of corporate performance, corporate strategy, risk considerations, as well as the general objectives underlying Magna's system of executive compensation. Based on Committee members' expertise and judgement, as well as the perspectives and advice of the CGCNC's independent advisors, the CGCNC makes recommendations to the Board to assist it in fulfilling its responsibilities related to executive compensation matters.

Executive compensation systems must promote responsible decision-making by management and incorporate the baseline compensation governance practices expected by shareholders to create fair compensation outcomes that appropriately balance risk and reward. With the maturing of Magna's corporate governance practices over the last 10+ years, the CGCNC has evolved (and continues to evolve) the company's executive compensation system to reflect elements and features expected from what we believe is one of North America's corporate governance leaders. We believe that changes adopted beginning with the 2021 compensation year serve to align Magna's executive compensation system with best practices; these changes are discussed under "Leadership Changes and 2021 Target Compensation Setting" in this CGCNC Compensation and Performance Report.

Magna's Performance in the Face of COVID-19

As you will have read in Magna's 2020 Annual Report, 2020 was truly a year of two distinct halves. In the first half of 2020, COVID-19 significantly impacted the company's operations and results. Vehicle production volumes by Magna's customers, which are the primary driver of the company's results, declined significantly. In particular, the decrease in production volumes in the second quarter was greater than the year-over-year declines seen during the 2008-2009 recession. The overall result was a $6.7 billion deterioration in Magna's Sales, resulting in the company's first quarterly operating loss since 2009.

32       Business of the Meeting

On the positive side, the primary focus of Executive Management in 2020 was squarely where it needed to be in the context of COVID – the physical, mental, as well as economic health and well-being of Magna's employees. Early in the pandemic, Magna implemented COVID-19 protocols, assessment tools and guidance documents, which evolved into the company's Smart Start Playbook, a guide to support the company in managing health risks to employees. Smart Start was developed by Magna's medical and health and safety staff based on recommendations, guidelines and best practices from the U.S. Centers for Disease Control and Prevention, as well as the World Health Organization. Company staff worked in coordination with public health authorities, as well as the medical directors of OEM customers to promote a compliant, industry-wide approach to managing employee health risks. In addition, Magna implemented workplace modifications and distributed personal protective equipment ("PPE") to minimize the risk of workplace spread of COVID-19, spending approximately $50 million on such items.

Although the suspension of production in different regions in the first half of 2020 necessitated temporary layoffs, Magna management took a number of actions to minimize the impact on the economic well-being of employees, including: making top-up payments; continuing employee benefits while on temporary layoff or furlough; and engaging government support programs for employees. Government support programs were engaged in a number of countries, including Canada, the United States, the United Kingdom, Germany and Austria. Generally, these programs enabled employees to remain on payroll and maximize income and/or benefits while inactive or furloughed due to mandatory stay at home orders. By Magna engaging such programs, employees were spared the administrative burden of applying for, and potential lags in receiving, government support. The company's employees were the ultimate beneficiaries of $250 million of the $320 million in government support received by Magna globally. (Through the actions discussed below, the CGCNC ensured that Executive Management did not receive any compensation benefit on the difference, net of the $50 million spent on workplace modifications and PPE.)

Management shared with the CGCNC an analysis demonstrating the impact of COVID-19 on a typical Magna employee compensated at the average level in each of Canada, the United States, Mexico, Austria and Germany. Based on the actions taken by management, as well as the impact of government support programs, a typical Magna employee compensated at the average would have experienced a COVID-19-related compensation impact which ranged from -7% to +2% depending on country of employment, determined by comparing 2020 compensation against 2019. The weighted average impact, taking into account the number of employees in each of the five countries, was -1%. While any deterioration in compensation of the company's workforce is of concern to us, the relatively modest impact indicated by these figures demonstrated to us that the company's overall approach was reasonable in the circumstances.

The second half of 2020 was an altogether different story. The resumption of economic activity in the third and fourth quarters of the year, combined with cost containment, cash preservation and other actions, resulted in strong third quarter and record fourth quarter performance. Selected 2020 financial metrics (all USD, millions) follow below, shown on the basis of first and second halves of the year, as well as full-year:

	H1 2020	H2 2020	FULL YEAR

Sales	12,950	19,697	32,647

Income (loss) from operations before income taxes	(403)	1,409	1,006

Cash provided from (used for) operating activities	(593)	3,871	3,278

Business of the Meeting        33

Magna maintained its dividend throughout 2020, increasing the fourth quarter dividend by 8% based on the strength of the company's second half and fourth quarter results, as well as optimism for 2021. The strong industry and company recovery in the second half of 2020 was also a major factor in Magna's strong TSR performance, both in absolute terms and relative to companies in Magna's rTSR peer group.

2020

Absolute TSR	28.95%

rTSR (rank of 15 peers in rTSR Peer Group)	4

rTSR (percentile rank compared to rTSR Peer Group)	P79

The dividend actions, together with absolute TSR and rTSR performance in 2020, leave us satisfied that the "shareholder experience" in 2020, when assessed on a full-year basis, was strongly positive in spite of the economic impact of COVID-19. We also note that Magna's employees, who collectively constitute one of the company's largest shareholding blocks through the Magna Employee Deferred Profit Sharing Plans (Canada, the United States and Europe), benefit proportionately from both the dividend actions and TSR performance discussed above.

A full discussion of Magna's 2020 financial performance can be found in the Management's Discussion and Analysis of Results of Operations and Financial Position for the year ended December 31, 2020.

Executive Compensation Decisions in Response to COVID-19

In the second half of 2020, the CGCNC monitored the developing impact of COVID-19 on Magna's compensation programs to assess the extent to which the underlying objectives of the company's system of executive compensation continued to be achieved. We truly believe that few, if any, compensation systems can fully account for a true "black swan" event such as COVID-19. Accordingly, as we monitored the effects of the pandemic on compensation, we assessed the manner in which Executive Management addressed compensation first and foremost for employees, but also for members of management at all levels below the executive level. What we observed was a fair, compassionate and empathetic approach to compensation for the company's broad workforce, as well as a fair, balanced and reasonable approach to managers below the executive level. As we then considered whether, and if so how, to address the significant impact of COVID-19 on executive compensation, we were satisfied that any potential actions would not provide exceptional treatment for members of Executive Management.

No discretionary actions were made by us with respect to 2020 executive compensation during the year—neither to targets, nor to any element of compensation. Instead, in the first quarter of 2021, the CGCNC, our independent advisors and certain representatives of Executive Management performed a detailed review of the impact of COVID-19 on executive compensation. This review included consideration of: operational and financial results for the full year, including implied STI outcomes for 2020; ROIC performance, including implied performance levels of previously granted ROIC PSUs; rTSR performance, including implied performance levels of previously granted rTSR PSUs; and absolute TSR and implied in-the-money values of previously granted stock options. This review provided us with a good view as to realized/realizable 2020 compensation for each member of Executive Management relative to previously-set targets. In addition to company-specific information, our review included guidance issued to date by proxy advisors regarding responsible approaches to addressing the impact of COVID-19 on executive compensation. In reviewing all of the above, we approached our own decision-making with an eye to achieving fair compensation outcomes in light of the overall context of a true "black swan" event, as well as the various ways in which Executive Management addressed its impacts on stakeholders, including employees and shareholders.

34       Business of the Meeting

Overall, the magnitude of the impact of COVID-19 on executive compensation stood in stark contrast with the scale of management effort involved throughout the year (including during mandatory stay at home periods) in maintaining organizational agility to safely, efficiently and profitably resume production. Additionally, we took note of the disproportionate reduction in executive compensation, as compared to compensation for Magna's broad workforce and other leaders, and remained mindful of the need to maintain management focus and motivation for the expected post-COVID recovery. We ultimately recommended, and the Board unanimously approved, certain adjustments to the bonus base used to determine annual profit sharing bonuses, as follows:

BONUS BASE IMPACT +/-	NATURE AND AMOUNT OF ADJUSTMENT TO BONUS BASE

+	Added-back to the bonus base $570 million in restructuring and impairment charges recorded in 2020 substantially as a result of the impact of COVID-19.

-	Deducted from the bonus base approximately $20 million, representing the difference between:
■ amounts received through government grant programs in excess of flow-throughs to employees for inactive labour and benefits during temporary layoff and furlough periods; and
■ the approximately $50 million incurred in the form of workplace modifications, PPE, Smart Start and similar expenses aimed at protecting employee health.

These discretionary adjustments impacted the STIs of Magna's 2020 NEOs in the following manner:

	DISCRETIONARY ADJUSTMENT ($)	TOTAL ADJUSTED STI ($)	2020 TARGET STI ($)	ADJUSTED STI VS. TARGET STI

Donald J. Walker	1,414,000	4,126,000	7,575,000	-46%

Seetarama S. Kotagiri	532,000	1,552,000	2,600,000	-40%

Vincent J. Galifi	601,000	1,753,000	3,228,000	-46%

Tommy J. Skudutis	601,000	1,753,000	3,228,000	-46%

Günther F. Apfalter	93,000	1,267,000	1,741,000	-27%

Overall, we are satisfied that the approach adopted is appropriate in light of the company's effective, empathetic, employee- and shareholder-focused response to COVID-19 and the following additional considerations:

  ■
  adjustments to the bonus base were focused on isolating COVID-19 impacts that were unavoidable and beyond management's control;
  ■
  Magna's standard Base Salary ($325,000 for each NEO) provides a below-market level of fixed compensation;
  ■
  maintenance throughout 2020 of Magna's highly-variable, profit sharing STI helped drive the behaviours that resulted in the strong performance in the second half of 2020;
  ■
  annual profit sharing STIs remained significantly below-target in spite of the adjustments to the bonus base;
  ■
  NEOs faced a significantly greater impact to their annual (STI) compensation (on average, -41%) than that felt by a typical Magna employee in any of the five countries discussed earlier (weighted average -1%);
  ■
  the approach adopted was both simpler and generated a more modest adjustment to the bonus base than alternative approaches considered;
  ■
  the adjustments were structured to avoid compensating Executive Management on the net benefit from COVID-19 government grant programs; and
  ■
  long-term incentives, in the form of PSUs and stock options, were not adjusted.

Business of the Meeting        35

Total 2020 CEO Compensation

Compensation for Magna's CEO during 2020, Donald Walker, consisted of a significantly below-market base salary, the profit-driven STI discussed above, as well as LTIs tied to value-creation on both an absolute basis and relative to industry peers. Mr. Walker's base salary and target STI represented 40% of his target total direct compensation (TDC) $19.830 million, with target LTI values representing 60% of such target amount. Mr. Walker's TDC was set by the Board in 2017 and was held at that level through the end of 2020, when he retired. Mr. Walker did not receive any severance or retirement compensation, nor any non-contractual amount in relation to his retirement.

	TARGET TDC ($)	2020 TDC ($)	2020 TDC VS TARGET TDC

Base Salary	325,000	325,000

STI	7,600,000	4,126,000

LTIs (at target)
ROIC PSUs	4,760,000	4,760,000	-17.5%
rTSR PSUs	2,380,000	2,380,000
Stock Options	4,760,000	4,760,000

Total	19,830,000	16,351,000

The CGCNC engaged its independent compensation advisor, Hugessen, to perform a "realized/realizable" compensation analysis of Mr. Walker's compensation over the last three years in order to help the CGCNC in assessing compensation outcomes. Realized/realizable compensation provides an indication of how the different elements of compensation are actually performing as of a point in time. Such an analysis for Mr. Walker's realized/realizable compensation as of December 31, 2020, takes into account his base salary and actual STI for each year show, together with:

  ■
  the realized value of ROIC PSUs and rTSR PSUs for which the performance period is complete, factoring-in the applicable payout level and change in share price;

  ■
  the December 31, 2020:

  ■
  value of the ROIC PSUs and rTSR PSUs for which the performance period is not yet complete, factoring-in the implied payout level and change in share price; and

  ■
  "in-the-money" value of stock options granted.

	YEAR	ACTUAL TDC(1) ($)	REALIZED/REALIZABLE VALUE AS OF 12/31/20 ($)	REALIZED/REALIZABLE VS. ACTUAL TDC (%)	CUMULATIVE TSR(2) (%)	ROIC(3) (%)

	2020	16,351,000	24,652,000	151	33	6.4

Donald J. Walker	2019	18,020,000	22,818,000	127	66	12.0

	2018	20,203,000	24,872,000	125	36	14.5

Note:

1.
Actual TDC includes base salary, STI and the grant date value of LTI compensation awarded during the year, as reported in the Summary Compensation Table for each year.
2.
Represents the cumulative total shareholder return, assuming dividends, for the period from January 1 of the respective year to December 31, 2020.
3.
Represents ROIC for purposes of the ROIC PSUs, as defined in Section C of the CD&A.

We believe that the outcomes in the table above demonstrate an appropriate relationship between pay and performance over time that is linked to the experience of the shareholder. In particular, the analysis demonstrates that realized/realizable pay for a given year provides reasonable upside potential and downside exposure based on shareholder value creation as measured by TSR, ROIC and rTSR.

36       Business of the Meeting

Pay for Performance

The Say on Pay vote at the Meeting represents your opportunity to express to us your view as to whether the company's approach to executive compensation generates outcomes that are justified by Magna's performance. There is no single way of assessing the relationship between pay and performance, nor any one metric on its own which can convey a complete picture as to such relationship. However, in light of the following considerations, we are satisfied that compensation outcomes are justified by performance:

  ■
  sensitivity of the STI to the deterioration in Magna's Income from operations before income taxes ("Pre-Tax Profit") in 2020;

  ■
  leverage in the compensation program, as a result of the equity-based LTIs in the system;

  ■
  Magna's record of creating value, as evidenced by the cumulative TSR reflected in the realized/realizable compensation analysis above, as well as the company's rTSR performance;

  ■
  Magna's continuing profitability and strong cash flow generation, despite the challenges posed by COVID-19 in 2020; and

  ■
  alignment between pay and performance, as discussed and depicted below.

To assist you in reaching your own conclusions regarding the linkage between executive compensation and performance, we have included the pay for performance graph below. This graph depicts the alignment between CEO compensation and rTSR performance against the companies in Magna's executive compensation peer group, which is used to set compensation. The executive compensation peer group reflects companies which are close to Magna in size and scale across multiple metrics, but contains companies from different industries which have different business cycles, growth drivers, geographic markets and other factors. We have also considered pay for performance alignment in relation to Magna's rTSR peer group used in assessing performance and payouts of the company's rTSR PSUs. The peers in the rTSR peer group reflect companies which reflect industry competitors for investment capital and talent, but differ in size, scale and other respects. Both the graph below, as well as a similar analysis using the rTSR peer group, demonstrate strong alignment between pay and performance over a three-year period.

Business of the Meeting        37

Perfect alignment between pay and performance is represented by the diagonal solid line from bottom left to top right in the graph above, while the space between the diagonal and dashed lines represents a zone of general alignment. The depiction of alignment in the above graph is intended to assist you in your assessment as to pay for performance alignment, but we encourage you to consider the information conveyed by the graph in the context of all of the information in this report, prior to casting your vote on the Say on Pay resolution.

Leadership Changes and 2021 Target Compensation Setting

Magna experienced a number of planned executive leadership retirements and changes in 2020/2021, with seamless transitions to date in each case:

EXECUTIVE ROLE	RETIRING LEADER	NEW APPOINTMENT	EFFECTIVE DATE

Chief Executive Officer	Donald J. Walker	Seetarama S. Kotagiri	January 1, 2021

President	–	Seetarama S. Kotagiri	January 1, 2020

Chief Marketing Officer	James J. Tobin	Eric J. Wilds	January 1, 2020

Chief Legal Officer	Riccardo C. Trecroce	Bruce R. Cluney	July 1, 2020

President, Magna Asia	James J. Tobin	Günther F. Apfalter	July 1, 2020

Executive Vice-President, Corporate R&D	–	Sherif S. Marakby	July 6, 2020

Executive Vice-President, Corporate Projects & Strategy Development	Francis J. Seguin	–	September 30, 2020

The most significant of the above retirements involved that of Magna's long-time Chief Executive Officer, Donald J. Walker. In connection with this planned leadership transition, the Board promoted Seetarama S. Kotagiri from Chief Technology Officer to President in January 2020. In October 2020, the Board announced Mr. Kotagiri's pending appointment as Chief Executive Officer effective January 1, 2021.

Working with its independent compensation advisor, the CGCNC set Mr. Kotagiri's target compensation at $6.5 million for 2020 (up from $4.3 million in 2019), recognizing the increased responsibility and workload involved in the company's second-most senior role. As the timing of Mr. Walker's retirement crystallized part-way through 2020, the CGCNC worked closely with William Young, Chairman of the Board, and our independent compensation advisor to determine an appropriate level of 2021 target compensation for Mr. Kotagiri. We also had opportunity to further review Mr. Kotagiri's 2020 target compensation in relation to the magnitude of work involved in the transition to leadership of a company of Magna's global scale. Based on such review, we recommended, and the Board unanimously approved, restricted stock units with a grant value of $2.0 million, effectively increasing Mr. Kotagiri's target 2020 compensation to a total of $8.5 million.

Our efforts in setting Mr. Kotagiri's 2021 target compensation were guided by the fundamental principle that target compensation should be roughly at the median of Magna's executive compensation peer group. In fact, we established Mr. Kotagiri's target compensation below the executive compensation peer group median, with the intent to increase that target based on demonstrated achievements in the role.

"The CGCNC made a commitment to shareholders beginning in 2017 that successor NEO compensation would migrate to the median, and we have fully honoured that commitment in setting Mr. Kotagiri's 2021 target compensation."
Dr. Indira Samarasekera CGCNC Chair

PEER GROUP MEDIAN TARGET	2021 S. KOTAGIRI TARGET COMPENSATION

~$15.5 million	$12.0 million

38       Business of the Meeting

In addition to setting Mr. Kotagiri's 2021 target, the CGCNC also implemented a number of corporate governance enhancements to compensation terms, including:

  ■
  a 2x cap on the profit sharing STI;
  ■
  elimination of the 12-month notice period to reset the STI/profit sharing percentage;
  ■
  expanded compensation clawback; and
  ■
  discontinuation of personal use of corporate aircraft.

Lastly, Mr. Kotagiri`s equity maintenance requirement was increased to $8.0 million, subject to a five-year period in which to increase from his previous $3.2 million requirement.

When Mr. Kotagiri's 2021 profit sharing percentage was approved in February 2021, the CGCNC simultaneously reset profit sharing percentages for the company's other NEOs and other members of Executive Management. Such percentages are not typically adjusted on an annual basis, but were reset for the entire Executive Management team in order to:

  ■
  address the significant forecast impact of COVID-19, which could not have been accounted for in prior business plans on which profit sharing percentages were set;
  ■
  take into account Magna's evolving business profile, including the increasing weighting of business aligned with secular trends such as electrification and vehicle autonomy, as well as the related increase in R&D expenditures; and
  ■
  align all members of Executive Management on the same underlying profit sharing basis.

Importantly, the CGCNC's approval of revised profit sharing percentages, as well as the discretionary adjustments to the 2020 bonus base (as discussed earlier in this CGCNC Compensation and Performance Report), was conditioned on the enhancements to compensation terms referenced above being implemented for all members of Executive Management for 2021.

In Closing

2020 was clearly a busy and challenging year for the CGCNC in terms of our oversight of executive compensation – both because of the impact of COVID-19, as well as the significant number of planned executive transitions. Overall, we are satisfied with the compensation outcomes achieved and we are satisfied that we have fulfilled the commitment we made to shareholders to migrate executive compensation toward the median of Magna's executive compensation peer group. Moreover, the enhancements to compensation terms introduced for all members of Executive Management further demonstrate our responsive and responsible approach to compensation governance.

At the same time, we know our work is ongoing. Magna's business is evolving along with changes in the automotive industry and the future of mobility – particularly, through the accelerating importance of powertrain electrification, software/electronics, vehicle autonomy and new mobility concepts. Magna's profile in each of these areas requires significant investment in R&D and may, in some cases, involve M&A activity to position the company for sustained long-term growth. Through 2021 and beyond, we intend to further assess the extent to which Magna's executive compensation system aligns management behaviours with the company's strategic priorities and promotes the company's ability to address the accelerating changes within the industry. To the extent needed, we are ready to continue evolving the system to help position the company for continued success.

Business of the Meeting        39

At Magna's May 6, 2021 annual meeting, you will have the opportunity to express your views on Magna's approach to executive compensation through the advisory Say on Pay vote. In casting your vote, we trust that you will carefully consider the perspectives we have shared in this report, and we look forward to your support on Magna's Say on Pay resolution.

Dr. Indira V. Samarasekera (Committee Chair)	Hon. V. Peter Harder	Lisa S. Westlake

40       Business of the Meeting

Compensation Discussion & Analysis

Key Terms Used in This Section

CD&A:	the Compensation Discussion & Analysis section of this Circular
executive compensation peer group:	the group of companies discussed in Section B of this CD&A, against which the compensation of our Executives is compared or benchmarked
Fasken:	the CGCNC's independent legal advisors, Fasken Martineau DuMoulin LLP
Hugessen:	the CGCNC's independent compensation advisor, Hugessen Consulting
LTIs:	long-term incentives in the form of PSUs, RSUs and stock options
Named Executive Officers or NEOs:	our five most highly compensated executive officers
Pre-Tax Profit:	Income from operations before income taxes
PSUs:	performance stock units
ROIC:	the company's return on invested capital, calculated as set forth in Section C of this CD&A
RSUs:	restricted stock units
rTSR	TSR, relative to the rTSR peer group
rTSR peer group:	the group of companies discussed in Section B of this CD&A, against which Magna's rTSR is measured in connection with the company's rTSR PSUs
STI	short-term incentive in the form of a profit sharing bonus
TSR:	Total Shareholder Return

Section Summary

This CD&A is divided into the following sections:

The Summary Compensation Table follows on page 60.

Business of the Meeting        41

A. Compensation Philosophy & Objectives

Corporate Culture and Compensation

Our unique, entrepreneurial corporate culture seeks to balance the interests of key stakeholders, such as shareholders, employees and management, including by establishing a framework for each such type of stakeholder to share in our profitability. We believe that our corporate culture has been a critical factor in our past growth and success and expect it will continue to be a critical factor in our ability to create long-term shareholder value. In particular, the employee and management profit sharing elements of our culture have proven to be essential to our ability to attract and retain our skilled, entrepreneurial employees and managers, as well as to create effective incentives for them to achieve strong performance in a cyclical and highly competitive industry.

Approach to Employee Compensation

Magna is committed to an operating philosophy based on fairness and concern for people. This philosophy is part of our "Fair Enterprise" culture in which employees and management share the responsibility to help ensure our success. Our Employee's Charter sets out this philosophy through the following fundamental principles:

  ■
  job security;
  ■
  safe and healthful workplace;
  ■
  fair treatment;
  ■
  competitive wages and benefits;
  ■
  employee equity and profit participation;
  ■
  communication and information; and
  ■
  an employee hotline.

Our commitments to employees in respect of each of the above principles is described in more detail in our Annual Information Form / Annual Report on Form 40-F filed concurrently with this Circular.

Two of the above principles in the Employee's Charter directly address employee compensation:

  Competitive Wages and Benefits: we are committed to providing our employees with information which enables them to compare their total compensation, including wages and benefits, with those earned by employees of direct competitors and local companies with which our subsidiaries compete for employees. Where an employee's compensation is found not to be competitive, it will be adjusted.

  Employee Equity and Profit Participation: we believe that our employees should share in our financial success. Accordingly, 10% of our qualifying annual pre-tax profit before profit sharing is shared among participating employees in the form of cash alone or cash plus Magna equity. In addition to rewarding employees for their contribution to our success, this helps create an "owner's mindset" among employees and aligns their interests with those of shareholders. The aggregate number of Magna Common Shares held in the Employee Equity and Profit Participation Plan for our Canadian, U.S. and European employees make participating employees (collectively) one of our single largest shareholding groups. For participating employees in countries where equity participation is not practical, we offer profit sharing in cash. In some countries, employees share in our profits through a statutory profit sharing arrangement rather than our Employee Equity and Profit Participation Plan. Corporate, Operating Group and other managers on management profit sharing programs are not eligible to participate in the Employee Equity and Profit Participation Plan.

Employees who participate in the Employee Equity and Profit Participation Plan typically receive the equity portion of their profit share in the form of deferred compensation, which is intended to promote employees' efforts to save money for their retirement years. In connection with its oversight responsibilities related to talent management and employee pension plans, the CGCNC receives annual reports relating to aggregate annual profit sharing through the Employee Equity and Profit Participation Plan. Among other things, this enables the CGCNC to consider

42       Business of the Meeting

aggregate management profit sharing for Executive Management in relation to aggregate profit sharing for employee participation in the Employee Equity and Profit Participation Plan.

Executive Compensation Philosophy

Magna's strategy is to create long-term value for shareholders through continued growth and success as a leading global mobility technology company. We operate a complex business in a highly competitive, cyclical, lean manufacturing industry in which disciplined cost management, manufacturing excellence, effective program management, as well as constant innovation are critical to short-term profitability. At the same time, the automotive industry is undergoing significant change, including through the accelerating importance of powertrain electrification, software/electronics, vehicle autonomy and new mobility concepts. Realizing value from these opportunities will, among other things, require careful capital allocation decisions, disciplined acquisition choices, methodical equity investments in strategic partners and investments in innovation/R&D, which may not generate immediate returns.

Magna's compensation framework has been structured to promote effective short- and long-term decision-making in the above context through balanced incentives aimed at profitable growth in a lean manufacturing business, as well as long-term value creation in a rapidly evolving industry. Some of the ways we seek to achieve these objectives include:

Compensation Framework Feature	Purpose

Minimal fixed compensation	■ Low base salaries and highly variable compensation help create an owner's mindset
 ■      Motivates managers to achieve consistent profitability in order to maintain consistent compensation
■ Incents profit growth to grow compensation

Performance-conditioned profit sharing bonus / STI	■ Promotes entrepreneurialism
 ■      Drives strong managerial focus on lean/efficient operations through effective management of costs
■ Connects compensation to the operational impact of everyday decisions

Performance-conditioned multi-metric LTI	■ ROIC PSUs incent efficient capital allocation and value creation
 ■      rTSR PSUs create sensitivity to stock market performance and return of capital to shareholders, in the form of dividends, as well as alignment with shareholders
■      Capped PSU payouts help mitigate risk by promoting responsible decision-making and discouraging excessive risk-taking
■ Stock options incent absolute TSR growth

No pensions / retirement benefits	■ Reinforces an owner's mindset and incents long-term growth in equity value as a pension-alternative

Significant share maintenance requirement	■ Reinforces an owner's mindset ■ Alignment with shareholders ■ Helps mitigate risk

Benefits	■ Substantially consistent with those of other employees in the same office/jurisdiction

Additionally, all compensation systems must be successful in attracting, motivating and retaining world-class managers. We seek to provide executives with competitive compensation packages, including the opportunity to achieve superior compensation for superior performance. The next section of this CD&A describes the process through which compensation decisions are made, including compensation benchmarking practices we use to help structure competitive compensation packages.

As discussed earlier, the profit sharing elements of our executive compensation program were developed within the context of an entrepreneurial culture which, by definition, requires some degree of risk-taking in order to achieve growth. Recognizing that the consequences of excessive risk-taking may be felt most acutely by shareholders, our executive compensation program seeks to encourage and reward responsible business decision-making and reasonable risk-taking. We seek to achieve this through a variety of methods, which are discussed in Section D of this CD&A.

Business of the Meeting        43

B. Compensation Decision-Making: Responsibility and Process

Role of Our Board

Our Board oversees our system of executive compensation including by satisfying itself that our system is effective in attracting, retaining and motivating skilled executives who can achieve our strategic objectives. The Board also annually assesses the company's performance and that of the Chief Executive Officer in relation to pre-defined objectives approved by the Board.

Role of the CGCNC

The Board has delegated to the CGCNC responsibility for annually reviewing, considering and making recommendations related to executive compensation matters generally. More specifically, the CGCNC has been delegated responsibility for making recommendations with respect to the application of our executive compensation program to members of Executive Management, including the NEOs discussed in this CD&A.

While some NEOs, such as our Chief Executive Officer and Chief Financial Officer, are usually invited to participate in CGCNC meetings, final compensation decisions affecting NEOs are typically made by the CGCNC without any NEOs present in order to ensure the independence of the decision-making process.

Role of Our Chief Executive Officer

The CGCNC looks to the Chief Executive Officer to assess the performance of and make recommendations regarding the compensation levels of his direct reports. Such performance assessments are considered by the CGCNC in the context of LTI awards to members of the executive team, as well as proposed compensation changes for such executives. The CGCNC also looks to the Chief Executive Officer to put forward his general recommendation regarding LTI awards to all other proposed recipients.

CGCNC Selects and Retains Its Own Independent Advisors

In reviewing, considering and making recommendations on executive compensation matters, the CGCNC considers the advice of its independent advisors, Hugessen and Fasken, both of which have been selected and retained directly by the CGCNC. The CGCNC typically meets in camera with its independent advisors as part of each of the CGCNC's meetings attended by them.

Role of the Independent Compensation Advisor

Hugessen has acted as the CGCNC's compensation advisor since December 2012. Hugessen only provides board-side advice, had no relationship with Magna or its Board prior to December 2012 and does not provide any services to Magna other than the advisory services provided to the CGCNC. One or more representatives of Hugessen are invited to attend CGCNC meetings at which executive compensation matters are discussed. Hugessen reports directly to and seeks its instructions directly from the CGCNC and communicates as needed with the CGCNC Chair between meetings.

The scope of Hugessen's services generally includes advice related to executive and director compensation program structure and design, benchmarking data and observations, as well as pay for performance analytics. In addition, Hugessen provides the CGCNC with contextual information relating to compensation best practices and emerging trends. The services provided by Hugessen to the CGCNC in 2020 included:

  ■
  analysis of Magna's relative performance and NEO compensation;
  ■
  advice, analysis and considerations related to 2020 compensation decisions, including actions to address the impact of COVID-19 on executive compensation;
  ■
  advice regarding compensation-setting for Mr. Kotagiri, in connection with his appointment as President early in 2020, as well as CEO effective January 1, 2021;
  ■
  consideration of and recommendations related to 2021 target compensation levels;

44       Business of the Meeting

  ■
  advice related to LTIs; and
  ■
  ongoing review and advice on compensation recommendations presented for CGCNC approval.

Hugessen's advice was only one of a number of factors (discussed below) which were reviewed and considered by the CGCNC in making its executive compensation recommendations to the Board.

The fees billed by Hugessen for the services it provided to the CGCNC in 2020 and 2019 were:

DESCRIPTION OF SERVICES	2020		2019

	(C$)	(%)	(C$)	(%)

Executive compensation services provided to CGCNC	307,000	100	158,000	100

All other services for Magna	NIL	NIL	NIL	NIL

Total	307,000		158,000

CGCNC Considers a Wide Range of Factors in its Executive Compensation Decisions

In connection with executive compensation decisions, the CGCNC will normally consider a wide range of factors, including:

  ■
  Magna's core operating and compensation philosophies and principles;
  ■
  alignment of management, employee and shareholder interests to create long-term shareholder value;
  ■
  our financial, operating, stock price, ROIC, TSR and rTSR performance;
  ■
  long-term strategic objectives;
  ■
  compensation risk considerations;
  ■
  compensation benchmarking data;
  ■
  pay for performance alignment data;
  ■
  individual executive performance;
  ■
  performance of prior LTI grants;
  ■
  the recommendations of our Chief Executive Officer with respect to his direct reports;
  ■
  the advice and recommendations of the CGCNC's independent advisors;
  ■
  accounting impact and potential dilution to shareholders from equity compensation;
  ■
  feedback received from shareholders and other stakeholders;
  ■
  general information relating to executive compensation trends and developments; and
  ■
  retention, succession and other relevant considerations.

In making recommendations to the Independent Directors, the CGCNC does not rely solely on any one of the above or other factors.

CGCNC Discretion

The CGCNC maintains authority over target total direct compensation levels, as well as the form of STIs and LTIs and the performance goals/targets applied to LTI compensation. Situations requiring application of CGCNC discretion may arise from time to time with respect to the calculation of the bonus base for profit sharing, the ROIC PSUs or rTSR PSUs. Additionally, the CGCNC and Executive Management have a common understanding that, as part of the Board's review of the terms of any proposed material acquisition or disposition, the CGCNC will work with Executive Management to identify potential changes to executives' current employment contract terms, including profit sharing percentages, to ensure that executive compensation arrangements remain appropriate following such transactions.

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Target Compensation Setting

Under Magna's executive compensation framework, the CGCNC determines target total direct compensation for the Chief Executive Officer, who proposes to the CGCNC target total direct compensation levels for his direct reports. The CGCNC assesses proposed target total direct compensation levels in the context of the various factors described above and approves the target. It determines the target amounts to be granted in the form of long-term equity, based on a 60%/40% equity/cash split for the Chief Executive Officer and a 55%/45% split for the Chief Financial and Chief Operating Officer. The equity/cash split for other members of Executive Management varies from 50%/50% to 40%/60% depending on the role.

The CGCNC maintained target 2020 total direct compensation for the company's Chief Executive Officer, Chief Financial Officer and Chief Operating Officer unchanged from their respective 2019 levels, while target compensation for Magna`s President during 2020 was set as described in the "CGCNC Compensation and Performance Report`` earlier in the Circular. The 2020 target compensation for Magna`s President of Magna Europe and Magna Asia was increased during the year in connection with his assumption of responsibility for Magna Asia. Accordingly, 2020 targets for the NEOs were as follows:

Name	TARGET TOTAL DIRECT COMPENSATION ($)

Donald J. Walker	19,830,000

Seetarama S. Kotagiri	8,500,000

Vincent J. Galifi	7,953,000

Tommy J. Skudutis	7,953,000

Günther F. Apfalter	3,561,000

Executive Compensation Peer Group

In setting target total compensation levels for members of Executive Management, the CGCNC considers benchmarking data from Magna's executive compensation peer group. Such data provides the CGCNC with a basis for determining Magna's pay for performance, including through "back-testing" of realizable pay. It also serves as a market reference point in setting compensation within a reasonable competitive range.

Magna's executive compensation peer group currently consists of 17 companies from a broad comparator universe composed primarily of North American public companies which are direct industry peers or capital goods comparables. The broad universe of comparator companies was identified and screened by Hugessen using a three-tiered approach, with broader screening criteria for companies in the automotive industry and narrower criteria for companies in other industries, as follows:

Automotive:	1/5x to 5x Magna's Total Revenue and Total Enterprise Value ("TEV")
Close Capital Goods:	1/3x to 3x Magna's Total Revenue and TEV
Other Capital Goods:	1/2x to 1.5x Magna's Total Revenue and TEV

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The executive compensation peer group remains substantially unchanged, except for the removal of Delphi Holdings in 2020 as a result of its acquisition by BorgWarner, and currently consists of the following companies:

EXECUTIVE COMPENSATION PEER GROUP

Adient plc	Ingersoll-Rand PLC

BorgWarner Inc.	Johnson Controls Inc.

Caterpillar Inc.	Lear Corp.

Cummins Inc.	PACCAR Inc.

Deere & Company	Parker-Hannifin Corp.

Eaton Corp.	Raytheon Technologies Corporation

Emerson Electric Co.	Stanley Black & Decker, Inc.

Honeywell International Inc.	The Goodyear Tire & Rubber Company

Illinois Tool Works Inc.

rTSR Peer Group

The CGCNC also uses a peer group against which performance is assessed for purposes of the rTSR PSUs. The rTSR peer group consists of 11 automotive suppliers selected from a comparator universe of publicly traded North American companies in the automotive industry. The selected peers are considered to be Magna's most direct competitors for business and investor capital, based on such factors as coverage by equity research analysts, as well as inclusion in industry indices and in the peer groups of peer companies. The rTSR peer group also contains the following, each of which counts as the equivalent of a single company within the peer group:

  ■
  a composite peer consisting of the two publicly-traded, North American automobile OEMs;
  ■
  a composite peer consisting of three publicly-traded European automotive suppliers; and
  ■
  the S&P500 index.

The peer group remains substantially unchanged, except for the removal of Delphi Holdings in 2020 as a result of its acquisition by BorgWarner, and the removal of Fiat Chrysler early in 2021 as a result of its merger with PSA to form Stellantis N.V. The rTSR peer group currently consists of the following companies:

rTSR PEER GROUP

Adient plc	Lear Corp.

American Axle Manufacturing & Holdings Inc.	Linamar Corp.

Autoliv, Inc.	Martinrea International Inc.

BorgWarner Inc.	Tenneco Inc.

Dana Incorporated	Visteon Corp.

Gentex Corp.

Ford / General Motors (Composite Peer)	Continental / Faurecia / Valeo (Composite Peer)

S&P 500 Index

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C. Elements of Magna's 2020 Executive Compensation Program

2020 NEOs	Magna's Named Executive Officers in 2020 were:
	■ Donald J. Walker	Chief Executive Officer
	■ Seetarama S. Kotagiri	President and President, Power & Vision
	■ Vincent J. Galifi	Chief Financial Officer
	■ Tommy J. Skudutis	Chief Operating Officer
	■ Günther F. Apfalter	President, Magna Europe and Asia

Employment Contracts	Each NEO is subject to an employment agreement which specifies various key terms, including:
■ target total compensation, as well as base salary, STI percentage and target LTI values;
■ standard benefits to be provided;
■ terms on which compensation can be clawed-back;
■ the securities maintenance amount applicable to the executive; and
■ the terms which apply in different termination scenarios.
Overview	Our 2020 compensation program for the NEOs consisted of the following elements:

1. Base Salaries:
We maintain base salaries for NEOs which are positioned significantly below base salaries in our executive compensation peer group. These low base salaries are intended to:

■ maximize the incentive for each executive to pursue profitability for the benefit of all of Magna's stakeholders;
■ reinforce the link between executive pay and corporate performance; and
■ reflect and reinforce our entrepreneurial corporate culture.
During 2020, our North American-based NEOs received identical base salaries of $325,000; our sole European-based NEO received a base salary of EUR 200,000.

NAME	BASE SALARY ($)

Donald J. Walker	325,000

Seetarama S. Kotagiri	325,000

Vincent J. Galifi	325,000

Tommy J. Skudutis	325,000

Günther F. Apfalter	245,000(1)

Note:
1. Converted from Euros at the ECB Reference Rate on December 31, 2020.

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2. Short-Term Incentive
The STI for each NEO is an annual profit sharing bonus, which ordinarily is completely "at-risk". However, effective January 1, 2021, the STI for each NEO is capped at 200% of the target STI value. In order to create maximum incentive to achieve profitability, the profit sharing bonus is earned from the first dollar of profit.

Ordinarily, the STI for each NEO other than Mr. Apfalter consists of a cash bonus based on our Pre-Tax Profit, as stated in our audited financial statements for the fiscal year ended December 31, 2020. However, as a result of the impact of COVID-19 on our industry, business and financial results, the CGCNC recommended and the Board approved the adjustments described in the "CGCNC Compensation and Performance Report" in this Circular.

During 2020, Mr. Apfalter had a three-part STI based on the profitability of each of Magna Steyr, Magna Europe and Magna International. Effective January 1, 2021, Mr. Apfalter's STI has been aligned with the STIs of other NEOs and is based entirely on Magna's Pre-Tax Profit. No adjustments were made to Mr. Apfalter's 2020 Magna Steyr or Magna Europe profit sharing bonuses. Also included in Mr. Apfalter's STI for 2020 was a one-time grant of EUR 125,000 ($154,000) cash in connection with his assumption of management responsibility for Magna Asia beginning in July 2020.
Adjusted profit sharing STIs for the NEOs were as follows in 2020:

	PROFIT SHARING STI ($)	DISCRETIONARY ADJUSTMENT ($)	ADJUSTED STI ($)

Donald J. Walker	2,712,000	1,414,000	4,126,000

Seetarama S. Kotagiri	1,020,000	532,000	1,552,000

Vincent J. Galifi	1,152,000	601,000	1,753,000

Tommy J. Skudutis	1,152,000	601,000	1,753,000

Günther F. Apfalter	1,193,000	93,000	1,267,000

Recognition of Individual and Team Performance
An NEO's profit share reflects a number of factors specific to the individual, including nature of the role, seniority/tenure and other factors. However, the direct link to Magna's profits ultimately reflects Magna's overall performance.
CGCNC Discretion Over Profit Shares
At the same time, the CGCNC maintains discretion over certain factors that may impact the calculation of Pre-Tax Profit for compensation purposes, as described under "CGCNC Discretion" in Section B of this CD&A. Effective as of January 1, 2021, the CGCNC has discretion to adjust NEOs' profit sharing percentages without advance notice. In addition, in conjunction with the Board's approval of a material acquisition or disposition, the CGCNC may equitably adjust profit sharing percentages to ensure executive compensation arrangements remain appropriate following any such transaction.

Business of the Meeting        49

STI Paid in Quarterly Installments
The STI paid to NEOs is paid in installments. Installments for the first three fiscal quarters of each year are normally paid following the end of each fiscal quarter, based on our year-to-date profits. Following the end of each fiscal year, we calculate the profit sharing bonus to which each NEO is entitled for that fiscal year, subtract the installments paid for the first three quarters and pay the difference as the final installment. Due to the impact of COVID-19 on our results in 2020, no installments were paid to NEOs in either of the first or second quarters of the year.

3. Long-Term Incentives:
LTIs for all of the NEOs consist of ROIC PSUs, rTSR PSUs and regular stock options. The three-part LTI is structured to reward a broad range of value-creating behaviour using multiple metrics. A majority (60%) of the total value granted by the CGCNC in the form of LTIs in respect of 2020 was in the form of performance-conditioned PSUs, the maximum realizable number of which is capped at 200% of target. The PSUs are completely "at risk" since performance below specified thresholds can result in no PSUs being paid out.

In addition to the foregoing LTIs, Mr. Kotagiri was awarded a one-time grant of $2.0 million of RSUs on November 9, 2020. The grant was made in connection with the announcement of his appointment as Chief Executive Officer effective as of January 1, 2021 and was intended to reward the significant incremental workload involved in the transition to such role. These RSUs will be redeemed effective March 31, 2023 by delivery of Common Shares acquired on the market under our share repurchase program, and will accrue dividends which will also be redeemed in Common Shares.
LTIs in the form of PSUs (at target), stock options and RSUs (where applicable), granted to NEOs in respect of 2020 were as follows:

NAME	ROIC PSUS ($/#)	rTSR PSUS ($/#)	STOCK OPTIONS ($/#)	TOTAL LTI ($)

Donald J. Walker	$4,760,000	$2,380,000	$4,760,000	11,900,000

	91,921	45,961	461,688

Seetarama S. Kotagiri	$1,430,000	$715,000	$1,430,000	5,575,000(1)

	27,615	13,808	138,700

Vincent J. Galifi	$1,760,000	$880,000	$1,760,000	4,400,000

	33,988	16,994	170,708

Tommy J. Skudutis	$1,760,000	$880,000	$1,760,000	4,400,000

	33,988	16,994	170,708

Günther F. Apfalter	$630,000	$315,000	$630,000	1,575,000

	12,166	6,083	61,106

Notes:
1. Includes one-time $2.0 million RSU grant, as discussed above.
ROIC PSUs
The ROIC PSUs are intended to incent and reward capital-efficient value creation over a three-year performance period. The performance period for the ROIC PSUs granted in respect of 2020 is January 1, 2020 to December 31, 2022.

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The number of ROIC PSUs realized by an NEO following the performance period depends on the target number granted by the CGCNC, Magna's return on invested capital performance in relation to its cost of capital and the payout scale approved by the CGCNC. The maximum number of ROIC PSUs which can be realized is capped at 200% of target, but no PSUs may ultimately be earned if ROIC performance falls below the payout threshold.
The dollar value of compensation realized by an NEO following the performance period will depend on the final number of ROIC PSUs paid-out, as well as the trading price of our Common Shares.

When ROIC PSUs are redeemed following the performance period, we deliver Common Shares acquired on the market under our share repurchase program, with dividends paid in cash based on the final number of ROIC PSUs.
ROIC is defined as:
ROIC is calculated as A ÷ B, where:
A = (Net Income before Interest and Income Taxes – Equity Income) multiplied by (1 – assumed Tax Rate of 25%), plus Equity Income

B = Total Assets (excluding Cash, Deferred Tax Assets and Operating Lease Right of Use Assets) less Current Liabilities (excluding Short-term Borrowings, Long-term Debt due within one-year and Current portion of Operating Lease Liabilities)

The CGCNC may exercise discretion to address various situations in order to ensure consistency and comparability in ROIC goal-setting and measurement, as discussed under "CGCNC Discretion" in Section B of this CD&A.
The following table sets out the payout scale for the ROIC PSUs (interpolation applies for points between the payout levels) and remains unchanged from 2019:

PERFORMANCE LEVEL	ROIC (%)	PAYOUT (% OF TARGET)

Maximum	19.0	200

Target	13.5 to 14.5	100

Threshold (Cost of Capital)	9	50

Below Threshold	–	0

As an exception to the foregoing payout scale, if Magna's ROIC (determined in the manner discussed below) is below the Threshold / Cost of Capital but three-year rTSR as determined for purposes of the rTSR PSUs is greater than or equal to the 55th percentile of the rTSR peer group, then 50% of the target number of ROIC PSUs will be paid out.

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Since Magna operates in a cyclical industry, we average the implied payout for each of the three individual years of the performance period to determine the actual ROIC PSU payout. This means that a year of ROIC performance which is below our cost of capital, such as 2020, will count as 0% in the payout calculation, but cannot be a negative percentage. The effect of this is that the ROIC PSU payout will not directly correspond to our three-year compound average ROIC. By calculating ROIC PSU payout based on the average implied payouts for each of the years of the performance period, extreme outlier years (such as 2020) cannot have a disproportionate impact on the payout calculation. The feature also operates to place a cap on ROIC performance above the maximum level, thus preventing positive outlier years from having a disproportionate impact on the payout calculation.
rTSR PSUs
The rTSR PSUs are intended to incent and reward creation of shareholder value, relative to the companies in our rTSR peer group. The performance period for the rTSR PSUs granted in respect of 2020 is January 1, 2020 to December 31, 2022.

The number of rTSR PSUs realized by an NEO following the performance period depends on the target number granted by the CGCNC, Magna's three-year rTSR performance and the payout scale approved by the CGCNC. The number of rTSR PSUs which can be realized is capped at 200% of target and no rTSR PSUs would be paid for rTSR performance below the 25th percentile of the rTSR peer group. The dollar value of compensation realized by an NEO following the performance period will depend on the final number of rTSR PSUs paid-out, as well as the trading price of our Common Shares. When rTSR PSUs are redeemed following the performance period, we deliver Common Shares acquired on the market under our share repurchase program, with dividends paid in cash based on the final number of rTSR PSUs.
The following table sets out the payout scale for the rTSR PSUs (interpolation applies for points between the payout levels) and remains unchanged from 2019:

PERFORMANCE LEVEL	THREE-YEAR rTSR (PERCENTILE)	PAYOUT (% OF TARGET)

Maximum	> 75th	200

Above Target	65th	150

Target	50th	100

Below Target	35th	50

Threshold	< 25th	0

As an exception to the foregoing payout scale, if the company's three-year rTSR is greater than the target level, thus demonstrating value creation, but absolute three-year TSR is negative, the number of rTSR PSUs paid out will be capped at the target level. This feature recognizes that payouts should not exceed target where shareholders have experienced a deterioration in the absolute value of their holdings.

52       Business of the Meeting

Stock Options
Stock options serve as a tool to incent absolute share price returns over the medium- to long-term (three to seven years). Magna's stock options vest in equal one-third tranches on the first three anniversaries of the grant date and expire on the seventh anniversary of the grant date. The CGCNC is committed to responsible option granting practices, including by maintaining annual option grants to all participants below 1% of our issued and outstanding shares. Options are not priced during trading blackouts and are granted at an exercise price equal to market price on the NYSE.
Stock options are typically granted in late February or early March of a year. Stock options in respect of 2020 compensation were granted on February 24, 2020, at an exercise price of $51.55.
Stock Option Plan
Stock option grants are made under our 2009 Incentive Stock Option Plan, which was approved by shareholders in May 2010. The 2009 Option Plan is discussed in further detail under "Incentive Plan Awards".
Post-Retirement Hold-Back
If an NEO ceases to be employed by Magna (including any affiliates) within one year following the date of a stock option exercise, he must hold shares with a market value (at the exercise date) equal to the net after-tax gain until the one-year anniversary of the exercise date.
Anti-Hedging Restrictions
Executives are not permitted to engage in activities which would enable them to improperly profit from changes in our stock price or reduce their economic exposure to a decrease in our stock price. Prohibited activities include "puts", "collars", equity swaps, hedges, derivative transactions and any transaction aimed at limiting an executive's exposure to a loss or risk of loss in the value of the Magna securities which he holds.
Automatic Securities Disposition Plans
Executives are permitted to enter into automatic securities disposition plans ("ASDPs"), which are also known as Rule 10b5-1 Plans. Such plans allow executives to establish a plan for the sale of Common Shares held by the executive and exercise of stock options granted to them, subject to meeting all legal requirements applicable to such plans. Among other things, an executive may only enter into, modify or terminate a plan while he or she is not under a trading blackout or otherwise in possession of material undisclosed information. None of the NEOs had an ASDP in place during 2020.

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4. Benefits
Benefits provided to NEOs are the same as those provided to other employees in the same country, with a few exceptions discussed below. As discussed earlier, Magna does not provide a defined benefit pension plan or other retirement benefits to NEOs, consistent with our compensation approach to employees generally.
Medical, Dental and Disability Benefits	NEOs receive the same medical, dental and disability benefits as other employees in the same country.
CEO and CFO Life Insurance Premiums Are Reimbursed
Other than Donald Walker and Vincent Galifi, NEOs receive the same insurance benefits as those available to other senior managerial employees in the same country. In addition to these standard insurance benefits, we reimbursed life insurance premiums on insurance policies for Donald Walker and Vincent Galifi. During 2020, the premiums reimbursed were as follows:
■ Donald J. Walker: $130,000(1)
■ Vincent J. Galifi: $47,000(1)

Note:
1. Converted from C$ at the BoC exchange rate on December 31, 2020.
Life insurance premium reimbursements are not grossed-up for income tax and are a legacy benefit that will not be offered to any additional NEOs in the future.
"Perks" are Limited
During 2020, we provided limited "perks" to NEOs, including limited access to corporate aircraft for personal use, when not required for business purposes and subject to reimbursement as discussed below. Personal usage of corporate aircraft has been discontinued effective January 1, 2021.

During 2020, limited personal use of the corporate aircraft was permitted, subject to reimbursement at 150% of an equivalent business class airfare for the same route. However, the difference between the "aggregate variable operating cost" of the personal flight and the amount reimbursed by the executive is treated as a "perk" and is disclosed in the Summary Compensation Table under "All Other Compensation". We add together all variable costs for operating the aircraft for a fiscal year, including fuel, maintenance, customs charges, landing and handling fees, data and communications charges and any other similar costs and divide that total by the number of hours flown during the year to calculate a cost per flight hour. The cost per flight hour multiplied by the flight hours for a personal flight, minus the amount reimbursed by the executive, is the value of the "perk".

Magna maintains corporate access privileges to the dining room, boardroom and other facilities of a third-party owned golf course adjacent to the company's head office. As part of such access, NEOs may utilize the golf club's facilities for personal use at their own expense. Consistent with European norms for senior managers, Mr. Apfalter is entitled to usage of a company car for both business and personal purposes, with operational costs borne by us. The personal use portion is recognized as a "perk" and is disclosed in the Summary Compensation Table under "All Other Compensation".

54       Business of the Meeting

Executive Equity Ownership
Executive Management Securities Maintenance Requirements
Each NEO is subject to a securities maintenance requirement set forth in his employment contract. If an NEO falls below the securities maintenance requirement, his bonus would be withheld until he demonstrates compliance with the requirement.

NAME	EQUITY MAINTENANCE REQUIREMENT ($)	NO. OF SHARES AND RSUS HELD AS OF 12/31/20 (#)	12/31/20 VALUE OF SHARES AND RSUS ($)

Donald J. Walker	10,000,000	1,666,605	117,996,000

Seetarama S. Kotagiri	3,200,000	139,094	9,848,000

Vincent J. Galifi	4,000,000	864,654	61,218,000

Tommy J. Skudutis	4,000,000	59,616	4,221,000

Günther F. Apfalter	1,224,000(1)	73,973	5,237,000

Note:
1. Converted from Euros at the ECB Reference Rate on December 31, 2020.

Termination/ Severance
Termination/ Severance Payments are Limited to a Maximum of 24 Months Compensation
NEOs are entitled to a maximum of 24 months' severance (the "Notice Period") in the event of termination without cause. Based on their years of service to Magna, NEOs' severance periods are as follows:

NAME	TENURE WITH MAGNA (YEARS)	SEVERANCE ENTITLEMENT (# MONTHS)

Donald J. Walker	30+	24

Seetarama S. Kotagiri	19+	24

Vincent J. Galifi	30+	24

Tommy J. Skudutis	28+	24

Günther F. Apfalter	19+	12

Severance payments are based on the average of an NEO's base salary and STIs for the 12 fiscal quarters prior to the termination.

A summary showing the treatment of each compensation element in different termination scenarios is set forth below under "Summary of Treatment of Compensation on Resignation, Retirement, Termination or Change in Control".

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Change in Control Protections
Double-Trigger
We maintain "double trigger" change in control protection for our North American-based NEOs; however, such protection does not provide any enhanced severance. The primary benefit is the acceleration of any unvested stock options in the event that a change in control is followed by termination of employment or constructive dismissal for "good reason". In a change in control scenario, treatment of outstanding stock options will need to be addressed by the CGCNC. Depending on the nature of the acquiror, outstanding options could become exercisable into equity of the acquiror. However, outstanding options could also be accelerated, in which case there would be no incremental benefit to the executive of his change in control protection.
The definition of "good reason" for purposes of the change in control protection applies only in the event of the following:
■ a material reduction in the executive's position, duties, authority or responsibilities;
■ Magna requiring the executive to work at a location which is more than 100 kms from where he is based at the time of the change in control; or
■ any other action which would constitute constructive dismissal at law.

56       Business of the Meeting

Summary of Treatment of Compensation on Resignation, Retirement, Termination, or Change in Control

Element of Compensation	Resignation	Retirement	Termination – Cause	Termination – No Cause	Termination Without Cause on Change in Control(1)

Base Salary	Pro-rated to effective date	Pro-rated to effective date	Pro-rated to effective date	Average of compensation excluding LTIs for the	Average of compensation excluding LTIs for the

Annual Bonus – Cash	Pro-rated to effective date	Pro-rated to effective date	Pro-rated to effective date	last 12 fiscal quarters paid out over severance period (up to 24 months) as salary continuation (bi-weekly) or lump-sum.	last 12 fiscal quarters paid out over severance period (up to 24 months) as salary continuation (bi-weekly) or lump-sum.

ROIC PSUs and rTSR PSUs	Forfeiture of unredeemed PSUs, except for executives who were NEOs prior to 2019, for whom PSUs granted in year of resignation are redeemed on regular payout date, subject to payout conditions established at time of grant (0% to 200%) and pro ration to reflect the proportion of the year worked.	PSUs granted in year of retirement are redeemed on regular payout date, subject to payout conditions established at time of grant (0% to 200%) and pro ration to reflect the proportion ot the year worked, except for executives who were NEOs prior to 2019, for whom pro ration is not applicable.	Forfeiture of unredeemed PSUs	PSUs granted in year of termination are redeemed on regular payout date, subject to payout conditions established at time of grant (0% to 200%) and pro ration to reflect the proportion of the year worked.	PSUs granted in year of termination are redeemed on regular payout date, subject to payout conditions established at time of grant (0% to 200%) and pro ration to reflect the proportion of the year worked.

Stock Options	Unvested and unexercised options expire on earlier of option expiry date and three months after effective date of resignation.	Unvested and unexercised options expire on earlier of option expiry date and three years after effective date of retirement. Option expiry is not accelerated where NEO has been designated to be a "Good Leaver".(2)	All unexercised options are cancelled on effective date of termination.	Unvested and unexercised options expire on earlier of option expiry date and three months after effective date of termination.	Vested options can be exercised until earlier of option expiry date and 12 months after Notice Period (as defined above). Unvested options accelerate and can be exercised until same date.

RSUs	Unredeemed RSUs are forfeited in the event of voluntary resignation.	RSUs are redeemed effective the first day of the month following an NEO's retirement date, in the case of a retirement after age 60.	Unredeemed RSUs are forfeited on the effective date of termination.	RSUs are redeemed on regular redemption date.	RSUs are redeemed on regular redemption date.

Benefits & Perks	None	None	None	None	None

Pension	None	None	None	None	None

Notes:

1.
Assumes Magna is a continuing entity following the Change in Control.

2.
"Good Leaver" applies where an applicable retiring NEO does not receive severance and enters into a retirement agreement approved by the Board which establishes a reasonable notice period prior to the NEO's retirement date, outlines his transitional responsibilities and reaffirms his non-competition and non-solicitation obligations. For 2020, Good Leaver treatment was available solely to the Chief Executive Officer, Chief Financial Officer and Chief Operating Officer. Our Chief Executive Officer, Donald J. Walker, retired effective December 31, 2020 and was confirmed by the Board to have met the requirements for Good Leaver treatment.

Business of the Meeting        57

Summary of Incremental Severance, Termination and Change in Control Payments	The table below shows the value of the estimated incremental payments or benefits that would accrue to each NEO upon termination of his or her employment following resignation, normal retirement, termination without cause, termination with cause and termination without cause on change in control. For stock options, the values shown represent the in-the-money value of any grants the vesting of which would accelerate as a result of each termination circumstance below.

	Resignation	Retirement	Termination – Cause	Termination Without Cause ($)	Termination Without Cause on Change in Control ($)

Donald J. Walker
Severance	NIL	NIL	NIL	NIL	NIL
ROIC PSUs	NIL	NIL	NIL	NIL	NIL
rTSR PSUs	NIL	NIL	NIL	NIL	NIL
Stock Options	NIL	NIL	NIL	NIL	NIL
Benefits & Perks	NIL	NIL	NIL	NIL	NIL
Pension	NIL	NIL	NIL	NIL	NIL

Total					NIL

Seetarama S. Kotagiri
Severance	NIL	NIL	NIL	6,721,000	6,721,000
ROIC PSUs	NIL	NIL	NIL	NIL	NIL
rTSR PSUs	NIL	NIL	NIL	NIL	NIL
Stock Options	NIL	NIL	NIL	NIL	3,791,000
Benefits & Perks	NIL	NIL	NIL	NIL	NIL
Pension	NIL	NIL	NIL	NIL	NIL

Total					10,512,000

Vincent J. Galifi
Severance	NIL	NIL	NIL	11,729,000	11,729,000
ROIC PSUs	NIL	NIL	NIL	NIL	NIL
rTSR PSUs	NIL	NIL	NIL	NIL	NIL
Stock Options	NIL	NIL	NIL	NIL	5,829,000
Benefits & Perks	NIL	NIL	NIL	NIL	NIL
Pension	NIL	NIL	NIL	NIL	NIL

Total					17,558,000

Tommy J. Skudutis
Severance	NIL	NIL	NIL	11,822,000	11,822,000
ROIC PSUs	NIL	NIL	NIL	NIL	NIL
rTSR PSUs	NIL	NIL	NIL	NIL	NIL
Stock Options	NIL	NIL	NIL	NIL	5,423,000
Benefits & Perks	NIL	NIL	NIL	NIL	NIL
Pension	NIL	NIL	NIL	NIL	NIL

Total					17,245,000

Günther F. Apfalter
Severance	NIL	NIL	NIL	NIL	NIL
ROIC PSUs	NIL	NIL	NIL	NIL	NIL
rTSR PSUs	NIL	NIL	NIL	NIL	NIL
Stock Options	NIL	NIL	NIL	NIL	1,979,000
Benefits & Perks	NIL	NIL	NIL	NIL	NIL
Pension	NIL	NIL	NIL	NIL	NIL

Total					1,979,000

Note:

1. Represents the in-the-money value of options, the vesting of which is accelerated in case of a change in control followed by an act of "good reason" resulting in a "double-trigger change" in control, using the closing price of Magna Common Shares on the TSX on December 31, 2020, converted at the BoC exchange rate on such date for options denominated in C$.

58       Business of the Meeting

D. Compensation Risk Management

Overall Level of Compensation Risk is Reasonable in Light of Nature of Magna's Business and Industry
The CGCNC has considered whether Magna's executive compensation system may encourage excessive risk taking. The CGCNC concluded that the potential risks created by any particular element of the system are appropriately mitigated by other elements and that the overall level of risk is reasonable in light of the nature of Magna's business and the automotive industry. In reaching this conclusion, the CGCNC considered the methods described below which are employed to help establish an appropriate balance between risk and reward, as well as to encourage responsible decision-making:

■     Board/CGCNC oversight of executive compensation generally;
 ■     independent advice and recommendations on compensation matters provided by compensation consultants and legal advisors directly selected and retained by the CGCNC;
 ■     Board/CGCNC discretion to determine target total compensation and adjust profit sharing percentages without notice and in connection with approval of M&A transactions;
■     complete Board/CGCNC discretion over the form of STIs and LTIs;
 ■     mix of compensation vehicles and metrics;
 ■     links between executive compensation and consequences of management decision-making, including due to dollar-for-dollar impact of impairments and restructuring charges on profit sharing pool (excluding 2020 COVID-related impact);
 ■     effective January 1, 2021, the 200% cap on STIs;
■     the 0-200% cap on the maximum number of PSUs that can be realized;
 ■     broad compensation clawback;
 ■     forfeiture risk applicable to PSUs, stock options and RSUs in certain circumstances;
 ■     significant levels of personal wealth "at risk" due to equity maintenance requirements;
 ■     post-retirement holdback of option shares resulting from option exercise occurring within one-year prior to retirement; and
■ anti-hedging restrictions.

Business of the Meeting        59

Summary Compensation Table

The following table sets forth a summary of all compensation earned in respect of 2020, 2019 and 2018 by the individuals who were our Named Executive Officers in respect of 2020. All amounts are presented in U.S. dollars and any applicable amounts in other currencies have been converted to U.S. dollars.

					NON-EQUITY INCENTIVE PLAN COMPENSATION ($)

NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)	SHARE-BASED AWARDS(1) ($)	OPTION-BASED AWARDS(2) ($)	ANNUAL(3) ($)	LONG- TERM ($)	PENSION VALUE ($)	ALL OTHER COMPENSATION ($)	TOTAL COMPENSATION ($)

Donald J. Walker	2020	325,000	7,140,000	4,760,000	4,126,000	NIL	NIL	130,000(4)	16,481,000
Chief Executive Officer	2019	325,000	7,140,000	4,760,000	5,795,000	NIL	NIL	186,000(4)	18,206,000
	2018	325,000	7,140,000	4,760,000	7,727,000	NIL	NIL	121,000(4)	20,073,000

Seetarama S. Kotagiri	2020	325,000	4,145,000	1,430,000	1,552,000	NIL	NIL	NIL	7,452,000
President and	2019	325,000	1,245,000	830,000	1,235,000	NIL	NIL	31,000(5)	3,666,000
President, Power & Vision	2018	325,000	1,745,000	830,000	2,098,000	NIL	NIL	NIL	4,998,000

Vincent J. Galifi	2020	325,000	2,640,000	1,760,000	1,753,000	NIL	NIL	47,000(6)	6,525,000
Executive Vice-President	2019	325,000	2,640,000	1,760,000	2,462,000	NIL	NIL	46,000(6)	7,233,000
and Chief Financial Officer	2018	325,000	2,898,000	1,932,000	3,660,000	NIL	NIL	44,000(6)	8,859,000

Tommy J. Skudutis	2020	325,000	2,640,000	1,760,000	1,753,000	NIL	NIL	6,000(7)	6,484,000
Chief Operating Officer	2019	325,000	2,640,000	1,760,000	2,462,000	NIL	NIL	NIL	7,187,000
	2018	325,000	3,464,000	350,000	4,409,000	NIL	NIL	25,000(7)	8,573,000

Günther F. Apfalter	2020	245,000(8)	945,000	630,000	1,267,000	NIL	NIL	26,000(9)	3,113,000
President, Magna Europe	2019	225,000(8)	945,000	630,000	1,056,000	NIL	NIL	11,000(9)	2,867,000
and Asia	2018	229,000(8)	945,000	630,000	1,064,000	NIL	NIL	11,000(9)	2,879,000

Notes:

1.
Amounts disclosed in this column represent the grant value (at target) of PSUs and, where applicable, the grant date fair value of annual profit sharing bonuses deferred in the form of RSUs. In the case of Mr. Kotagiri, the amount disclosed includes the one-time award of RSUs granted effective November 9, 2020.

2.
Amounts disclosed in this column represent the compensation value intended to be conferred by the Board in the form of the stock options. In valuing such options, the CGCNC initially made reference to the value of a time-vested stock option determined using the Black-Scholes option pricing model, as set forth in the table below. Where the inputs and assumptions used in the Black-Scholes option pricing model would have resulted in a value below 20% of the option exercise price, which the CGCNC deemed to be unreasonably low, the CGCNC imposed a "floor" value of 20% of the exercise price.

.
The Black-Scholes option pricing model requires the input of a number of assumptions, including expected dividend yields, expected stock price volatility, expected time until exercise and risk-free interest rates. Although the assumptions used reflect our best estimates, they involve inherent uncertainties based on market conditions generally outside Magna's control. If other assumptions are used, the stock option value disclosed could be significantly impacted.

.
The weighted average assumptions used in measuring the Black-Scholes fair value and "floor value" of stock options applicable to 2020, 2019 and 2018 and NEO compensation are as follows:

	FEBRUARY 24, 2020(a)	FEBRUARY 25, 2019(b)	MAY 14, 2018(c)	MARCH 19, 2018(d)

Risk-free interest rate	1.30%	2.51%	2.61%	2.62%

Expected dividend yield	2.00%	2.00%	2.00%	2.00%

Expected volatility (rounded)	27%	27%	26%	25%

Expected time until exercise	4.5 years	4.5 years	4.5 years	4.5 years

Grant Date Fair Value per option (Black-Scholes)	$9.97	$11.63	$13.13	$11.20

"Floor Value"	$10.31	—	—	—

    a.
    Options granted to all NEOs in respect of 2020 compensation.

    b.
    Options granted to all NEOs in respect of 2019 compensation and T. Skudutis in respect of 2018 compensation.

    c.
    Options granted to S. Kotagiri and G. Apfalter (in respect of 2019 compensation).

    d.
    Options granted to D. Walker, V. Galifi, S. Kotagiri (all in respect of 2019 compensation) and T. Skudutis and G. Apfalter (in respect of 2018 compensation).

60       Business of the Meeting

3.
Amounts disclosed in this column represent annual profit sharing bonuses paid in cash. For 2020, reflects profit sharing bonuses, as adjusted in the manner discussed under "CGCNC Discretion" in Section B of the CD&A.

4.
Amounts disclosed in this column consist of:

DESCRIPTION	2020 ($)	2019 ($)	2018 ($)

Amounts reimbursed by Magna in respect of premiums paid by Mr. Walker on a life insurance policy	130,000	128,000	121,000

Personal use of corporate aircraft	NIL	58,000	32,000

Total	130,000	186,000	121,000

5.
Amounts disclosed in this column consist of:

DESCRIPTION	2020 ($)	2019 ($)	2018 ($)

Personal use of corporate aircraft	NIL	31,000	NIL

6.
Amounts disclosed in this column consist of:

DESCRIPTION	2020 ($)	2019 ($)	2018 ($)

Amounts reimbursed by Magna in respect of premiums paid by Mr. Galifi on a life insurance policy	47,000	46,000	44,000

Personal use of corporate aircraft	NIL	NIL	16,000

Total	47,000	46,000	44,000

7.
Amounts disclosed in this column consist of:

DESCRIPTION	2020 ($)	2019 ($)	2018 ($)

Personal use of corporate aircraft	6,000	NIL	25,000

8.
Converted from EUR based on the ECB Reference Rate on December 31, 2020, December 31, 2019 and December 31, 2018, respectively.

9.
Amounts disclosed in this column consist of:

DESCRIPTION	2020(a) ($)	2019(a) ($)	2018(a) ($)

Corporate Car	13,000	11,000	11,000

Personal use of aircraft	13,000	NIL	NIL

Total	26,000	11,000	11,000

a. Converted from EUR based on the ECB Reference Rate on December 31, 2020, December 31, 2019 and December 31, 2018, respectively.

Business of the Meeting        61

Magna's Total Shareholder Return Performance

The graph below shows the five-year total return of Magna Common Shares on the TSX and NYSE as compared to the S&P/TSX and S&P500 composite indices, respectively, assuming investment of C$100 and $100 on December 31, 2015 and reinvestment of dividends.

FISCAL YEARS	DECEMBER 31, 2015	DECEMBER 31, 2016	DECEMBER 31, 2017	DECEMBER 31, 2018	DECEMBER 31, 2019	DECEMBER 31, 2020

Magna Common Shares (TSX)	C$100.00	C$106.47	C$133.20	C$118.67	C$140.48	C$183.78

S&P/TSX Total Return	C$100.00	C$121.08	C$132.09	C$120.36	C$147.89	C$156.17

Magna Common Shares (NYSE)	$100.00	$109.66	$146.59	$120.41	$149.69	$199.77

S&P500 Total Return	$100.00	$111.96	$136.40	$130.42	$171.49	$203.04

CEO Compensation (indexed)	100.00	103.98	98.06	96.69	87.69	79.38

If a shareholder had invested C$100 in Magna Common Shares on the TSX on December 31, 2015, the cumulative value of that investment would have been over 183% higher by December 31, 2020. In the case of an investment of $100 in Magna Common Shares on the NYSE on the same date, the total cumulative value of that investment would have been around 199% higher by December 31, 2020. If Mr. Walker's total compensation (proxy reported) was similarly indexed, it would have been over 20% lower as of December 31, 2020 compared to December 31, 2015.

62       Business of the Meeting

Incentive Plans and Awards

Stock Option Plan	Stock option grants are made under the 2009 Plan, which was approved by shareholders on May 6, 2010 and is administered by the CGCNC.
Eligible Participants Under 2009 Plan
Under the 2009 Plan, stock options may be granted to employees of and consultants to Magna and its subsidiaries. The CGCNC does not foresee options being granted to consultants, except in limited circumstances such as where an individual performs services for Magna through a consulting arrangement for tax or other similar reasons. No options were granted to consultants in 2020 or to date in 2021 and no such grants are contemplated.
2009 Plan Limits	The maximum number of Common Shares:
■ issued to Magna "insiders" within any one-year period; and
■ issuable to Magna insiders at any time,
under the option plans and any other security-based compensation arrangements (as defined in the TSX Company Manual) cannot exceed 10% of our total issued and outstanding Common Shares, respectively.
Option Exercise Prices are at or Above Market Price on Date of Grant
Exercise prices are determined at the time of grant, but cannot be less than the closing price of a Common Share on the TSX (for options denominated in Canadian dollars) or NYSE (for options denominated in U.S. dollars) on the trading day immediately prior to the date of grant.
3-Year Option Vesting; 7-Year Option Life
Time-vested options granted under the 2009 Plan vest in equal proportions on each of the first three anniversaries of the grant date, unless otherwise determined by the CGCNC. Subject to accelerated expiry of time-vested options in certain circumstances, options granted under the 2009 Plan expire seven years after grant, unless otherwise determined by the CGCNC. On cancellation or surrender of options under the 2009 Plan, the underlying shares are added back to the number of Common Shares reserved for issuance and are available for re-grant.
Amending the 2009 Plan	The 2009 Plan gives the Board the power to amend the plan, except for the following types of amendments which require shareholder approval:
■ increases to the number of shares reserved for issuance under the plan (excluding an equitable increase in connection with certain capital reorganizations);
■ a reduction in the exercise price of an option;
■ an extension of an option term (excluding certain limited extensions to allow the exercise of options which expire during or within two business days after the end of a trading blackout);
■ an increase in the 10% limit on option shares issuable to insiders, as described above; and
■ amendment of the amending provision of the plan.
There were no amendments to the 2009 Plan during 2020.

Business of the Meeting        63

Copies of Option Plan on Magna.com	The full text of the amended and restated 2009 Plan is available on our website (www.magna.com).
Equity Compensation Plan Information	As of December 31, 2020 and the Record Date, compensation plans under which our Common Shares are authorized for issuance are as follows:

PLAN CATEGORY	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS		WEIGHTED-AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS		NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS

	12/31/2020 (#)	RECORD DATE (#)	12/31/2020 ($)	RECORD DATE ($)	12/31/2020 (#)	RECORD DATE (#)

Equity compensation plans approved by securityholders:
2009 Plan	7,890,771	6,791,287	50.21	53.48	3,406,525	2,784,488

Option Burn-Rate, Dilution and Overhang	Taking into account the 1,409,433 options granted in calendar 2020, Magna's burn-rate option dilution and overhang were as follows as of December 31, 2020:

Notes:
1. Represents stock options granted in calendar 2020, expressed as a proportion of the number of Magna Common Shares which were outstanding as of December 31, 2020.
2. Represents all stock options previously granted but not exercised as of December 31, 2020, expressed as a proportion of the number of Magna Common Shares which were outstanding as of such date.

3. Represents all stock options available for grant and all stock options previously granted but not exercised as of December 31, 2020, expressed as a proportion of the number of Magna Common Shares which were outstanding as of such date.

64       Business of the Meeting

Outstanding Option and Share-Based Awards	Outstanding option-based awards for each of our Named Executive Officers as of December 31, 2020 were as follows:

	OPTION-BASED AWARDS				SHARE-BASED AWARDS

	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS(1) (#)	OPTION EXERCISE PRICE	OPTION EXPIRATION DATE (MM/DD/YY)	VALUE OF UNEXERCISED IN-THE- MONEY OPTIONS(2) ($)	NUMBER OF SHARE-BASED AWARDS THAT HAVE NOT VESTED(3) (#)	MARKET OR PAYOUT VALUE OF SHARE-BASED AWARDS THAT HAVE NOT VESTED(3) ($)	MARKET OR PAYOUT VALUE OF VESTED SHARE-BASED AWARDS NOT PAID OUT OR DISTRIBUTED ($)(4)

Donald J. Walker	320,414	C$54.53	02/25/22	5,213,000	404,668	28,650,000	NIL
	417,878	$38.23	02/28/23	13,610,000
	137,979	$43.05	02/26/24	3,829,000
	556,725	$42.73	03/07/24	15,627,000
	425,000	$55.64	03/18/25	6,443,000
	409,286	$54.44	02/24/26	6,696,000
	461,688	$51.55	02/23/27	8,887,000

Total	2,728,970			60,306,000

Seetarama S. Kotagiri	37,888	$54.530	02/25/22	616,000	96,944	6,864,000	4,562,000
	61,047	$38.230	02/28/23	1,988,000
	20,906	$43.050	02/26/24	580,000
	41,008	$45.620	08/13/24	1,033,000
	62,144	$55.640	03/18/25	942,000
	11,424	$63.170	05/13/25	87,000
	71,367	$54.440	02/24/26	1,168,000
	138,700	$51.550	02/23/27	2,670,000

Total	444,484			9,084,000

Vincent J. Galifi	112,782	$54.530	02/25/22	1,835,000	154,272	10,922,000	NIL
	47,619	$43.050	02/26/24	1,321,000
	225,964	$42.730	03/07/24	6,343,000
	176,562	$55.640	03/18/25	2,677,000
	151,333	$54.440	02/24/26	2,476,000
	170,708	$51.550	2/23/27	3,286,000

Total	884,968			17,938,000

Tommy J. Skudutis	31,250	$55.640	03/18/25	474,000	111,531	7,896,000	2,473,000
	181,428	$54.440	02/24/26	2,968,000
	170,708	$51.550	02/23/27	3,286,000

Total	383,386			6,728,000

Günther F. Apfalter	45,846	$54.530	02/25/22	746,000	53,558	3,792,000	NIL
	61,773	$38.230	02/28/23	2,012,000
	19,744	$43.050	02/26/24	548,000
	17,857	$55.640	03/18/25	271,000
	47,981	$63.170	05/13/25	366,000
	54,170	$54.440	02/24/26	886,000
	61,106	$51.550	02/23/27	1,176,000

Total	308,477			6,005,000

Notes:

1.
Includes both vested and unvested options.

2.
Determined using the closing price of Magna Common Shares on the TSX on December 31, 2020 and the BoC exchange rate on such date for options denominated in C$. Value shown reflects in-the-money value of all options, whether or not exercisable as of December 31, 2020.

3.
Represents ROIC PSUs and rTSR PSUs, at target.

4.
Represents the market value of previously granted, unreleased restricted shares and any RSUs which had not been redeemed as at December 31, 2020. The value shown was determined using the closing price of Magna Common Shares on the NYSE on December 31, 2020.

Business of the Meeting        65

Incentive Plan Awards – Value Vested During the Year	The values of option-based and share-based awards which vested, and non-equity incentive plan compensation earned, during the year ended December 31, 2020, are set forth below:

NAME	OPTION-BASED AWARDS – VALUE VESTED DURING THE YEAR(1) ($)	SHARE-BASED AWARDS – VALUE VESTED DURING THE YEAR(2) ($)	NON-EQUITY INCENTIVE PLAN COMPENSATION – VALUE EARNED DURING THE YEAR(3) ($)

Donald J. Walker	513,000	5,242,000	4,126,000

Seetarama S. Kotagiri	112,000	2,694,000(4)	1,552,000

Vincent J. Galifi	201,000	2,128,000	1,753,000

Tommy J. Skudutis	37,000	385,000	1,753,000

Günther F. Apfalter	16,000	181,000	1,267,000

Notes:

1.
Represents the vesting date value of previouly granted stock options which vested during 2020 and assumes that any such options which were in-the-money were exercised on the vesting date.

2.
Represents the vesting date value of 2017 ROIC PSUs and 2017 TSR PSUs, together with dividends thereon, as of February 20, 2020.

3.
Represents the value of profit sharing bonuses paid in cash in respect of 2020, as adjusted in the manner described under "CGCNC Discretion" in Section B of the CD&A.

4.
Includes one-time award of $2,000,000 in RSUs effective November 9, 2020.

2018 PSU Awards – Performance and Payout

LTIs awarded to NEOs in respect of 2018 consisted of ROIC PSUs (40%), rTSR PSUs (20%) and stock options (40%). The ROIC PSUs and rTSR PSUs, which covered a performance period from January 1, 2018 to December 31, 2020, vested on February 18, 2021, following review by the CGCNC and Board approval of the payouts.

The 2018 ROIC PSU payout was at the 61% level on a payout scale of 0% to 200%, as follows:

	2018	2019	2020

ROIC Performance	14.5%	12.0%	6.3%

Payout Level	100%	82%	0%

3-yr Avg. Payout		61%

The 2018 rTSR PSU payout was at the 200% level on a payout scale of 0% to 200%, based on a TSR rank of third out of 15, which placed Magna at the 86th percentile of the rTSR peer group, as follows:

rTSR PEER	TSR (%)	RANK	rTSR PEER	TSR (%)	RANK

Gentex Corp.	72.3	1	Lear Corporation	-5.8	9

S&P500	47.0	2	BorgWarner Inc.	-23.0	10

Magna	32.1	3	Dana Incorporated	-36.0	11

Autoliv, Inc.	7.50	4	Continental/Faurecia/Valeo	-37.7	12

Fiat Chrysler/Ford/GM	2.4	5	American Axle Mfg. Holdings	-52.9	13

Martinrea International inc.	1.8	6	Adient plc	-54.0	14

Linamar Corporation	-0.4	7	Tenneco Inc.	-81.4	15

Visteon Corporation	-0.6	8

As a result of the foregoing, the number of 2018 ROIC PSUs and 2018 rTSR PSUs realized by each NEO effective February 18, 2021, was as follows:

NAME	ROIC PSUS AT TARGET (#)	ROIC PSUS REALIZED (#)	rTSR PSUS AT TARGET (#)	rTSR PSUS REALIZED (#)

Donald J. Walker	85,734	52,297	42,867	85,734

Seetarama S. Kotagiri	20,981	12,797	10,490	20,980

Vincent J. Galifi	34,798	21,226	17,399	34,798

Tommy J. Skudutis	6,304	3,845	3,152	6,304

Günther F. Apfalter	11,347	6,921	5,673	11,346

66       Business of the Meeting

Corporate Governance At Magna

Magna believes that strong corporate governance practices are essential to fostering stakeholder trust and confidence, management accountability and long-term shareholder value. This commitment to sound and effective governance starts with a diverse, experienced and highly-skilled Board that:

  ■
  is informed, active and engaged;

  ■
  functions independently of Management;

  ■
  embraces evaluation and continuous development;

  ■
  values transparency and is accountable to stakeholders; and

  ■
  fosters a culture of integrity and ethical conduct.

The manner in which these important characteristics support the Board in fulfilling its stewardship role are detailed in this section. Details about our Nominees for election at the Meeting, including their biographies, skills and experience, tenure and compensation can be found in the "Business of the Meeting – Election of Directors" section of this Circular.

Our approach to corporate governance is set forth in our Board Charter, which is available on our website (www.magna.com) and has been filed on SEDAR (www.sedar.com). The Board Charter is reviewed at least annually and updated as needed to reflect evolving best practices in corporate governance.

CORPORATE GOVERNANCE OVERVIEW

Active Board engagement in, and approval of strategy	✓	Annual director election; no slate ballots	✓

Broad oversight of risk	✓	Majority voting policy and prompt disclosure of vote results	✓

Strong oversight of management succession planning	✓	Advance Notice By-Law	✓

Active shareholder engagement	✓	Independent Board Chair	✓

Commitment to culture of ethics and compliance	✓	100% of Board Committee members are independent	✓

Diverse range of Nominee skills, expertise and backgrounds	✓	Committees with full authority to retain independent advisors	✓

Board Diversity Policy with Gender Parity Target	✓	Director orientation and continuing education	✓

Director tenure guideline	✓	Rigorous annual Board/Director effectiveness evaluation	✓

Limitation on director interlocks	✓	Equity maintenance requirement and mandatory deferral of director fees until retirement creates alignment with shareholders	✓

Annual Say on Pay vote	✓	Anti-hedging restrictions for directors, officers and employees	✓

Corporate Governance        67

Governance Environment

Regulation

Magna's Common Shares are listed on the TSX (stock symbol: MG) and the NYSE (stock symbol: MGA). In addition to being subject to regulation by these stock exchanges, we are subject to securities and corporate governance regulation by the Canadian Securities Administrators ("CSA"), including the Ontario Securities Commission, which is Magna's primary securities regulator. Magna is also regulated by the United States Securities and Exchange Commission ("SEC") as a "foreign private issuer".

We meet or exceed all of the guidelines established by the CSA in National Policy 58-201 – Corporate Governance Guidelines. Additionally, although we are not required to comply with most of NYSE's Corporate Governance Standards, our practices meet or exceed them in all material respects. Any differences between our governance practices and NYSE's Corporate Governance Standards are discussed in the "Statement of Significant Governance Differences (NYSE)" which can be found on our website (www.magna.com).

Best Practices

Magna also monitors the voting policies, corporate governance guidelines and recommended best practices of our largest institutional shareholders, shareholder representative organizations, such as the Canadian Coalition for Good Governance, as well as proxy advisory firms, such as Institutional Shareholder Services and Glass Lewis & Co.

Governance Framework

The diagram below summarizes our governance structure, with key elements described in the sections which follow.

68       Corporate Governance

About the Board

Board Size and Term

Our articles of incorporation permit a Board size of between five and fifteen directors, with the exact number to be determined by the Board. Over the last ten years, our Board has ranged between nine and twelve directors, with an average of ten. For 2021, twelve nominees have been put forward for election by shareholders. The Board believes that this is an appropriate number of nominees in light of the scale and complexity of Magna's business and the markets in which we operate, as well as the range of skills needed to effectively oversee the company's strategy and risks, provide strategic guidance and advice to Executive Management, staff Board Committees and address planned director retirements effectively. Each director is elected for a one-year term expiring at our next annual meeting of shareholders.

Minimum Qualifications for Service as a Director of Magna

In addition to the minimum qualifications specified in the OBCA, our Board Charter requires that each director possess the following attributes:

  ■
  personal and professional integrity;
  ■
  significant achievement in his or her field;
  ■
  experience and expertise relevant to our business;
  ■
  a reputation for sound and mature business judgment;
  ■
  the commitment and ability to devote the necessary time and effort in order to conduct his or her duties effectively; and
  ■
  general ability to read and understand financial statements.

Beyond the above minimum qualifications for service, we expect all of our directors to attend all Board and Committee meetings. However, we recognize that scheduling conflicts are unavoidable from time to time, particularly in the case of meetings which are called on short notice. Accordingly, directors are subject to a minimum attendance requirement of 75% for all regularly scheduled Board and Committee meetings, except where an absence is due to a medical or other valid reason.

In order to be able to devote the necessary time and effort to the activities of the Board and its committees, directors serving on the Board may not sit on a total of more than four public company boards (including ours) without the prior approval of the CGCNC. A director on our Board who serves as a chief executive officer (or equivalent position) of another public company, may not serve on the board of any other public company other than the company of which he or she is a chief executive officer, while he or she serves on our Board without the prior approval of the CGCNC. Our chief executive officer is allowed to serve on the board of one other public company, but does not currently serve on any other public company boards.

Board Leadership

Our Board is led by an independent Board Chair who is annually selected by the Independent Directors from among themselves. William Young has served as our independent Chairman since May 2012.

The Board Chair's basic duties include presiding over Board meetings, including in camera sessions at each such meeting involving the Independent Directors, overseeing Board Committees and coordinating Board activities with Committee Chairs. Other duties of the Board Chair, as described in the Board Charter include:

  ■
  agenda-setting for Board meetings;
  ■
  representing the Board in discussions with third parties;
  ■
  representing the Board in discussions with Executive Management;

Corporate Governance        69

  ■
  generally ensuring that the Board functions independently of Executive Management;
  ■
  assisting in recruiting director candidates who have been identified by the CGCNC; and
  ■
  overseeing the annual evaluation process of the Board and its Committees.

The Board can delegate additional responsibilities to the Board Chair at any time. Any change to the responsibilities listed in the Board Charter must be approved by the Board.

Board Committee Structure

The Board carries out its duties in part through standing Committees. Each Independent Director is expected to serve on at least one standing Committee, but may attend the meetings of any other Committee. Committee staffing assignments are made with the aim of best matching the skills and expertise of Independent Directors to the Committee mandates in order to maximize the overall effectiveness of the Board and its Committees.

The Board currently maintains three standing committees to assist it in carrying out its duties:

  ■
  Audit Committee;
  ■
  CGCNC; and
  ■
  Technology Committee.

All of the Board Committees are staffed and chaired by Independent Directors, and operate under Committee Charters, which are available on our website (www.magna.com) and on SEDAR (www.sedar.com). Each Committee has prepared a report appearing later in this Circular, summarizing the Committee's mandate and membership, highlighting key accomplishments and identifying major areas of focus.

In addition to the Board's standing Committees, the Board may establish special committees composed entirely of Independent Directors to review and make recommendations on specific matters or transactions. There were no special committees during 2020.

Director Compensation

Compensation for our Independent Directors is structured to attract and retain skilled independent directors and align their interests with the interests of our long-term shareholders. The details of our director compensation structure and 2020 independent director compensation can be found in the "Business of the Meeting – Director Compensation" section of this Circular.

Board Independence

Shareholders are best served by a strong Board which exercises independent judgment, as well as prudent and effective oversight on behalf of shareholders. Assuming all of the Nominees listed in this Circular are elected with a majority of votes, eleven out of twelve, or 92%, of the directors on our Board will be "independent". This exceeds the minimum two-thirds independence requirement contained in our Board Charter and recommended by the Canadian Coalition for Good Governance, as well as the recommendation in National Policy 58-201 that a majority of directors be independent.

Definition of Independence

A Magna director is considered to be independent only after the Board has affirmatively determined that the director has no direct or indirect material relationship which could interfere with the exercise of his or her independent judgment. This approach to determining director independence draws upon the definitions contained in Section 1.4 of National Instrument 52-110 ("NI 52-110") and Section 303A.02 of the NYSE's Corporate

70       Corporate Governance

Governance Listing Standards, as well as the specific relationships identified in those instruments as precluding a person from being determined to be an independent director.

Audit Committee members are subject to a higher standard of independence than other directors, consistent with Section 1.5 of NI 52-110. Under this standard, a person cannot be considered an independent director for purposes of Audit Committee membership if he or she is a partner, member, executive officer, managing director or person in similar position at an accounting, consulting, legal, investment banking or financial advisory services firm providing services to Magna (including any subsidiary) for consulting, advisory or other compensatory fees.

In determining whether any candidate for service on the Board is independent, information is typically compiled from a variety of sources, including: written questionnaires completed by directors/candidates; information previously provided to us by directors; our records relating to relationships with accounting, consulting, legal, investment banking or financial advisory services firms, together with information provided to us by such firms; and publicly available information. The CGCNC is provided with a summary of all such relationships (whether or not material) known by Magna based on the foregoing sources. Following the CGCNC's consideration and assessment of such information, it presents its recommendation to the Board for approval.

Additional Ways In Which Independence is Fostered

Aside from the two-thirds independence requirement, there are other ways in which Board independence is fostered, including:

  ■
  separation of the roles of Board Chair and Chief Executive Officer, together with position descriptions defining such roles;
  ■
  a requirement that the Chief Executive Officer resign from the Board when he or she retires from Management;
  ■
  the use of in camera sessions at every Board and Committee meeting;
  ■
  the right of the Board and each Committee to engage independent legal, financial and other advisors at Magna's expense;
  ■
  limitations on board interlocks;
  ■
  Board and Committee Chairs' authority over meeting agendas and attendees; and
  ■
  Independent Directors' right to discuss any matter with any employee or any advisor to the company, as well as any independent advisor retained by the Board or a Committee.

Committee Independence

The Board believes that Committee independence is critical to enabling the Board to exercise prudent and effective oversight. In addition to permitting only Independent Directors to serve on Committees, Committee independence is promoted in a number of ways, including the:

  ■
  use of in camera sessions at every Committee meeting;
  ■
  right of each Committee to retain independent advisors at Magna's expense;
  ■
  inclusion in each Committee Charter of a position description for the Committee Chair;
  ■
  Committee Chairs' authority over meeting agendas and attendees;
  ■
  Committee members' right to discuss any matter with any employee or any advisor to the company, as well as any independent advisor retained by the Board or a Committee; and
  ■
  right of any Committee member to call a Committee meeting.

Corporate Governance        71

Interlocks

Our Board Charter limits the number of boards on which our directors can serve together. There is currently one Board interlock as follows:

PUBLIC COMPANY	DIRECTOR	COMMITTEES

The Bank of Nova Scotia	Dr. Indira V. Samarasekera(1)	Human Resources; Corporate Governance

	Scott B. Bonham(2)	Audit & Conduct Review; Corporate Governance

Note:

1.
Dr. Samarasekera is not standing for re-election at the Bank of Nova Scotia's annual meeting on April 13, 2021.

2.
Mr. Bonham is not standing for re-election and will retire from the Board on May 6, 2021.

The CGCNC is satisfied that the above interlock does not impair the ability of the interlocking directors to exercise independent judgement as members of the Board. None of our directors serve on any board together with a member of Magna's Management.

CEO Position Description

A position description has been developed for the Chief Executive Officer to further promote the independence of the Board and to define the limits of the Chief Executive's authority. His basic duties and responsibilities include:

  ■
  Development of Magna's overall corporate strategy (including product, geographic, customer, merger/acquisition and growth strategies) and capital allocation priorities, in conjunction with the Board of Directors;
  ■
  Overall direction of Magna's operations and implementation of strategy in conjunction with the senior leadership team;
  ■
  Formulation or approval of critical corporate policies and programs;
  ■
  Promotion of Magna's decentralized, entrepreneurial culture, as well as its culture of integrity;
  ■
  Development of Magna's management reporting structure;
  ■
  Selection of senior leadership team and oversight of succession planning for critical positions;
  ■
  Together with the Board, determination of compensation for members of Magna's Executive Management;
  ■
  Interaction with the Board on behalf of Management; and
  ■
  Communication with key stakeholders.

Director Conflicts of Interest and Related Party Transactions

Where a director has a conflict of interest regarding any matter before the Board, the conflicted director must declare his or her interest, depart the portion of the meeting during which the matter is discussed and abstain from voting on the matter. However, the OBCA permits directors to vote on their own compensation for serving as directors.

The CGCNC is generally responsible for reviewing and making recommendations to the Board regarding related party transactions. In the case of a related party transaction which is material in value, the unconflicted members of the Board may choose to establish a special committee composed solely of Independent Directors to review and make recommendations to the Board. Related party transactions include those between Magna (including any subsidiary) and a director, officer or person owning more than 10% of our Common Shares. In reviewing and making recommendations regarding related party transactions, the CGCNC seeks to ensure that transaction terms reflect those which would typically be negotiated between arm's length parties, any value paid in the transaction represents fair market value and that the transaction is in the best interests of the company. There were no such related party transactions during 2020. One non-Independent Director has been party to a consulting agreement

72       Corporate Governance

with Magna since 2018, as described under "Additional Information – Interests of Management and Other Insiders in Certain Transactions" in this Circular.

Board's Stewardship Role

The Board is responsible for the overall stewardship of Magna. To this end, the Board: supervises the management of the business and affairs of Magna in accordance with the legal requirements set out in the OBCA, as well as other applicable law; and, jointly with Management, seeks to create long-term shareholder value. The Board's stewardship role, specific responsibilities, compositional requirements and various other matters are set forth in our Board Charter.

Consistent with the standard of care for directors under the OBCA, each director on the Board seeks to act honestly and in good faith with a view to the best interests of the corporation and to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. The standard of care under Ontario corporate law differs from that of some other common law jurisdictions, by requiring directors to act in the "best interests of the corporation" as opposed to the "best interests of shareholders". This distinction effectively recognizes that while individual shareholders may have conflicting interests, investment intents and investing horizons, the stewards of a corporation must act with a view to the interests of the corporation as a whole. Consistent with case law developed under the OBCA and equivalent federal and provincial corporate statutes in Canada, Magna's Board seeks to consider and balance the impact of its decisions on its affected stakeholders, including shareholders, other security holders and employees.

Primary Board Responsibilities

The Board Charter identifies the following as the Board's primary responsibilities:

  ■
  Corporate Culture and Approach to Corporate Governance: Magna maintains a unique entrepreneurial corporate culture which we believe has been critical to our past success and expect will be critical to our future success. The Board oversees Magna's culture and overall approach to corporate governance, including by determining the specific policies and practices which the Board believes to be in the best interests of the company. The Board has delegated to the CGCNC the responsibility for making recommendations with respect to corporate governance matters.

  ■
  Oversight of Executive Management: The Board appoints the Chief Executive Officer, assesses his performance, determines his compensation and provides strategic advice to him and other members of the Executive Management team. Additionally, the Board satisfies itself as to the integrity of each member of Executive Management and the creation by the Executive Management team of a culture of integrity and ethical business conduct throughout the company.

  ■
  Executive Compensation: The Board oversees our system of executive compensation by structuring incentives aimed at attracting, retaining and motivating skilled executives to responsibly achieve the long-term objectives established through the company's strategic planning process. The Board has delegated to the CGCNC the responsibility for making recommendations on executive compensation matters. The CD&A section of this Circular contains a detailed discussion of how the Board and CGCNC fulfill their responsibilities related to executive compensation decisions.

  ■
  Succession Planning: The Board satisfies itself that the company has developed appropriate succession plans identifying potential future candidates for all positions within Executive Management, management of Magna's Operating Groups and other key positions in the company. In fulfilling these responsibilities, the Board aims to satisfy itself that Magna's succession processes:
  ■
  have been structured to enable the Board to promptly address an unplanned succession event involving members of Executive Management;

Corporate Governance        73

    ■
    will facilitate seamless transitions of members of Executive Management and Operating Group management, as such managers retire, are promoted to new roles or leave the company; and
    ■
    include robust and effective talent management practices to identify, reward, retain, develop and promote high-performing employees.

    The Board receives regular updates on Magna's leadership development and succession planning activities, from our Chief Executive Officer and our Chief Human Resources Officer. Additionally, the Board has multiple opportunities each year to meet and engage with key managers and high-performing employees. Overall, the Board is satisfied that Magna has in place appropriate succession plans addressing key positions within the company, including the Chief Executive Officer's, as well as a leadership development system which supports the company's succession planning objectives more generally.

  ■
  Strategic Planning: The Board oversees the development and implementation of the company's long-term strategy, as well as its near-term (typically three-year) business plan. In fulfilling this responsibility, the Board meets with Executive Management in two or more dedicated sessions each year, during which the Board:
  ■
  assesses strategic priorities in light of automotive industry trends and developments;
  ■
  engages with and provides advice and guidance to, Executive Management on the company's approach to product portfolio, key customers, geographic footprint, core and emerging technologies, R&D priorities, acquisitions/divestitures, talent management and other areas of strategy;
  ■
  considers consolidated and Operating Group three-year business plans, together with sensitivity analyses of the consolidated business plan;
  ■
  evaluates short-, medium- and long-term risks that could erode the value of the company's businesses and business units, together with Management actions to mitigate such risks;
  ■
  engages in scenario planning to model the impact of events such as potential economic downturns;
  ■
  provides input on capital allocation priorities, as well as capital structure, and approves a capital expenditure budget for the year;
  ■
  approves a three-year consolidated business plan and updated strategic plan; and
  ■
  jointly identifies with Executive Management action plans to address at subsequent Board meetings any open questions/issues arising from the business planning/strategy session.

    The company's strategy is discussed in the company's Annual Information Form/Annual Report on Form 40-F filed concurrently with this Circular.

  ■
  Capital Allocation: In approving capital, the Board is focused on ensuring that the company can deliver on the Board-approved, long-term strategic priorities, while still meeting its near-term product and program commitments to customers. Updates regarding changes in capital expenditure needs from the approved budget are presented quarterly and further Board approval is required where the company's capital expenditures are forecast to exceed the Board-approved amount for that year.

  ■
  Enterprise Risk Management: The Board satisfies itself as to the existence of effective processes to identify and mitigate (to the extent practicable) Magna's principal business risks. In fulfilling its oversight responsibility, the Board satisfies itself that Management has implemented appropriate strategies to address the strategic and competitive challenges faced by the company over different time horizons, manage day-to-day operational risks, promote legal and regulatory compliance and ethical conduct, safeguard corporate assets and maintain appropriate financial and internal controls designed to protect the integrity of Magna's financial statements. The Board's approach to enterprise risk recognizes that risk and reward are "flip sides of the same coin", but that management decision-making must be infused with both an awareness and understanding of such risks, as well as a clear understanding of the limits of risk that the Board will accept.

    The Board maintains risk oversight responsibility for strategic risks and has delegated specific areas of risk oversight to its standing Committees so that the directors on such Committees can bring their

74       Corporate Governance

    particular knowledge and expertise to the risks falling within the Committee's authority. The key risks overseen by the Board and each standing Board Committee are as follows:

Board

■ Strategic risk including CEO succession, operations, capital structure and product portfolio ■ Enterprise-wide Cybersecurity and IT

Audit Committee	CGCNC	Technology Committee

■ Financial Reporting ■ Taxation ■ Material Litigation/Regulatory Risk ■ Ethics and Legal Compliance	■ Corporate Governance ■ Compensation ■ Talent Management ■ Leadership Development/Succession Planning ■ Sustainability, including health and safety and environmental compliance	■ Technology risks, including product-embedded and solution software cybersecurity risks

    Each Committee's risk mandate is described further in the Committee's Charter.

  ■
  Disclosure: We have established and maintain policies and procedures designed to ensure that material information is disclosed to stakeholders is timely, factual, accurate and in compliance with the applicable regulatory and legal requirements to which Magna is subject. We maintain a disclosure committee comprised of senior management, tasked with reviewing and approving all material information and public regulatory filings prior to such information being made public and/or filed with applicable regulatory agencies. Each Board Committee also reviews the material information relevant to its mandate to be included in regulatory filings prior to consideration and approval by the Board.

  ■
  Shareholder Engagement: Our Board recognizes that being accessible and engaging in open, regular dialogue with shareholders is a vital element of strong corporate governance. The shareholder engagement activities of the Board are discussed in greater detail later in this Corporate Governance section.

  ■
  Fundamental Corporate Actions: In addition to identifying the above responsibilities, the Board Charter helps to define the role of the Board with respect to various fundamental actions, such as financial statements, material public disclosure documents, business plans and capital expenditure budgets, material financing documents, major organizational restructurings, material acquisitions and divestitures, as well as major corporate policies. We believe that the identification and definition of Board responsibility for the foregoing items promotes Board independence.

Board Effectiveness

Recruitment and Nomination Process

The CGCNC recommends to the Board the nominees for election at each annual meeting of the company's shareholders. In carrying out this function, the CGCNC annually reviews:

  ■
  the composition of the Board relative to Magna's strategic priorities;
  ■
  feedback regarding Board composition received during the annual Board effectiveness evaluation;
  ■
  the diversity of skills, experience, perspectives and backgrounds already represented on the Board;
  ■
  planned or pending director retirements; and
  ■
  other factors.

Corporate Governance        75

It then seeks to address any potential gaps through recruitment of one or more additional directors identified with the assistance of a professional search firm. Potential candidates may also be recommended by existing directors, members of Management, external advisors, shareholders or others. The names of candidates identified by any such parties are provided to the search firm retained by the CGCNC for its recommendation as to suitability. The CGCNC will typically interview a short-list of three to five candidates for each Board seat it seeks to fill.

A detailed description of our 2021 recruitment process and subsequent nomination of Ms. Mary Lou Maher can be found in the "Business of the Meeting – Election of Directors" section of this Circular.

Diversity Policy and Targets

We believe that shareholders benefit from a strong, independent board composed of highly-engaged directors who represent a diversity of knowledge, skills, experience, perspectives and backgrounds which will assist the Board in fulfilling its duties. As such, the Board has tasked the CGCNC with the responsibility of establishing director recruitment procedures that are aimed at eliciting a diverse range of candidates, without discrimination on the basis of any diversity attributes, including age, gender, cultural background, national origin, religion, physical ability, and sexual or gender orientation.

The Board has adopted a Board Diversity Policy targeting gender parity by December 31, 2023, subject to a minimum of not less than 30% female directors prior to that time. Consistent with the recommendations of the Canadian Coalition for Good Governance, gender parity will be achieved if the balance between male and female directors ranges between 40% and 60% over a rolling three-year timeframe. The Board has not adopted specific targets relating to other diversity attributes; however, the Board considers these factors in striving for a composition which is generally reflective of Magna's customers, shareholders and employees, as well as the geographic markets in which it operates.

Currently, the CGCNC uses a professional search firm which operates under firm instruction not to exclude any candidate on the basis of any personal characteristic or attribute which is unrelated to the individual's ability to carry out his or her duties as a director. The Board is satisfied that the approach thus far has been effective in achieving a diverse Board, as exemplified by the balance of female directors (42% of the Nominees), as well as the range of industries, cultural background, national origin, geographic, functional and other perspectives represented by the Nominees.

Diversity within our employee population is also important to us and we strive to create an inclusive work environment throughout the company. We have taken a number of steps in this regard, including: development and implementation of a diversity awareness program; creation of a Global Diversity & Inclusion Council headed by two senior leaders; fostering the establishment of employee resource groups ("ERGs"), including a Women at Magna ERG; and establishment of strategic partnerships with a broad range of organizations dedicated to raising the profile of women in the automotive industry.

On a global basis, approximately 26% of the employees in our wholly-owned operations are women. A total of approximately 3,600 employees in our wholly-owned operations occupy critical roles with 550 of such employees, or 15%, being women. Underrepresentation of women in our workforce is most pronounced in engineering, IT, operations and product engineering career streams, a consistent trend throughout the automotive industry.

Recognizing the importance of improving gender diversity within key technical career streams, many of the organizations we have partnered with promote gender diversity in technical career streams. Our current strategic partnerships include: Build a Dream; Centre for Automotive Diversity, Inclusion & Advancement (CADIA); Catalyst; Engineers Canada; FIRST Robotics – Girls in STEM; Gartner, Inc.; her Career; Institute of Electrical and Electronic Engineers (IEEE); Inforum; KnowledgeStart; Ontario Society of Professional Engineers; Society of Automotive

76       Corporate Governance

Engineers (SAE) International; The Art of Leadership for Women; The Knowledge Society; Women in Automotive; Women in Manufacturing; and Women's Executive Network (WXN).

The Board as a whole continues to advocate for improved gender representation and other diversity in leadership and other critical roles, as well as STEM career streams. In addition to their strong advocacy, the female directors of the Board, currently representing one third of our Board of Directors, have also sought opportunities to mentor and share their experiences with the company's high-performing female employees.

Our approach to diversity is described in greater detail in our Sustainability Report.

Age and Term Limits

We have not established firm age or tenure limits for directors, which may be arbitrary. The CGCNC is committed to ensuring that Independent Directors remain active, engaged and effective participants on the Board and that they are able to function independently of Management. Decisions regarding continued service on the Board by an Independent Director are based primarily on the Board's skills needs and the Independent Director's performance, as determined through the Board's annual effectiveness evaluation, which includes peer review components. Subject to the foregoing, an Independent Director may as a general rule serve for up to twelve years.

Expected director retirement dates based on the twelve-year tenure guideline, are as follows:

Name	Retirement Year

Dr. Kurt J. Lauk	2023

William L. Young	2023

Peter G. Bowie	2024

Dr. Indira V. Samarasekera	2026

Cynthia A. Niekamp	2026

William A. Ruh	2029

Mary S. Chan	2029

Hon. V. Peter Harder	2029

Robert F. MacLellan	2030

Lisa S. Westlake	2031

Mary Lou Maher	2033

Corporate Governance        77

Annual Board Effectiveness Assessment

Magna maintains an annual Board effectiveness assessment process which aims to assist in the identification of short and long-term Board priorities, as well as the assessment of the overall functioning of the Board, its Committees and individual directors. The effectiveness assessment, which is overseen by the CGCNC, typically consists of the following components:

Director Orientation and Education

We are committed to ensuring that Independent Directors are provided with a comprehensive orientation aimed at providing them with a solid understanding of a broad range of topics, including:

  ■
  our business and operations;
  ■
  consolidated and Operating Group strategic and business plans;
  ■
  trends and risks impacting the automotive industry;
  ■
  our capital structure;
  ■
  key enterprise risks and risk mitigation policies and practices;
  ■
  our system of internal controls;
  ■
  our internal audit program;
  ■
  the external auditors' audit approach and areas of emphasis;
  ■
  our human resources policies and practices, including talent management, diversity and inclusion, as well as succession planning;
  ■
  our approach to sustainability and environmental and health/safety policies and practices;
  ■
  our Code of Conduct & Ethics, as well as our legal compliance program;
  ■
  our system of corporate governance;
  ■
  fiduciary duties and legal responsibilities applicable to directors of an Ontario corporation; and
  ■
  other matters.

We also aim to provide all directors with a continuing education program to assist them in furthering their understanding of our business and operations and the automotive industry, as well as emerging trends and issues, including in such areas as:

  ■
  corporate governance;
  ■
  risk management;
  ■
  approach to talent management;
  ■
  executive compensation;
  ■
  ethics and compliance;

78       Corporate Governance

  ■
  mergers and acquisitions; and
  ■
  legal/regulatory matters.

Our director education program is developed based on priorities identified by the Board and may include various elements, including: site visits to our facilities; video overviews of manufacturing facilities; guided visits to major auto shows; in-boardroom presentations by members of Management, external advisors or others; third-party led training programs; membership in organizations representing independent directors; and subscriptions to relevant periodicals or other educational resources.

Independent Directors are encouraged to participate in additional director education activities of their choosing, at our expense. We maintain Board memberships to the Institute of Corporate Directors, as well as the National Association of Corporate Directors and encourage Independent Directors to attend conferences, seminars and webinars organized by these or other organizations. Additionally, directors are routinely provided with thought leadership materials on a range of topics from a number of respected external sources, including: investor representative organizations such as the Canadian Coalition for Good Governance; various law, accounting, management consulting and executive compensation firms; automotive industry news sources; and general publications relating to public companies. Further, we regularly distribute media articles relating to Magna and the automotive industry, as well as analyst reports and updates relating to Magna, its competitors and the automotive industry.

Board and Committee education topics during 2020 included the following:

TOPIC	PRESENTER	ATTENDED BY

Global Macroeconomic Updates	Management	Full Board

COVID-19 Actions/Updates	Management	Full Board

COVID-19 Restart	Management	Full Board

COVID-19 Employee Update	Management	Full Board

Gender Diversity Update	Management	Full Board

Sustainability	Management	Full Board / Full CGCNC

Automotive Trends	Management	Full Board

ADAS Update	Management	Full Board

Succession Planning	Management / External	Full Board / Full CGCNC

Talent Management	Management	Full CGCNC

Labour Relations	Management	Full CGCNC

Corporate Governance Update	Management	Full CGCNC

Alternative Propulsion	Management	Full Tech Committee

Hydrogen Update	Management	Full Tech Committee

Product Cybersecurity	Management	Full Tech Committee

Infrastructure Cybersecurity	Management	Audit Committee

Tax Update	Management	Audit Committee

Treasury Update	Management	Audit Committee

Corporate Governance        79

Shareholder Democracy and Engagement

Shareholder Democracy

Magna's approach to corporate governance reflects the following basic principles of shareholder democracy:

  ■
  One Share, One Vote: We have a single class of shares, with each share entitled to one vote.

  ■
  Majority Voting: Under applicable corporate law, shareholders can only vote "for" or "withhold" their vote for director nominees. A "withhold" vote is an abstention or non-vote instead of a vote against the nominee. As a result, a single "for" vote can result in a nominee being elected, no matter how many votes were withheld. We have adopted a majority voting policy in our Board Charter, under which we treat "withhold" votes as if they were votes against a nominee in the case of an uncontested election (i.e. one in which the number of nominees equals the number of Board positions). A nominee who is legally elected as a director but receives more "withhold" votes than "for" votes must immediately tender a resignation to the Chair of the CGCNC.

    Detailed voting results are promptly disclosed in a press release issued after each shareholder meeting, so that shareholders can easily understand the level of support for each nominee, as well as each other item of business at the meeting.

    Unless there are exceptional circumstances, the CGCNC and Board must accept the resignation, effective within no more than 90 days after the annual meeting. We will promptly disclose in a press release the determination made by the Board and, in the event they reject a resignation under the majority voting policy, we will disclose the nature of the exceptional circumstances underlying the refusal to accept the resignation.

    Where the CGCNC accepts a director's resignation under our majority voting policy, it may recommend and the Independent Directors may accept one of the following three outcomes:

    ■
    leave the resulting vacancy unfilled;
    ■
    fill the vacancy by appointing someone other than the director who resigned; or
    ■
    call a special meeting of shareholders at which a nominee other than the one who resigned will be proposed for election.

  ■
  Advance Notice By-Law: Shareholders wishing to nominate a candidate for election to our Board at an annual meeting of shareholders or any special meeting where one of the purposes of the meeting is the election of directors, may do so by complying with the advance notice provisions of our corporate By-Law. These provisions, which are intended to provide a fair and transparent process for shareholder nominations set out, among other things that timely written notice of the nomination(s) must be provided by the nominating shareholder to Magna's Corporate Secretary within the timelines, and must include the information, specified in the By-Law. The full text of our By-Law is available on our website (www.magna.com) and filed on SEDAR (www.sedar.com).

  ■
  Shareholder Proposals and Communication: Subject to meeting certain technical requirements, shareholders are entitled under applicable corporate law to put forward proposals to be voted on at a meeting of shareholders. The Board will give serious consideration to the voting results for shareholder proposals, even if they are only advisory in nature.

    Proposals of shareholders intended to be presented at our Annual Meeting of Shareholders to be held in 2022 must be received by us at our principal executive offices on or before March 7, 2022 in order to be included in our 2022 Management Information Circular/Proxy Statement.

  ■
  Corporate Transactions Involving the Issuance of 25% or More of Our Issued and Outstanding Common Shares: Corporate transactions involving the issuance of a significant proportion of Common Shares may be material and should be approved by shareholders. In the event of a transaction which would involve the issuance of 25% or more of our issued and outstanding Common Shares, we will obtain shareholder approval before proceeding with the transaction.

80       Corporate Governance

Shareholder Engagement

We value constructive dialogue with shareholders and potential investors and regularly engage with shareholders and shareholder representative organizations throughout the year to better understand their perspectives regarding Magna. Where possible, we consider the feedback received from such meetings in refining Magna's policies, practices and/or public disclosures.

The Board's shareholder engagement activities are led by Mr. Young, the Chairman of the Board. Board-led discussions typically relate to matters such as corporate governance and executive compensation. Significant shareholder and investor outreach is also conducted by members of our Executive Management team as part of our regular investor relations activities. Feedback communicated by shareholders and investors to the Executive Management team is shared with the CGCNC on a quarterly basis and the Chairman reports to the CGCNC and the full Board on a quarterly basis regarding shareholder engagement activities conducted by him.

Shareholders wishing to engage with the Board may do so by contacting the Board Chair, any Committee Chair or any other Independent Director through the office of the company's Corporate Secretary, as follows:

      337 Magna Drive
      Aurora, Ontario
      Canada
      L4G 7K1
      Telephone: (905) 726-2462
      shareholderengagement@magna.com

Ethical Conduct

Ethical Business Conduct

We maintain a Code of Conduct & Ethics, which is disclosed on the corporate governance section of our website (www.magna.com) in multiple languages. The Code, which is administered and overseen by the Audit Committee, applies equally to all of our directors, officers and employees. The Code is reviewed regularly and proposed amendments must be approved by the Board. Any waivers of the Code for directors or executive officers must be approved by the Audit Committee, while waivers for other employees must be approved by our Chief Legal Officer, Corporate Secretary or Chief Human Resources Officer. No waivers of the Code were requested or granted in 2020.

We maintain an ethics and legal compliance training program ("ELC Program"), which aims to assist employees in understanding the values, standards and principles underlying the Code of Conduct & Ethics, as well as the application of such values, standards and principles to real-life situations encountered by employees in different roles. Our ELC Program, which is overseen by the Audit Committee, involves multiple elements, including both live and online training on legal compliance and ethics topics generally, as well as the application of our compliance policies and procedures to factual scenarios.

We maintain a confidential and anonymous whistle-blowing line known as the Magna Hotline, which is overseen by the Audit Committee. Stakeholders may make submissions to the Magna Hotline by phone or internet. Submissions are received and tracked by an independent third-party service provider. Non HR-related reports to the Hotline are reviewed by Magna's Internal Audit Department and, when appropriate, an investigation is conducted.

Corporate Governance        81

Sustainability at Magna

Our 2021 Annual Information Form/Annual Report on Form 40-F, which was filed in conjunction with this Circular, contains a Sustainability Report which aims to provide our stakeholders with a better understanding of how we approach the creation of sustainable, long-term value and our management of sustainability-related risks. The report has been structured to align with the Task Force on Climate-related Financial Disclosures (TCFD) framework, as well as the Sustainability Accounting Standards Board's (SASB) Auto Parts accounting standard, where possible. While the report may not currently provide stakeholders with all of the information sought through the TCFD and SASB frameworks; we continue to evolve and enhance our disclosure as our collection and validation of the applicable data improves. Applicable SASB and other metrics are as follows:

TOPIC	SASB CODE	METRIC	UNIT OF MEASURE	MAGNA 2020 DATA(1)

GHG Emissions	—	Scope 1 & 2 emissions	Metric Tons (t) CO2e	1,620,090 t

Energy Management	TR-AP-130a.1	Aggregate amount of energy consumed	Gigajoules (GJ) MegaWatt hours (MWh)	18,169,048 GJ 5,046,958 MWh

		% of energy consumed supplied from electrical grid	Percentage (%)	59.0%

		% of energy consumed that is renewable energy	Percentage (%)	11.9%

		Energy intensity	MegaWatt hours (MWh) / Sales (USDm)	155 MWh / USDm

	—	Energy intensity reduction target	MegaWatt hours (MWh) / Sales (USDm)	≥2% p.a.

Waste Management	TR-AP-150a.1	Aggregate amount of waste generated from manufacturing operations	Metric Tons (t)	965,677 t

		% of waste generated that is hazardous	Percentage (%)	4.9%

		% of waste generated that was recycled	Percentage (%)	91.5%

		% hazardous waste diverted from landfill	Percentage (%)	84.0%

	—	Waste diversion from landfill target	Percentage (%)	≥95% p.a.

Water Management	—	Annual water withdrawals	Megalitres (ML)	6,351 ML

		Water reduction target	Percentage (%)	1.5% p.a. 15% by 2030 (vs. 2019)

Environmental Management	—	Annual remediation expenses	Reporting Currency (USD)	<$1.0m

		Aggregate remediation balance for known events	Reporting Currency (USD)	$10.8m

Competitive Behaviour	TR-AP-520a.1	Total amount of monetary losses incurred as a result of legal proceedings associated with anti-competitive behaviour regulations	Reporting Currency (USD)	NIL

Health and Safety	—	Accident frequency rate	1.0 = 1 injury / illness per 5,000 employees working 1 million hours	0.42

		Accident severity rate	10.0 = 50 lost work days over the course of 1 million hours	5.11

Gender Diversity	—	% of employees who are women(2)	Percentage (%)	26%

		% women in Critical Positions	Percentage (%)	15%

		% Women on the Board of Magna	Percentage (%)	36% (2020) 42% (2021)

Notes:

1.
2020 data with respect to Water Withdrawals, Emissions, Energy Management, and Waste Management is preliminary.

2.
Wholly-owned operations only.

82       Corporate Governance

Board Committees and Committee Reports

Committees

This Board currently maintains three standing committees to assist it in carrying out its duties:

  ■
  Audit Committee;
  ■
  CGCNC; and
  ■
  Technology Committee.

Committee Reports

A report of each standing Board Committee follows. Each report summarizes the Committee's mandate, composition and principal activities in respect of 2020 and to date in 2021. In addition, a separate CGCNC report on compensation and performance can be found on page 32 of this Circular.

Report of the Audit Committee

Mandate

The Audit Committee's primary role is to satisfy itself on behalf of shareholders that the company's financial statements are accurate in all material respects and can be relied upon by shareholders. This necessarily involves diligent oversight of the company's: system of internal controls; finance and accounting policies; internal and external audits; relationship with the independent auditor; financial risk mitigation strategies; and the integrity of its financial reports and disclosures. The Audit Committee Charter has been filed on SEDAR (www.sedar.com) and is available in the Leadership and Governance section of Magna's website (www.magna.com).

"Mandatory stay at home orders and remote working due to COVID-19 created risks to the effectiveness of finance, internal audit and external audit activities designed to provide assurance on the quality of financial reporting and internal controls. Throughout 2020, the Audit Committee remained focused on ensuring these risks did not materialize, and we are satisfied that Magna's financial statements and MD&A can be relied upon to the same extent as in any other year."
Robert F. MacLellan Audit Committee Chair

Composition

The Audit Committee Charter requires that the committee be composed of between three and five Independent Directors, each of whom is "financially literate" and at least one of whom is a "financial expert", as those terms are defined under applicable law. Audit Committee members cannot serve on the audit committees of more than three boards of public companies in total. The Audit Committee complied with these requirements throughout 2020. There were no changes to the committee's composition in 2020, but the committee looks forward to Mary-Lou Maher's appointment to the Committee, subject to her election at the Meeting.

MEMBERS	INDEPENDENT	FINANCIALLY LITERATE	FINANCIAL EXPERT	SERVES ON 3 OR FEWER AUDIT COMMITTEES	2020 ATTENDANCE

Robert F. MacLellan (Committee Chair)	✓	✓	✓	✓	100%

Peter G. Bowie	✓	✓	✓	✓	100%

Cynthia A. Niekamp	✓	✓	✓	✓	100%

In appointing members to the Audit Committee, the Board considers the relevant expertise brought to the Audit Committee by each member, including through the financial leadership and oversight experience gained by each of them in their principal occupations and/or other boards on which they serve.

Corporate Governance        83

2020 Accomplishments and Key Areas of Focus

Through the Audit Committee's work during 2020 and the first few months of 2021, the Audit Committee has fulfilled all of the requirements under its Charter, including satisfying itself regarding the integrity of Magna's financial statements and financial reporting. Some of the specific elements of work in this regard included:

Financial Reporting and Internal Controls:

  ■
  received presentations from the company's Chief Financial Officer and other members of the Finance Department at each quarterly meeting, including with respect to the impact and risks of the COVID-19 pandemic on the company's financial reporting and internal controls processes, and management's actions to mitigate such risks;

  ■
  reviewed significant accounting policies and critical accounting estimates/judgements;

  ■
  satisfied itself, on behalf of shareholders, as to:

  ■
  financial statement and MD&A disclosures related to the impact of the COVID-19 pandemic on the company's business;

  ■
  an impairment related to Magna's equity interest in a joint venture;

  ■
  disclosure controls and procedures, as well as the effectiveness of internal controls over financial reporting; and

  ■
  approved and recommended to the Board all quarterly and annual financial statements, MD&A and earnings press releases.

Oversight of Internal Audit:

  ■
  reviewed and approved the Internal Audit work plan and budget;

  ■
  received quarterly updates regarding the execution of the Internal Audit work plan, as well as Management follow-up on items identified by the IAD, including through in camera sessions at each quarterly Audit Committee meeting; and

  ■
  received updates from the Vice-President, Internal Audit regarding IAD continuous improvement initiatives, including a peer benchmarking review of the company's internal audit methodology.

External Audit Effectiveness:

  ■
  received reports from Deloitte regarding Deloitte's tailored risk assessment and incremental audit procedures of key areas with heightened audit risk due to the COVID-19 pandemic;

  ■
  reviewed and approved Deloitte's integrated audit plan, preliminary and final fees, as well as scope of and fees for additional audit and all non-audit services arising through the year;

  ■
  discussed audit, accounting and internal controls matters, as well as all required communications, with Deloitte, including through in camera sessions at each quarterly Audit Committee meeting;

  ■
  assessed with Deloitte all audit risks identified as significant, as well as Deloitte's audit responses to address such risks;

  ■
  reviewed with Deloitte its integrated audit results, including with respect to:

  ■
  the company's complete vehicle manufacturing joint venture with BJEV;

  ■
  impairment of Magna's equity interest in an equity-accounted joint venture; and

  ■
  the restructuring of the company's transmission joint ventures;

  ■
  performed an annual audit effectiveness assessment of Deloitte;

  ■
  reviewed and discussed with Deloitte the Critical Audit Matter (Equity method investment impairment) identified for inclusion in Deloitte's report on Magna's 2020 financial statements; and

84       Corporate Governance

  ■
  continued to monitor the integration of audit quality indicators, as well as audit quality initiatives and developments to promote continuous audit improvement.

Ethics and Compliance:

  ■
  received updates from Magna's Chief Compliance Officer regarding the company's Ethics and Legal Compliance Program, including administration of the Code of Conduct and Ethics, compliance training initiatives and activities of the company's Compliance Council.

Whistle-Blowing:

  ■
  reviewed summaries of matters reported and investigated through Magna's Hotline; and

  ■
  satisfied itself that the Hotline provides an effective mechanism for the reporting of fraud and/or breaches of the Code of Conduct and Ethics.

Treasury Risk Management:

  ■
  received an update from Magna's Vice-President and Treasurer regarding key treasury risks, as well as risk mitigation, including actions in response to the COVID-19 pandemic to enhance the company's liquidity profile, maintain financial flexibility and ensure continued debt capital market access.

Cybersecurity:

  ■
  received updates from Magna's Vice-President, Magna Global IT Digital Transformation regarding cybersecurity risk, including with respect to standards-based risk mitigation capabilities.

Committee Approval of This Report

Management is responsible for the preparation and presentation of Magna's consolidated financial statements, the financial reporting process and the development and maintenance of Magna's system of internal controls. The company's external auditors are responsible for performing an independent audit on, and issuing their reports in respect of Magna's consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) ("PCAOB"), as well as the effectiveness of Magna's internal control over financial reporting, in accordance with the standards of the PCAOB. The Audit Committee monitors and oversees these processes in accordance with the Audit Committee Charter and applicable law.

Based on these reviews and discussions, including a review of Deloitte's Report on Financial Statements and Report on Internal Controls, the Audit Committee recommended to the Board and the Board approved Magna's consolidated financial statements and MD&A in respect of the fiscal year ended December 31, 2020.

The Audit Committee is satisfied that it has fulfilled the duties and responsibilities assigned to it under its charter in respect of the year ended December 31, 2020. This report is dated as of March 25, 2021 and is submitted by the Audit Committee.

Robert F. MacLellan (Committee Chair)	Peter G. Bowie	Cynthia A. Niekamp

Corporate Governance        85

Report of the Corporate Governance, Compensation and Nominating Committee

Mandate

The CGCNC assists the Board in fulfilling its oversight responsibilities with respect to corporate governance, executive and incentive compensation, as well as both executive and Board succession planning. The CGCNC Charter has been filed on SEDAR (www.sedar.com) and is available in the Leadership & Governance section of Magna's website (www.magna.com).

"While the impacts of COVID-19 undoubtedly took a significant amount of the Committee's time in 2020, our core agenda centred on talent management and human capital issues, such as diversity and inclusion, as well as leadership development. We also continued to enhance Magna's governance practices and believe that our new approach to Board diversity makes the company a North American leader in this area."
Dr. Indira V. Samarasekera CGCNC Chair

Composition

The CGCNC Charter requires that the committee be composed of between three and five Independent Directors; the CGCNC complied with this requirement throughout 2020. During 2020, William Young stepped down as CGCNC Chair to focus on his role as Board Chair, and Dr. Samarasekera was appointed to lead the CGCNC.

MEMBERS	INDEPENDENT	2020 ATTENDANCE

Dr. Indira V. Samarasekera (Committee Chair)	✓	100%

Hon. V. Peter Harder	✓	100%

Lisa S. Westlake	✓	100%

William L. Young (until May 2020)	✓	100%

In appointing members to the CGCNC, the Board considers the relevant expertise brought to the CGCNC by each member, including through the leadership, compensation and governance experience gained by each of them in their principal occupations and/or other boards on which they serve.

2020 Accomplishments and Key Areas of Focus

During 2020 and the first few months of 2021, the CGCNC fulfilled all of the requirements under its Charter, including with respect to Magna's overall system of corporate governance, executive and incentive compensation, Board composition, succession planning and other matters. Some of the CGCNC's significant activities and accomplishments in these areas include:

CEO Succession

  ■
  coordinated with outgoing CEO, incoming CEO and Board Chair to ensure incoming CEO's readiness and organizational preparedness for CEO transition; and

  ■
  proactively worked with independent compensation and legal advisors to determine appropriate target compensation and compensation terms for incoming CEO.

Talent Management, Development and Diversity

  ■
  tracked development plans for certain internal candidates for succession roles;

  ■
  received presentation on gender representation within the automotive industry, as well as multiple updates regarding Magna's diversity and inclusion strategy, priorities and achievements; and

  ■
  monitored improvements in gender representation metrics in key positions.

86       Corporate Governance

COVID-19 Impact on Employees

  ■
  received regular updates regarding COVID-19 impact on Magna's employees, together with the company's actions to address employee health and safety, mental health and economic well-being.

Executive and Management Compensation

  ■
  set compensation at or below peer group median for multiple incoming executive successors;

  ■
  monitored COVID-19 impact on operation of executive and senior management compensation plans;

  ■
  assessed Executive Management actions to ensure objectives underlying management compensation plans continued to be achieved in context of COVID-19;

  ■
  approved modest, COVID-related adjustments to the bonus base used to calculate STIs, as discussed in the CGCNC Compensation and Performance Report;

  ■
  approved long-term incentive grants for members of Executive Management and oversaw payouts of the 2017 ROIC and TSR PSUs early in 2020, as well as the 2018 ROIC and TSR PSUs early in 2021; and

  ■
  satisfied itself on behalf of shareholders that there remains an appropriate linkage between pay and performance in Magna's system of executive compensation, as well as a range of incentives which continue to be effective in attracting, motivating and retaining key employees.

Corporate Governance

  ■
  oversaw development of new Board diversity (contained in the Board Charter) which targets gender parity;

  ■
  initiated next round of Board renewal based on a roadmap identifying skills needs for multiple future recruitment efforts;

  ■
  developed search profile and oversaw independent search consultant's efforts resulting in the recruitment of Mary-Lou Maher; and

  ■
  oversaw annual board effectiveness evaluation.

Sustainability

  ■
  received presentation on Magna's sustainability strategy; and

  ■
  satisfied itself as to the continued effectiveness of Magna's environmental and occupational health/safety management programs.

Committee Approval of Report

Based on the foregoing and all of the other activities undertaken or overseen by the CGCNC, the CGCNC is satisfied that it has fulfilled the duties and responsibilities assigned to it under its charter in respect of the year ended December 31, 2020. This report is dated as of March 25, 2021 and is submitted by the CGCNC.

Dr. Indira V. Samarasekera (Committee Chair)	Hon. V. Peter Harder	Lisa S. Westlake

Corporate Governance        87

Report of the Technology Committee

Mandate

The Technology Committee assists the Board in fulfilling its oversight responsibilities with respect to disruptive and other technological trends and risks, as well as the company's efforts to address them. The mandate of the Technology Committee has been filed on SEDAR (www.sedar.com) and is available in the Leadership & Governance section of Magna's website (www.magna.com).

"Magna is truly a global leader in the automotive industry. Our efforts are sharply focused on ensuring that it will continue to thrive through the most intense technological changes witnessed since the invention of the car, including the transition to electrification, increased vehicle autonomy and new modes of mobility."
Dr. Kurt J. Lauk Technology Committee Chair

Composition

The Technology Committee Charter requires that the committee be composed of between three and five Independent Directors; the Technology Committee complied with this requirement throughout 2020. There were no changes to the committee's composition in 2020.

MEMBERS	INDEPENDENT	2020 ATTENDANCE

Dr. Kurt J. Lauk (Committee Chair)	✓	100%

Mary S. Chan	✓	100%

William A. Ruh	✓	100%

In appointing members to the Technology Committee, the Board considers the relevant expertise brought to the committee by each member, including through the manufacturing and technology management experience gained by each of them in their principal occupations and/or other boards on which they serve.

2020 Accomplishments and Key Areas of Focus

During 2020 and the first few months of 2021, the Technology Committee fulfilled the requirements of its Charter. Some of the Technology Committee's significant activities and accomplishments in respect of 2020 include:

Technology Trends, Opportunities & Risks

  ■
  engaged in "deep dive" reviews of various topics, including:

  ■
  electric battery technologies, together with advantages/disadvantages of each;

  ■
  hydrogen fuel cell technologies;

  ■
  product cybersecurity; and

  ■
  automotive market trend dynamics.

  ■
  continued to monitor and assess the company's progress in closing product or skills gaps in critical areas such as powertrain electrification, including through the joint venture formed with LG for electric drive motors, inverters and, for some customers, complete e-drive systems.

88       Corporate Governance

Technology Investments and M&A Strategy

  ■
  quarterly reviewed status of Magna's investments in technology start-ups and investment funds, including as to investment rationale, technology, intellectual property, overall value proposition and investment performance; and

  ■
  reviewed and made recommendations regarding the potential for specific joint venture/acquisition opportunities to address product or skills gaps, including the joint venture with LG.

Committee Approval of Report

Based on the foregoing and all of the other activities undertaken or overseen by the Technology Committee, the committee is satisfied that it has fulfilled the duties and responsibilities assigned to it under its charter in respect of the year ended December 31, 2020. This report is dated as of March 25, 2021 and is submitted by the Technology Committee.

Dr. Kurt J. Lauk (Committee Chair)	Mary S. Chan	William A. Ruh

Corporate Governance        89

Additional Information

Interests of Management and Other Insiders in Certain Transactions
Effective January 1, 2018, Scott Bonham became a consultant to the company. Under the consulting agreement between Mr. Bonham and a subsidiary of the company, Mr. Bonham provided venture capital and technology advisory services to Magna for a fee of $28,000 per month ($336,000 per year) during 2020. The scope of responsibilities has been established by mutual agreement with Magna's Chief Executive Officer and the services rendered by Mr. Bonham are under the general overall direction of Magna's Chief Executive Officer. As Mr. Bonham served as a non-independent, non-executive director for 2020, he also received an annual Board retainer of $150,000 payable entirely in the form of DSUs, in order to maintain alignment with shareholders generally and the Independent Directors serving on the Board. As a non-independent director, Mr. Bonham did not sit on any Board Committees. Mr. Bonham is not standing for re-election and will retire from the Board on May 6, 2021.

Mr. Bonham, together with William Young and Dr. Indira Samarasekera serve on the board of the Canadian Institute for Advanced Research ("CIFAR"), a not-for-profit focused on advanced research and study. Magna has made a multi-year commitment to CIFAR, which included C$150,000 in 2019 and 2020. The amount of Magna's contribution to CIFAR is not material to Magna. None of Dr. Samarasekera, Mr. Young or Mr. Bonham receive any compensation from CIFAR for service on the CIFAR board.

During 2020, a non-independent trust (the "Trust") which exists to make orderly purchases of Magna shares for employees for transfer to the Employee Equity and Profit Participation Program, borrowed up to $38 million from Magna to facilitate the purchase of Common Shares. At December 31, 2020, the Trust's indebtedness to Magna was $38 million.

90       Additional Information

Indebtedness of Directors, Executive Officers and Employees
None of Magna's present or former directors or executive officers (including any of their associates) were indebted at any time during 2020 to Magna or its subsidiaries. As at the Record Date, present and former employees of Magna and its subsidiaries owed Magna and its subsidiaries of approximately $0.9 million in aggregate.
Directors' and Officers' Insurance
Effective September 1, 2020, Magna renewed its directors' and officers' liability insurance for a one-year renewal period. This insurance provides, among other coverages, coverage of up to $300 million (in the aggregate for all claims made during the policy year) for officers and directors of Magna and its subsidiaries, subject to a self-insured retention of $5 million for securities claims and $1 million for all other claims. This policy does not provide coverage for losses arising from the intentional breach of fiduciary responsibilities under statutory or common law or from violations of or the enforcement of pollutant laws and regulations. The aggregate premium payable in respect of the policy year September 1, 2020 to September 1, 2021 for the directors' and officers' liability portion of this insurance policy was approximately $3.4 million.
Contacting the Board
Shareholders wishing to communicate with the Board Chair or any other director may do so through the office of the Corporate Secretary at 337 Magna Drive, Aurora, Ontario, Canada, L4G 7K1, telephone (905) 726-2462 or by email shareholderengagement@magna.com.
Approval of Circular	The Board has approved the contents and mailing of this Circular.

Bassem A. Shakeel Vice-President and Corporate Secretary March 25, 2021

Magna files an Annual Information Form with the Ontario Securities Commission and Annual Report on Form 40-F with the U.S. Securities and Exchange Commission. A copy of Magna's most recent Annual Information Form, this Circular and the Annual Report containing Magna's consolidated financial statements and MD&A, will be sent to any person upon request in writing addressed to the Secretary at Magna's principal executive offices set out in this Circular. Such copies will be sent to any shareholder without charge. Copies of Magna's disclosure documents and additional information relating to Magna may be obtained by accessing the disclosure documents available on the internet on the Canadian System for Electronic Document Analysis and Retrieval (SEDAR) at www.sedar.com. Financial information is provided in Magna's comparative consolidated financial statements and MD&A for fiscal 2020. For more information about Magna, visit Magna's website at www.magna.com.

Additional Information        91

Definitions and Interpretation

Certain Defined Terms	In this document, referred to as this "Circular", the terms "you" and "your" refer to the shareholder, while "we", "us", "our", the "company" and "Magna" refer to Magna International Inc. and, where applicable, its subsidiaries. In this Circular, a reference to "fiscal year" is a reference to the fiscal or financial year from January 1 to December 31 of the year stated.
We also use the following defined terms throughout this Circular:
Board:	our Board of Directors.
BoC:	the Bank of Canada.
C$:	Canadian dollars.
CGCNC:	the Corporate Governance, Compensation and Nominating Committee of our Board.
Deloitte:	Deloitte LLP
DSUs:	deferred share units.
Independent Directors:	our directors or nominees who have been determined to be independent on the basis described under "Nominees for Election to the Board – Nominee Independence".
NYSE:	The New York Stock Exchange.
OBCA:	the Business Corporations Act (Ontario).
TSX:	the Toronto Stock Exchange.
Currency, Exchange Rates and Share Prices
Dollar amounts in this Circular are stated in U.S. dollars, unless otherwise indicated, and have been rounded to the nearest thousand. In a number of instances in this Circular, information based on our share price has been calculated on the basis of the Canadian dollar closing price of our Common Shares on the TSX and converted to U.S. dollars based on the BoC exchange rate on the applicable date.

REFERENCE DATE	NYSE SHARE PRICE (US$)	TSX SHARE PRICE (C$)	BOC EXCHANGE RATE (C$1.00 = US$)

December 31, 2020	70.80	90.11	0.7854

March 19, 2021	91.81	115.05	0.7996

In a number of instances in this Circular, information denominated in Euros has been converted to U.S. dollars based on the European Central Bank ("ECB") reference rate as at December 31, as set out below.

REFERENCE DATE	DECEMBER 31, 2020	DECEMBER 31, 2019	DECEMBER 31, 2018

ECB Exchange Rate (€1.00 = US$)	1.2271	1.1234	1.1450

Information Currency	The information in this Circular is current as of March 19, 2021, unless otherwise stated.
Websites not incorporated by Reference	Information contained on or otherwise accessible through Magna's website and other websites, though referenced herein, does not form part of and is not incorporated by reference into this Circular.

92       Definitions and Interpretation

Transfer Agent and Registrar
Computershare Trust Company of Canada 100 University Avenue, 8th Floor Toronto, Ontario, Canada M5J 2Y1
Telephone: 1 (800) 564-6253
Computershare Trust Company N.A. 462 S. 4th Street Louisville, Kentucky, USA 40202
Telephone: 1 (800) 962-4284
From all other countries
Telephone: 1 (514) 982-7555
www.computershare.com

Exchange Listings
Common Shares Toronto Stock Exchange MG New York Stock Exchange MGA

Corporate Office
Magna International Inc. 337 Magna Drive, Aurora, Ontario, Canada L4G 7K1 Telephone: (905) 726-2462 Fax: (905) 726-7164
www.magna.com

QuickLinks

  Exhibit 22.1